                                                                     EXHIBIT 2.1

ROBERT J. WHITE (S.B.054797)
SUZZANNE UHLAND (S.B. 136852)
KAREN RINEHART (S.B. 185990)
AUSTIN K. BARRON (S.B. 204452)
O'MELVENY & MYERS LLP
400 South Hope Street
Los Angeles, CA 90071-2899
Telephone: (213) 430-6000
Facsimile: (213) 430-6407

Attorneys for At Home Corporation, et al.
Debtors and Debtors in Possession


                       UNITED STATES BANKRUPTCY COURT FOR
                       THE NORTHERN DISTRICT OF CALIFORNIA
                             SAN FRANCISCO DIVISION

In re                                        Case No. 01-32495-TC

AT HOME CORPORATION,                         Chapter 11
a Delaware corporation, et al.
                                             (Jointly Administered)
                       Debtor.
                                             Date:   August 6, 2002
                                             Time:   9:30 a.m.
                                             Place:  Courtroom 23
                                                     235 Pine Street, 23rd Floor
                                                     San Francisco, CA 94104
---------------------------------

        ORDER PURSUANT TO 11 U.S.C.SS.1129 CONFIRMING THE DEBTORS' JOINT
                         CHAPTER 11 PLAN OF LIQUIDATION
                      DATED AS OF MAY 1, 2002, AS MODIFIED
                      ------------------------------------

         This matter came on for hearing upon the motion by At Home Corporation ("At Home") and certain of its affiliated entities (together with At Home, the "Debtors"), as debtors and debtors in possession in the above-captioned Chapter 11 cases, to confirm the Debtors' Joint Chapter 11 Plan of Liquidation Dated as of May 1, 2002 (June 18, 2002 Modification, including the First Amendment thereto (as defined herein) and the AT&T Stipulation, as defined and incorporated therein (as modified or amended, the "Plan"). This Court, having reviewed the Debtors' Memorandum of Points and Authorities in Support of the Plan, the Declaration of Stephenie Kjontvedt Regarding Balloting Results for the Debtors' Joint Chapter 11 Plan of Liquidation dated as of May 1, 2002 (June 18, 2002 Modification) and Filing Ballots and Tabulation Thereof dated July 31, 2002 (the "Kjontvedt Declaration"), the Debtors' Omnibus Reply to Responses to Debtors' Proposed Joint Plan of Liquidation, all objections to confirmation and the other declarations and other pleadings filed in support of the Plan, and having heard and considered all arguments, evidence and testimony at the hearings on confirmation of the Plan, and on the basis of the evidence presented, makes the following findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052:

                  IT IS HEREBY FOUND, CONCLUDED AND DECLARED THAT:(1)

         A. A copy of the Plan is attached hereto as Exhibit 1; unless otherwise defined, capitalized terms used herein will have the meanings ascribed to such terms in the Plan.

         B. This Court has jurisdiction over this case under 28 U.S.C.ss.1334 and the matters set forth in this Order relate to a core proceeding under 28 U.S.C.ss.157.

         C. Notice of the time for filing objections to confirmation of the Plan and the hearing on confirmation was given in accordance with Bankruptcy Rule 2002(b)(2); the form and scope of the notice were appropriate under the circumstances; all parties in interest had an opportunity to appear and be heard at the hearing on confirmation; and no further notice is necessary under the circumstances.


(1) Pursuant to Bankruptcy Rule 7052, findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact as appropriate.

         D. The procedures by which ballots for acceptance or rejection of the Plan were distributed and tabulated were fair and were properly conducted in accordance with Bankruptcy Rule 3018, Bankruptcy Code section 1126 and the orders of this Court.


         E. Objections to confirmation of the Plan were filed by AT&T Corp. ("AT&T") Promethean Asset Management, L.L.C. ("Promethean Asset Management"), HFTP Investment, L.L.C. ("HFTP"), and Gaia Fund, Ltd. ("Gaia") (Promethean Asset Management, HFTP and Gaia, collectively, "Promethean"); Cox Communications, Inc. ("Cox"); Comcast Corporation ("Comcast"); Commonwealth of Pennsylvania, Department of Revenue ("Commonwealth of Pennsylvania"); Martin/Campus LLC ("Martin Campus"); Microsoft Corporation and MSLI, GP (collectively, "Microsoft"); Brian M. Lewis, IN PRO PER ("Lewis"); Midland (Texas) Central Appraisal District ("Midland");and the Official Committee of Equity Security Holders (the "Equity Committee").

         F. On or about August 2, 2002, the Debtors amended the Plan by filing and serving the First Amendment to Debtors' Joint Chapter 11 Plan of Liquidation dated as of May 1, 2002 (June 18, 2002 Modification); following the initial hearing on confirmation of the Plan, the Debtors filed a revised version of such Amendment on or about August 14, 2002 (the "First Amendment").

         G. The Plan and the Debtors, as the proponent of the Plan, have complied with all the requirements of the Bankruptcy Code, including Bankruptcy Code section 1129.

         H. The Plan specifies the treatment of all Claims and Interests under the Plan and provides the same treatment for each claim or interest in a particular Class.

         I. Pursuant to Bankruptcy Code section 1129(a)(1), the Plan complies with all applicable provisions of the Bankruptcy Code.

         J. Article 6 of the Plan specifies that the Plan contemplates and is predicated upon substantive consolidation of the Debtors into a single entity solely for purposes of all actions under the Plan. Article 7 of the Plan provides for the distribution of property. The Plan provides adequate means for the execution and implementation of the Plan and otherwise complies with Section 1123(a)(5) of the Bankruptcy Code.

         K. Article 7 of the Plan also provides that, immediately after the occurrence of the Effective Date, the Debtors and their subsidiaries shall be deemed dissolved and the At Home Liquidating Trust shall be authorized and directed to take all actions reasonably necessary to dissolve such entities under applicable laws, including without limitation under the laws of the jurisdictions in which they may be organized or registered, and to pay all reasonable costs and expenses in connection with such dissolutions, including the costs of preparing or filing any necessary paperwork or documentation.

         L. Pursuant to Bankruptcy Code section 1129(a)(2), the Debtors have complied with the applicable provisions of the Bankruptcy Code in proposing the Plan (including Bankruptcy Code sections 1122, 1123 and 1125).

         M. Pursuant to Bankruptcy Code section 1129(a)(3), the Plan has been proposed in good faith and not by any means forbidden by law.

         N. Pursuant to Bankruptcy Code section 1129(a)(4), any payments made or to be made under the Plan have been approved by the Court as reasonable, and any payments by the Debtors to their professionals under Bankruptcy Code section 330 will be subject to approval by the Court in connection with the fee application process.

         O. Pursuant to Bankruptcy Code section 1129(a)(5), the identities and affiliations of individuals proposed to serve as Trustees of the At Home Liquidating Trust, the Bondholders' Liquidating Trust, the General Unsecured Creditors' Liquidating Trust and the Contested Claims Reserve and the members of the Bondholders' Liquidating Trust Committee and the General Creditors' Supervisory Board (collectively, the "Liquidating Trusts Board Members") after confirmation of the Plan, the method of choosing such Trustees and Liquidating Trusts Board Members, and the nature of the compensation of such Trustees and Liquidating Trust Board Members were fully disclosed by the Debtors or the Committees, and the appointment of such individuals to such offices, or their continuance therein, is equitable and consistent with the interests of the creditors and interest holders and with public policy.

         P. Pursuant to Bankruptcy Code section 1129(a)(6), the Debtors are not subject to the jurisdiction of any governmental rate regulatory commission of the kind discussed therein, and Bankruptcy Code section 1129(a)(6) does not apply to the Plan.

         Q. Pursuant to Bankruptcy Code section 1129(a)(7), each member of Classes 5, 6 and 7 will receive under the Plan property of a value as of the Effective Date that is not less than the amount that each would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on that date.

         R. Pursuant to Bankruptcy Code section 1129(a)(8), Classes 1, 2, 3 and 4 are not impaired by the Plan and are presumed conclusively to have accepted the Plan in accordance with Bankruptcy Code section 1126(f). Classes 5a, 5b and 5d are impaired by the Plan and, as set forth in the Kjontvedt Declaration, have voted to accept the Plan in accordance with Bankruptcy Code section 1126(c) and
(d). Class 5c is impaired by the Plan but was not entitled to vote on the Plan as all 5c Claims are Contested Claims and Class 5c is therefore deemed to reject the Plan. Classes 6 and 7 were not entitled to vote on the Plan and are conclusively presumed to have rejected the Plan pursuant to Bankruptcy Code section 1126(g).

         S. Pursuant to Bankruptcy Code section 1129(a)(9), all Administrative Claims, Tax Claims and Priority Claims will be paid in accordance with Bankruptcy Code section 1129(a)(9), unless the holders of such claims agree to other treatment.

         T. Pursuant to Bankruptcy Code section 1129(a)(10), at least one class of claims that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider; specifically, Bankruptcy Code section 1129(a)(10) is satisfied because Classes 5a, 5b and 5d accepted the Plan.

         U. Pursuant to Bankruptcy Code section 1129(a)(11), confirmation of the Plan is not likely to be followed by the liquidation of the property of the Debtors or further financial reorganization of the Debtors, other than as provided in the Plan.

         V. It is a reasonable exercise of the Debtors' business judgment for them to reject all executory contracts and unexpired leases that were not assumed or rejected before the Confirmation Date with the approval of the Bankruptcy Court, or for which At Home has not filed a motion to assume or reject before the Confirmation Date (other than those otherwise provided for in the Plan or in this Order). The rejection of leases and executory contracts pursuant to Article 10 of the Plan is the result of the sound business judgment by the Debtors, and is in the best interests of the Debtors and the Estates.

         W. Article 10.D of the Plan provides that, to the extent that any or all of the insurance policies set forth in Exhibit B to the Plan are considered to be executory contracts, then notwithstanding anything contained in the Plan to the contrary, the Plan constitutes a motion to assume the insurance policies set forth on Exhibit B to the Plan and to assign them to the At Home Liquidating Trust. Subject to the occurrence of the Effective Date, the entry of this Confirmation Order shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of At Home, the Estates and all parties in interest in the Chapter 11 Cases and is a reasonable exercise of the Debtors' business judgment.

         X. Pursuant to Bankruptcy Code section 1129(a)(12), all fees payable under 28 U.S.C. ss. 1930 through the Effective Date have been paid or will be paid on the Effective Date of the Plan.

         Y. Pursuant to Bankruptcy Code section 1129(a)(13), the Debtors have no "retiree benefits" within the meaning of Bankruptcy Code section 1114(a) that the Debtors or any successor would be required to continue funding under Bankruptcy Code section 1129(a)(13).

         Z. The Plan provides adequate means for its implementation, as required by section 1123(a)(5) of the Bankruptcy Code.

         AA. The Debtors will have, immediately upon the Effective Date, sufficient Cash to make all payments required to be made on the Effective Date pursuant to the terms of the Plan.

         BB. It is not the principal purpose of the Plan to avoid taxes or the application of section 5 of the Securities Act of 1933, as amended.

         CC. The releases and exculpation provisions set forth in the Plan are fair and reasonable and are entered into in good faith.

         DD. The agreements, settlements, transactions and transfers authorized by this Order are fair and reasonable and are entered into in good faith.

         EE. The transfers of the assets of the Debtors to, as applicable, the At Home Liquidating Trust, the Bondholders' Liquidating Trust and the General Unsecured Creditors' Liquidating Trust, and to the holders of Allowed Claims as set forth in Article 7.H.5 of the Plan do not constitute fraudulent conveyances or fraudulent transfers under Bankruptcy Code section 548 or any other applicable law.

         FF. The Plan is fair and reasonable and the compromise and settlement of the Promethean Secured Claims as set forth in the First Amendment (the "Promethean Settlement") is entered into in good faith and otherwise satisfies the requirements of Bankruptcy Rule 9019 and is in the best interests of the Debtors and their creditors and helps provide adequate means for implementing the Plan.

         GG. The addition to the Plan of Article 12.N and the other modifications set forth in the First Amendment comply with Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and are not material modifications to the Plan; no resolicitation of votes on the Plan is required.

         HH. Article 6 of the Plan specifies that the Plan contemplates and is predicated upon substantive consolidation of the Debtors into a single entity solely for purposes of all actions under the Plan. Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Chapter 11 Cases for all purposes related to the Plan.

         II. The Debtors and all other parties in interest will be acting in good faith if they proceed to consummate the Plan and the agreements, settlements, transactions and transfers contemplated thereby and to take the actions authorized and directed by this Order, notwithstanding any appeal of this Order, so long as no stay is issued pending appeal, even if they act with knowledge of the pendency of that appeal.

         JJ. The Bondholders' Committee and the General Creditors' Committee entered into the Committee Settlement Agreement on or about April 19, 2002.

         KK. By order dated on or about May 13, 2002, a portion of the Committee Settlement Agreement was approved to appoint the Bondholders' Committee as provisional estate representative to investigate, prosecute and/or settle the Controlling Shareholders Related Litigation and to appoint the General Creditors' Committee as provisional estate representative to investigate, prosecute and/or settle the Estate Litigation.

         LL. The Committee Settlement Agreement has been incorporated into and made a part of the Plan that is confirmed pursuant to this Confirmation Order.

         MM. The Equity Committee filed an objection to confirmation of the Plan on the grounds that the treatment of the Bondholders under Class 5a and Class 5b violates the absolute priority rule.

         NN. Under the Committee Settlement Agreement, the General Creditors' Committee, on the one hand, and the Bondholders' Committee, on the other hand, agreed to assign the rights of their respective constituencies to receive the proceeds of certain assets and properties of the Debtors and the Estates to each other. The formula used in the Plan for the division of Net Available Cash reflects this agreement, as do the provisions in the Plan for the Estate Litigation to be distributed to the General Unsecured Creditors' Liquidating Trust and for the Controlling Shareholders Related Litigation to be distributed to the Bondholders' Liquidating Trust. Pursuant to the First Amendment, the Plan has been modified to permit certain excess proceeds of the Controlling Shareholders Related Litigation to be distributed to the holders of Allowed Claims in Class 6 and Allowed Claims and Interests in Class 7. The Bondholders' Committee and the General Creditors' Committee consent to the First Amendment to Plan.

         OO. As originally drafted, the Plan provided that the Bondholders would receive all of the proceeds of the Controlling Shareholders Related Litigation regardless of amount. As modified by the First Amendment to the Plan, the Committee Settlement Agreement is approved. The First Amendment to the Plan reflects a modification to the Plan to address the Court's concern about the failure of the Committee Settlement Agreement to provide for the distribution to equity holders of the proceeds of the Controlling Shareholders Related Litigation in excess of the proceeds necessary to repay in full all prepetition unsecured debt, plus interest, plus the costs of prosecuting and/or settling the Controlling Shareholders Related Litigation.

         PP. The Controlling Shareholders Related Litigation consists of a broad range of potential claims and causes of action for, among other things, breach of fiduciary duty, securities law violations, intellectual property infringement and misappropriation against Cox, Comcast and AT&T as well as claims and causes of action against all other persons arising out of the same matters. The Court did not take evidence as to the value of the Controlling Shareholders Related Litigation because the Court determined that the Plan modifications in the First Amendment obviated any need to value the Litigation. The Estate Litigation consists of a large number of smaller lawsuits against creditors of the Debtors for preferences and fraudulent conveyances, accounts receivable actions, and other causes of action not covered by the Controlling Shareholders Related Litigation. The Court did not take evidence as to the value of the Estate Litigation because no party requested a valuation or asserted that the Estate Litigation had any value in excess of the debt owed to holders of Allowed Claims in Class 5d. Given the nature of the Estate Litigation as described in the Disclosure Statement, any potential value of the Estate

Litigation is far less lucrative than any potential value of the Controlling Shareholders Related Litigation.

         QQ. At the Confirmation Hearing, in support of the First Amendment, the Bondholders' Committee argued that it did not violate the absolute priority rule for the Bondholders (as the holders of Allowed Claims in Classes 5a and 5b) to retain the proceeds of the Controlling Shareholders Related Litigation in excess of the amount of Allowed Class 5a Claims and Allowed Class 5b Claims plus interest and costs of litigation (the "Excess") up to an amount equal to, but not to exceed, the shortfall, if any, between (x) the amount distributed to the holders of Allowed Claims in Class 5d, and (y) full payment of all Allowed Claims in Class 5d, plus interest (the "General Unsecured Creditors' Deficiency"). The Equity Committee opposed the First Amendment and argued that the Amendment violated the absolute priority rule because, depending on the size of any settlement or judgment, it might enable the Bondholders to be paid more than the full amount of their claims.

         RR. For the reasons set forth in the Conclusions of Law herein, the Court finds and determines that permitting the Bondholders (as the holders of Allowed Claims in Classes 5a and 5b) to obtain the benefit of the Committee Settlement Agreement by recovering up to the Bondholders' Maximum Recovery (as defined in the First Amendment) does not violate the absolute priority rule and is permissible under the Bankruptcy Code.

         IT IS THEREFORE ORDERED THAT:

         1. The Plan, including the definitions therein, the exhibits thereto and the First Amendment thereof, is confirmed and approved in its entirety; to the extent there is any conflict between the Plan and this Order, this Order shall control.

         2. All objections to the Plan not sustained by the Court or withdrawn on the record are hereby overruled on the merits.

         3. The Debtors, the At Home Liquidating Trust, the Bondholders' Liquidating Trust, the General Unsecured Creditors' Liquidating Trust, the Contested

Claims Reserve, and the trustees for each of the At Home Liquidating Trust, the Bondholders' Liquidating Trust, the General Unsecured Creditors' Liquidating Trust and the Contested Claims Reserve, as well as all parties in interest are hereby authorized and directed to consummate in accordance with their terms the Plan and all agreements, settlements, transactions and transfers that are provided for in the Plan, and to execute and deliver all documents, including all documents specifically approved in this Order and all documents and certificates required to be executed in connection with such documents, and to take all actions that may be necessary or appropriate to implement any of the provisions of this Order or the Plan.

         4. On the Effective Date, the matters under the Plan involving action by any of the Debtors, the At Home Liquidating Trust, the Bondholders' Liquidating Trust, the General Unsecured Creditors' Liquidating Trust, the Contested Claims Reserve or the Liquidating Trustees, including without limitation execution of all documentation incident to the Plan, shall be deemed to have been authorized by this Order and to have occurred and be in effect from and after the Effective Date without any further action by any of the Debtors, the At Home Liquidating Trust, the Bondholders' Liquidating Trust, the General Unsecured Creditors' Liquidating Trust, the Contested Claims Reserve or the Liquidating Trustees, and such authorization shall constitute all requisite approval under applicable law.

         5. All matters provided under the Plan involving the corporate structure of the Debtors, the Liquidating Trusts or the Contested Claims Reserve shall be deemed to be authorized and approved without any requirement of further action by the Debtors, the Debtors' shareholders, or the Debtors' board of directors.

         6. For purposes of classification, voting and distributions under the Plan, (a) all assets and liabilities of the Debtors shall be deemed merged so that all of the assets of all of the Debtors shall be available to pay all of the liabilities of all of the Debtors as if they were one company, (b) any obligation of any of the Debtors and all guaranties thereof by or enforceable against any of the Debtors and any joint and several liability of the Debtors shall be treated as though they were a single obligation in the amount of the obligation of the primary obligor, (c) any Claim or Claims filed or to be filed against any of the Debtors in connection with any such obligation and any such guaranties or any such joint and several liability shall be treated as though they were a single Claim in the amount of the Claim against the primary obligor, (d) all such guaranties of the Debtors shall be deemed eliminated and extinguished, (e) all Claims of any Debtor against any other Debtor shall be cancelled and extinguished, and (f) no distributions shall be made under the Plan on account of any Interests of any of the Debtors in any of the other Debtors. Nothing in this Order or in any provision of the Plan shall
(i) augment or increase the property that constitutes collateral securing any Claim or (ii) cause any Claim or obligation to constitute Senior Indebtedness.

         7. Except as otherwise provided in the Plan or in any contract, instrument, release or agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trusts, the Liquidating Trustees, the Contested Claims Reserve or the trustee of the Contested Claims Reserve, as applicable, shall retain and may exclusively enforce and prosecute any claims, causes or Rights of Action that the Debtors or the Estates may have against any person or entity. The Liquidating Trusts, the Liquidating Trustees, the Contested Claims Reserve or the trustee of the Contested Claims Reserve, as applicable, may pursue such retained claims, causes or Rights of Action in accordance with the best interests of the creditors, the Estates, the At Home Liquidating Trust or the constituents of the Creditor Representatives or the Contested Claims Reserve.

         8. On the Effective Date of the Plan, all right, title and interest of the Debtors and the Estates in and to the Controlling Shareholders Related Litigation shall be assigned and transferred to the Bondholders' Liquidating Trust and/or the Bondholders' Liquidating Trustee as trustee under the Bondholders' Liquidating Trust and, thereafter, the Bondholders' Liquidating Trustee and/or the Bondholders' Liquidating Trust shall be deemed to be the successor to the Debtors and the Estates for all purposes relating to the prosecution or settlement of the Controlling Shareholders Related Litigation, or for any other purpose, and the Bondholders' Liquidating Trust and/or the Bondholders' Liquidating Trustee as trustee under the Bondholders' Liquidating Trust and on behalf of the Bondholders' Liquidating Trust may sue in the name of and on behalf of the Debtors and the Estates as a successor in interest the same as if the Controlling Shareholders Related Litigation had never been transferred and assigned by the Debtors and the Estates.

         9. In prosecuting the Controlling Shareholders Related Litigation for the benefit of the holders of Allowed Claims in Classes 5a, 5b, 5c and 6, and the holders of Allowed Claims and Interests in Class 7, the Bondholders' Liquidating Trust shall have the same duties and responsibilities to those holders as a debtor in possession who is prosecuting claims and causes of action of the estate prior to confirmation of a plan has to the parties with claims against or interests in the estate. The Bondholders' Liquidating Trust and its successors and designees shall have the same obligations and duties with respect to the administration of Class 5c Claims as were owed by the Debtors to holders of Class 5c Claims. Notwithstanding anything to the contrary in the Plan (as amended by the First Amendment), the Bondholders' Liquidating Trust Agreement, or any other plan document, nothing herein shall prevent the Bondholders' Liquidating Trust, and/or the Bondholders' Liquidating Trustee on behalf of the Trust, from (i) seeking to settle, sell or otherwise dispose of the Controlling Shareholders Related Litigation over the objection of the Class 7 Committee or the holders of Class 6 or Class 7 Claims or Interests, (ii) commencing and prosecuting the Controlling Shareholders Related Litigation against any person or entity subject to suit under the Controlling Shareholders Related Litigation, or (iii) objecting to the proofs of claim filed by any of the persons or entities covered within the definition of Controlling Shareholders Related Parties.

         10. On the Effective Date of the Plan, all right, title and interest of the Debtors and the Estates in and to the Estate Litigation shall be assigned and transferred to the General Unsecured Creditors' Liquidating Trust and/or the General Unsecured Creditors' Liquidating Trustee as trustee under the General Unsecured Creditors'

Liquidating Trust and, thereafter, the General Unsecured Creditors' Liquidating Trustee and the General Unsecured Creditors' Liquidating Trust shall be deemed to be the successor to the Debtors and the Estates for all purposes relating to the prosecution or settlement of the Estate Litigation, or for any other purpose, and the General Unsecured Creditors' Liquidating Trust and/or the General Unsecured Creditors' Liquidating Trustee as trustee under the General Unsecured Creditors' Liquidating Trust and on behalf of the General Unsecured Creditors' Liquidating Trust may sue in the name of and on behalf of the Debtors and the Estates the same as if the Estate Litigation had never been transferred and assigned by the Debtors and the Estates.

         11. Subject to Article 12.N of the Plan, the Committee Settlement Agreement, substantially in the form of Exhibit A to the Plan, is approved in all respects.

         12. The At Home Liquidating Trust Agreement, substantially in the form of Exhibit 2 to this Order, is approved in all respects.

         13. The Debtors and the At Home Liquidating Trustee are authorized and directed to execute the At Home Liquidating Trust Agreement which, upon execution in accordance with the Plan, shall be the legal, valid and binding obligation of the At Home Liquidating Trust and enforceable in accordance with its terms.

         14. On the Effective Date, Jacquelyn Crawford is appointed as the initial At Home Liquidating Trustee by all requisite action under law.

         15. The Bondholders' Liquidating Trust Agreement, substantially in the form of Exhibit 3 to this Order, is approved in all respects.

         16. The Debtors and the Bondholders' Liquidating Trustee are authorized and directed to execute the Bondholders' Liquidating Trust Agreement which, upon execution in accordance with the Plan, shall be the legal, valid and binding obligation of the Bondholders' Liquidating Trust and enforceable in accordance with its terms.

         17. On the Effective Date, Benjamin C. Duster IV is appointed as the initial Bondholders' Liquidating Trustee and Creedon Capital LLC, Everest Capital Limited, Lydian Overseas Partners Master Fund, Mackay Shields LLC and R2 Investments, LDC are appointed as the initial members of the Bondholders' Liquidating Trust Committee, by all requisite action under law.

         18. The General Unsecured Creditors' Liquidating Trust Agreement, substantially in the form of Exhibit 4 to this Order, is approved in all respects.

         19. The Debtors and the General Unsecured Creditors Liquidating Trustee are authorized and directed to execute the General Unsecured Creditors' Liquidating Trust Agreement which, upon execution in accordance with the Plan, shall be the legal, valid and binding obligation of the General Unsecured Creditors' Liquidating Trust and enforceable in accordance with its terms.

         20. On the Effective Date, Frank A. Morrow is appointed as the initial General Unsecured Creditors' Liquidating Trustee and Pacific Shores Development, LLC, Tickets.com and Equinix, Inc. are appointed as the initial members of the General Creditors' Supervisory Board, by all requisite action under law.

         21. The Contested Claims Reserve Trust Agreement, substantially in the form of Exhibit 5 to this Order, is approved in all respects.

         22. The Debtors and the trustee of the Contested Claims Reserve are authorized and directed to execute the Contested Claims Reserve Trust Agreement which, upon execution in accordance with the Plan, shall be the legal, valid and binding obligation of the Contested Claims Reserve and enforceable in accordance with its terms.

         23. On the Effective Date, Frank A. Morrow is appointed as the initial trustee for the Contested Claims Reserve by all requisite action under law.

         24. On the Effective Date, the Class 7 Committee is hereby formed, and Lang Gerhard representing West Highland Capital Inc. and Michael Katto are appointed as the initial members of the Class 7 Committee, by all requisite action under law, which membership may be adjusted by subsequent order of this Court.

         25. The At Home Liquidating Trust, the Bondholders' Liquidating Trust and the General Unsecured Creditors' Liquidating Trust are successors of the Debtors for the purposes of Bankruptcy Code sections 1123, 1129 and 1145. All property of the Debtors not distributed to the Bondholders' Liquidating Trust or the General Unsecured Creditors' Liquidating Trust shall be distributed to the At Home Liquidating Trust and deemed revested therein so that the At Home Liquidating Trust is deemed the Debtors' legal successor with respect to all such property.

         26. Neither At Home, the Bondholders' Committee, the General Creditors' Committee, the Equity Committee, nor the At Home Liquidating Trust, the Creditor Representatives, the Contested Claims Reserve or the Class 7 Committee, nor their respective officers, directors, employees, attorneys, advisors, members, shareholders, fiduciaries or agents (including any professionals retained by such persons), nor any of their respective predecessors or successors, shall be subject to suit by or from any holder of a Claim or Interest or any other entity for any act or omission in connection with, or arising out of, the Chapter 11 cases, the pursuit of approval of the Disclosure Statement or the solicitation of votes for or confirmation of the Plan or consummation or administration of the Plan or the property to be distributed under the Plan, unless such suit shall be commenced in all instances before the Bankruptcy Court, which Court shall have original jurisdiction over all such suits; provided, however, that nothing in this Order or Article 12.C of the Plan shall prohibit or prevent any defendant in the Controlling Shareholders Related Litigation or the Estate Litigation from arguing that such acts or omissions constitute or support defenses to liability under such Litigation (or the amount or existence of damages arising from such liability), nor prohibit or prevent the plaintiffs in such Litigation from arguing that orders and/or rulings of the Bankruptcy Court in the Chapter 11 Cases preclude any such defense.

         27. Nothing in the Plan shall release the Debtors or any responsible person from liability, if any, for the failure to file tax returns or pay tax liabilities to the Commonwealth of Pennsylvania or the State of Texas.

         28. Unless otherwise provided in the Plan or this Order, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105(a) or 362 of the Bankruptcy Code, or otherwise, and in existence on the Effective Date, including without limitation any such injunctions or stays applicable to property of the Estates distributed to the Liquidating Trusts under the Plan, shall remain in full force and effect until the closing of the Chapter 11 Cases and shall not be vacated or otherwise affected by such distribution to the Liquidating Trusts pursuant to the Plan.

         29. The settlements of claims and defenses provided for in the Plan, including Article 12.N. thereof, are hereby approved pursuant to Bankruptcy Rule 9019(a) as just, equitable, reasonable, nondiscriminatory and good faith compromises of the controversies and Claims resolved by such settlements and are binding on all entities affected thereby.

         30. Prior to the Effective Date, the Debtors' Responsible Person and, from the Effective Date, the initial At Home Liquidating Trustee, Jacquelyn Crawford, shall be deemed elected and appointed by all requisite action under law the sole board-appointed officer and shareholder-appointed director for each of the Debtors and for all subsidiaries of the Debtors for all purposes and in all respects, with all necessary and appropriate power to act for, on behalf of and in the name of each of the Debtors and their respective subsidiaries, with the same power and effect as if each of her actions in furtherance of her duties as responsible person and as a board-appointed officer and shareholder-appointed director for each of the Debtors and for all subsidiaries of the Debtors were explicitly authorized by the appropriate board of directors or shareholders (as the case may be), including without limitation the power to close bank accounts, enter into business transactions within or without the ordinary course of business and authorize and benefit from any insurance policies and rights of indemnification, commence and pursue dissolution, winding up, bankruptcy or insolvency proceedings for any of the Debtors or their respective subsidiaries under the laws or jurisdictions other than the United States of America, to the extent necessary or appropriate, and to take any and all actions and execute all documents and instruments as may be necessary or appropriate in connection with such dissolution, winding up, bankruptcy or insolvency proceedings, subject only to the responsibilities and requirements imposed upon the Debtors by the Bankruptcy Code and other applicable law, with such appointment deemed effective as of May 1, 2002, and with respect to all conduct taken while acting in such capacity, Ms. Crawford shall benefit from each and every insurance policy obtained by or for the benefit of the officers or employees of the Debtors or the At Home Liquidating Trust. Such authorization and benefits shall also extend to any, each and every successor At Home Liquidating Trustee, without reservation or limitation.

         31. Prior to the Effective Date, the Debtors shall continue to wind down their businesses subject to all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules. After the Effective Date, the At Home Liquidating Trust, the Bondholders' Liquidating Trust, and the General Unsecured Creditors' Liquidating Trust may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. On the Effective Date, the operations of the Debtors shall become the responsibility of the At Home Liquidating Trust, which shall thereafter have responsibility for the management, control and operation of thereof.

         32. Per the First Amendment, Article 12.N of the Plan is deemed added to the Plan, and the addition of such provision is approved under Bankruptcy Code section 1127.

         33. On the Effective Date, each executory contract and unexpired lease that exists between At Home and any person that was not assumed or rejected before the Confirmation Date with the approval of the Bankruptcy Court, or for which At Home has not filed a motion to assume or reject before the Confirmation Date, and which is not otherwise provided for in the Plan or this Order, is hereby rejected. Entry of this Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code.

         34. On the Effective Date, and pursuant to Article 10.D of the Plan, the Debtors are authorized and directed to assume the insurance policies set forth on Exhibit B to the Plan pursuant to section 365(a) of the Bankruptcy Code and to assign them to the

At Home Liquidating Trust, notwithstanding anything to the contrary in the Plan. The Debtors are also authorized to, in the exercise of their sound business judgment, extend and renew any or all such insurance policies and any or all such options thereunder. This Court finds that each such assumption is in the best interest of At Home, the Estates and all parties in interest in the Chapter 11 Cases and is a reasonable exercise of the Debtors' business judgment. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of At Home existing as of the Confirmation Date with respect to each such insurance policy set forth in Exhibit B to the Plan. To the extent that the Bankruptcy Court determines otherwise with respect to any insurance policy, At Home may seek the rejection of such insurance policy or other available relief.

         35. Any Administrative Claim (other than a Fee Claim) shall become Allowed only if by thirty (30) days after the Confirmation Date the holder of such Claim files with the Bankruptcy Court and serves, in accordance with the Bankruptcy Code and the Bankruptcy Rules, a motion requesting payment of such Administrative Claim and only if and to the extent such Claim is Allowed by the Bankruptcy Court pursuant to a Final Order.

         36. A Fee Claim shall become Allowed only if the holder files a Fee Application no later than forty-five (45) days after the Confirmation Date and only if and to the extent such Claim is Allowed by the Bankruptcy Court.

         37. As soon as practicable after the last date for filing administrative claims, the Debtors shall establish the Senior Claims Reserve in an amount sufficient to satisfy the Claims to be satisfied therefrom.

         38. All Proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of entry of an Order approving such rejection. Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such period will be forever barred from assertion against the Debtors, their Estates and property, and or the Liquidating Trusts. Unless otherwise ordered by the Bankruptcy Court or provided in the Plan, all such Claims for which proofs of claim are required to be filed will be, and will be treated as, General Unsecured Claims.

         39. No provision of the Plan or this Order shall impair, enjoin or prohibit the interpretation or enforcement by any holder of an Allowed Claim or Interest of any of the obligations of the Debtors or the Liquidating Trusts under the Plan.

         40. The requirements of the Plan are binding upon and govern the acts of all persons including, without limitation, all holders of Claims, Senior Claims and interests, all filing agents or officers, title agents or companies, recorders, registrars, administrative agencies, governmental units and departments, agencies or officials thereof, secretaries of state, and all other persons who may be required by law, the duties of their office, or contract to accept, file, register, record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the assets of the Debtors, the At Home Liquidating Trust, the Bondholders' Liquidating Trust, the General Unsecured Creditors' Liquidating Trust and the Contested Claims Reserve.

         41. Except as otherwise provided in Bankruptcy Code section 1141(d)(3), on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against or Interest in the Debtors and their respective successors and assigns. Except as otherwise expressly provided in the Plan, and except in connection with the enforcement of the terms of the Plan or any documents provided for or contemplated in the Plan, all entities who have held, hold or may hold Claims against or Interests in the Debtors or the Estates that arose prior to the Effective Date are permanently enjoined from: (a) commencing or continuing in any manner, directly or indirectly, any action or other proceeding of any kind against the Debtors, the Estates, the Liquidating Trusts, the Contested Claims Reserve or any property of the Debtors, the Estates, the Liquidating Trusts or the Contested Claims Reserve with respect to any such Claim or Interest; (b) the enforcement, attachment, collection or recovery by any manner or means, directly or indirectly, of any judgment, award, decree, or order against the Debtors, the Estates, the

Liquidating Trusts, the Contested Claims Reserve or any property of the Debtors, the Estates, the Liquidating Trusts or the Contested Claims Reserve, with respect to any such Claim or Interest; (c) creating, perfecting or enforcing, directly or indirectly, any Lien or encumbrance of any kind against the Debtors, the Estates, the Liquidating Trusts or the Contested Claims Reserve, or any property of the Debtors, the Estates, the Liquidating Trusts or the Contested Claims Reserve, with respect to any such Claim or Interest; and (d) any act, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan with respect to such Claim or Interest. Nothing contained in this Order shall impair any right of setoff or recoupment, or prohibit the holder of a timely-filed proof of Claim or Interest from litigating its right to seek to have such Claim or Interest declared an Allowed Claim or Interest and paid in accordance with the distribution provisions of the Plan, or enjoin or prohibit the interpretation or enforcement by the Claimant or Interest Holder of any of the obligations of the Debtors, the Liquidating Trusts or the Contested Claims Reserve under the Plan.

         42. The At Home Liquidating Trustee shall pay the retained professionals who are entitled to reimbursement or allowance of fees and expenses from the Debtors' estates pursuant to Bankruptcy Code sections 503(b)(2) through 503(b)(6), in cash, in the amount awarded to such professionals by Final Order of the Bankruptcy Court on the later of the Effective Date or the date upon which any order awarding fees and expenses becomes a Final Order. Notwithstanding anything herein to the contrary, the holder of an Allowed Fee Claim may be paid on such other date and upon such other terms as may be agreed upon by that holder and the At Home Liquidating Trustee.

         43. Until the entry of a Final Order closing the Bankruptcy Cases, this Court shall retain jurisdiction over the At Home Liquidating Trust, the Bondholders' Liquidating Trust, the General Unsecured Creditors' Liquidating Trust, the Contested Claims Reserve and the Chapter 11 Cases for the purposes listed in Article 12.A of the Plan.

         44. Within 7 days after entry of this Order, the Debtors shall mail to all entities specified in Bankruptcy Rule 2002(f), (i), (j), and (k) notice of entry of this Order.

Within such time period, the Debtors shall also file with this Court and mail to all parties in interest notice thereof, and notice of the last day for filing applications for the allowance of Administrative Claims and Fee Claims. The notice described herein is adequate and no other or further notice is necessary.

         45. Claims created by the rejection of any executory contract or unexpired lease (including claims under section 365(d)(3) of the Bankruptcy
Code) must be served on At Home and filed with this Court by the earlier of thirty (30) days after the Confirmation Date or such earlier date previously set by order of this Court. Any Claims not filed within such time will be forever barred from assertion against At Home and the Estates. Unless otherwise ordered by this Court, all such Claims arising from the rejection of executory contracts shall be treated as General Unsecured Claims under the Plan.

         46. Notwithstanding any other provision of this Order or the Plan, including without limitationss.12.N(vii) of the amended Plan:

                  (a) The objection to confirmation of the Plan filed by Microsoft Corporation and MSLI, GP (collectively, "Microsoft") is withdrawn as moot.
                  (b) Microsoft's Request for Allowance and Payment of Administrative Expenses (the "Request") shall be treated as a motion pursuant to P. 35 of this Order and shall be scheduled for a hearing to be set on September 23, 2002.
                  (c) Pending resolution of the Request, the Debtors (or the At Home Liquidating Trust, as appropriate) shall reserve for Microsoft's asserted Administrative Claim in accordance with the terms of the Plan.
                  (d) All rights and obligations of the Debtors and Microsoft arising under or relating to the Microsoft Select Enterprise Agreement No. 01-71024 and Enrollment No. 8166569, effective date December 28, 1999 (the "EA") shall be reserved and preserved and determined by the Court in the context of the hearing to be set on September 23, 2002. Pending such determination, the EA shall neither be assumed nor rejected by the Debtors.

         47. This Order shall be deemed to constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any other documents, instruments or agreement (and any amendments or modifications thereto) and any other acts referred to in, or contemplated by, the Plan or the Disclosure Statement.

         48. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of or as contemplated by the Plan or the revesting, transfer or sale of any real or personal property of the Debtors or their estates pursuant to, in implementation of or as contemplated by the Plan shall not be taxed under any federal, state or local law imposing a document recording tax, conveyance fee, real estate transfer tax, intangibles or similar tax, mortgage tax, mortgage recording tax, stamp tax, or similar tax or governmental assessment. All filing or recording officers, wherever located and by whomever appointed, are hereby directed to accept for filing or recording, and to file or record immediately upon presentation thereof, all instruments of absolute or collateral transfer without payment of any recording tax, stamp tax, transfer tax, or similar tax or governmental assessment (other than standard filing fees) imposed by federal, state, or local law. Notice of entry of this Confirmation Order in the form approved by the Court (i) shall have the effect of an order of the Court, (ii) shall constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers, and (iii) shall be a recordable instrument and shall be accepted by any recording officer for filing and recording purposes, without further or additional orders, certifications or other supporting documents, notwithstanding any contrary provision of nonbankruptcy law. The Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

         49. Any rights issued under, pursuant to or in effecting this Plan, and the offering and issuance thereof by any party, including without limitation the Debtors, the Creditor Representatives, the Contested Claims Reserve or the Disbursing Agents, shall be exempt from section 5 of the Securities Act of 1933, if applicable, and from any state or federal securities laws requiring registration for offer or sale of a security or registration or licensing of an issuer or, or broker or dealer in, a security, and shall otherwise enjoy all exemptions available for distributions of securities under a chapter 11 plan in accordance with all applicable law, including without limitation section 1145 of the Bankruptcy Code.

         50. The initial record date for determining the holders of Bondholder Claims entitled to distributions under the Plan shall be the date that is ten
(10) business days prior to the Effective Date; subsequent record dates, if any, shall be determined by the Bondholders' Liquidating Trustee as appropriate. The record date for determining the holders of Claims and Interests in Class 7 entitled to distributions under the Plan (if any) shall be the date that is ten
(10) business days prior to the Effective Date.

         51. Notwithstanding any contrary provision in the Bondholders' Liquidating Trust Agreement (including without limitation paragraphs 2.2 or 9.8 thereof), the Plan or any related document or this Order (a) the reserves established pursuant to the Plan for the benefit of the defendants in the Controlling Shareholders Related Litigation shall not be disbursed or transferred other than (i) as necessary for ordinary course investment purposes,
(ii) pursuant to further order of this Court (on notice to the affected parties) or (iii) with the express consent of the applicable defendant and (b) the Bondholders' Liquidating Trustee shall perform such obligations and duties and exercise such powers in respect of such reserves, the Trust Assets and payments to such defendants that may be required under the Plan as are necessary to fulfill the obligations of the Bondholders' Liquidating Trust and its Trustee to such defendants under the Plan or any related document. The reserves for AT&T's asserted Claims for interest on Administrative Claims or on claims asserted to be Senior Indebtedness under the Bond Indentures shall be established by the At Home Liquidating Trust or the Bondholders' Liquidating Trust, as the case may be, in an amount as agreed by the parties or ordered by the Court prior to the Effective Date.

         52. Notwithstanding any other provision of this Order or of paragraph 1 of the AT&T Stipulation, nothing in the AT&T Stipulation affects the rights of the holders of Class 5d Claims or Class 7 Claims or Interests, except to the extent that the AT&T Stipulation affects the treatment of reserves and any entitlement to interest accrued thereon held on account of Senior Claims asserted by AT&T; and nothing in the AT&T Stipulation shall have any effect on the General Unsecured Creditors' Liquidating Trust or the Contested Claims Reserve other than the notice obligations of paragraph 21(c) of the AT&T Stipulation.

         53. Applicable case law permits one creditor or class of creditors to assign money or proceeds of assets to another creditor or class of creditors.

         54. One of the purposes of the absolute priority rule is to prevent general unsecured creditors, taken as a whole, from being paid more than the full amount of all general unsecured debt.

         55. The Bankruptcy Code does not prevent trading of claims or assets (or proceeds thereof) among creditors, as this is part of the negotiation process that occurs in chapter 11 cases.

         56. Equity should not expect to be paid, and has no right to a recovery, until the bankruptcy estates generate distributable proceeds that exceed the aggregate amount of all Allowed Unsecured Claims (plus interest and costs) taken as a whole.

         57. Under the terms of the Committee Settlement Agreement, the Bondholders' Committee and the General Creditors' Committee traded rights to proceeds with each other in order to take into account the different risk profiles of the constituencies of those committees. The General Creditors' Committee wanted prompt and certain payment, and therefore gave up any interest in the Estate's significant yet more speculative litigation embodied in the Controlling Shareholders Related Litigation (except for a small interest in the proceeds of any Directors and Officers Liability

Insurance Policies) in exchange for the benefits it received under the Committee Settlement Agreement. The Bondholders' Committee was willing to take the risk and delay of pursuing the potentially more lucrative Controlling Shareholders Related Litigation, and therefore gave up any interest in the Estate Litigation (except for a percentage interest in recoveries beyond a negotiated threshold) in exchange for the benefits it received under the Committee Settlement Agreement.

         58. Holders of Allowed Interests are not disadvantaged by the Committee Settlement Agreement (as modified by the First Amendment) because the General Creditors' Committee and the Bondholders' Committee simply agreed to pool whatever they were entitled to receive from the bankruptcy estates on account of their aggregate Allowed Claims and divide those proceeds between Classes 5a and 5b on the one hand, and Class 5d, on the other hand, pursuant to a negotiated agreement. The negotiated agreement does not place additional debt ahead of the holders of Allowed Interests.

         59. The Bankruptcy Code does not prohibit parties from entering into a contract such as the Committee Settlement Agreement during the bankruptcy case. The Committee Settlement Agreement has been approved on full notice to creditors and is incorporated into the Plan as modified by the First Amendment.

         60. The essence of the agreement set forth in the Committee Settlement Agreement is nothing more than an agreement to divide the proceeds that each unsecured creditor is otherwise entitled to receive ahead of any payments to the holders of equity. Under that agreement, the parties transferred among themselves their existing rights to be paid by the bankruptcy estates. The General Unsecured Creditors in Class 5d gave up their interest in the proceeds of the Controlling Shareholders Related Litigation in exchange for the Bondholders in Classes 5a and 5b both agreeing to a formula for sharing Net Available Cash and giving up their interest in the Estate Litigation. Under the Plan as now modified by the First Amendment, the distributions to Bondholders in Classes 5a and 5b are capped by the sum of the amount of the debt under the Indentures plus interest plus costs of litigation plus the General Unsecured Creditors' Deficiency, if any. To the extent there is a General Unsecured Creditors' Deficiency, the holders of Allowed Claims in Class 5d have given up the right to full payment, and hence any right to payment from the proceeds of the Controlling Shareholders Related Litigation. Under the Plan as now modified by the First Amendment, the proceeds of the Controlling Shareholders Related Litigation that would have otherwise been paid to the holders of Allowed Claims in Class 5d to satisfy such deficiency are instead paid to the Bondholders in Classes 5a and 5b. This does not violate the absolute priority rule. Even though the Bondholders in Classes 5a and 5b might be paid more than the Allowed amounts of their Claims, this is counterbalanced by the General Unsecured Creditors in Class 5d being paid less than the Allowed amounts of their Claims. Any potential payments to the bondholders in excess of their Allowed Claims plus interest and payment of costs are capped by an amount equal to the General Unsecured Creditors' Deficiency and are only payable if there is such a deficiency. After proceeds of the assets of the bankruptcy estates in an amount equal to the aggregate amount of all Allowed Unsecured Claims plus interest have been distributed to the holders of General Unsecured Claims, any remaining proceeds from the Controlling Shareholders Related Litigation will be distributed to Class 6 (subordinated claims) and Class 7 (equity). Therefore, the Plan (as modified by the First Amendment) is fair and equitable with respect to the treatment of Class 5a and Class 5b vis a vis the holders of Interests and does not disadvantage equity holders.

         61. If any or all of the provisions of this Order are hereafter modified, vacated or reversed by subsequent order of this or any other court, such reversal, modification or vacation shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors' and the Liquidating Trustees' receipt of written notice of any such order, nor shall such reversal, modification or vacation of this Order affect the validity or enforceability of such act or such obligations. Notwithstanding any reversal, modification or vacation of this Order, any such act or obligation incurred or undertaken pursuant to and in reliance on this Order prior to the effective date of such reversal, modification or vacation shall be governed in all respects by the provisions of this Order and the Plan and all documents, instruments and agreements related thereto or any amendments or modifications thereto.

62. The failure to reference or discuss any particular provision of the Plan or other exhibits to this Order shall have no effect on the validity, binding effect and enforceability of such provision and such provision shall have the same validity, binding effect and enforceability as every other provision of the Plan, it being the intent of the Court that the Plan be confirmed in its entirety.

         63. In the event of an inconsistency between the Plan and any other agreement, instrument or document intended to implement the provisions of the Plan, the provisions of the Plan shall govern unless otherwise expressly provided for in such agreements, instruments or documents, provided that the Liquidating Trust Agreements may not be amended or interpreted in a manner that would alter the respective rights of the At Home Liquidating Trust, the Bondholders' Liquidating Trust, the General Unsecured Creditors' Liquidating Trust and the Contested Claims Reserve, as set forth in the Plan, without each party's express written consent. In the event of any inconsistency between the Plan and any agreement, installment, or document intended to implement the Plan and this Confirmation Order, the provisions of this Confirmation Order shall govern. This Confirmation Order shall supersede any orders of the Court issued prior to the Effective Date to the extent inconsistent herewith. This Court shall retain original and exclusive jurisdiction to interpret and enforce this Order and to resolve any disputes hereunder.

         64. The provisions Bankruptcy Rules 3020(e) and 7062 shall not apply and are waived by the Court for cause, and this Order shall take effect immediately and shall not be stayed.

Dated:  August 15, 2002




                                                 /s/ Thomas E. Carlson
                                                 -------------------------------
                                                 THE HONORABLE THOMAS E. CARLSON
                                                 UNITED STATES BANKRUPTCY JUDGE




Presented by:


/s/ Suzzanne Uhland/SSM
--------------------------------------
Suzzanne Uhland
O'MELVENY & MYERS LLP
Attorneys for At Home Corporation, et al.,
Debtors and Debtors in Possession




                             EXHIBITS TO THE ORDER


The following Exhibits to the Order have been omitted and shall be furnished supplementally to the Commission upon request:


Exhibit 2                Form of At Home Liquidiating Trust
Exhibit 3                Form of Bondholders' Liquidating Trust
Exhibit 4                Form of General Unsecured Creditors' Liquidating Trust
Exhibit 5                Form of Contested Claims Reserve Trust Agreement

                                    EXHIBIT 1
                                      PLAN


                         UNITED STATES BANKRUPTCY COURT
                     For The Northern District Of California

                                                     Honorable Thomas E. Carlson
In re
                                                     Chapter 11

AT HOME CORPORATION,                                 Case No. 01-32495-TC
MATCHLOGIC, INC.                                     Case No. 01-32496-TC
AT HOME NETWORK                                      Case No. 01-32497-TC
EXCITE AT HOME CANADA, INC.                          Case No. 01-32498-TC
ATHOME.NET                                           Case No. 01-32499-TC
INTERNET MERCHANDISING, INC.                         Case No. 01-32500-TC
DATAINSIGHT, INC.                                    Case No. 01-32501-TC
INTERNET YELLOW PAGES                                Case No. 01-32502-TC
MAC CORPORATION                                      Case No. 01-32503-TC
AT HOME                                              Case No. 01-32504-TC
AT HOME HOLDINGS CORPORATION                         Case No. 01-32505-TC
R AND R ADVERTISING, INC.                            Case No. 01-32506-TC
CABOT RICHARDS AND REED                              Case No. 01-32507-TC
POGO ACQUISITION CORPORATION                         Case No. 01-32508-TC
IMALL SERVICES, INC.                                 Case No. 01-32509-TC
CHAUTAUQUA PUBLISHING GROUP                          Case No. 01-32510-TC
IMALL CONSULTING, INC.                               Case No. 01-32511-TC
EXCITE SARL                                          Case No. 01-32512-TC
PHYSICOMP                                            Case No. 01-32513-TC
KENDARA, INC.                                        Case No. 01-32514-TC
NARRATIVE COMMUNICATIONS CORPORATION                 Case No. 01-32515-TC
CLASSIFIEDS 2000, INC.                               Case No. 01-32516-TC
NETBOT, INC.                                         Case No. 01-32517-TC
WEBSHOTS CORPORATION                                 Case No. 01-32518-TC
EXCITE AT HOME WORK.COM HOLDINGS                     Case No. 01-32519-TC
FULL FORCE SYSTEMS, INC.                             Case No. 01-32520-TC
THE MCKINLEYGROUP, INC.                              Case No. 01-32521-TC
WORLDPRINTS.COM INTERNATIONAL                        Case No. 01-32522-TC
IMALL, INC.                                          Case No. 01-32523-TC
JOIN SYSTEMS, INC.                                   Case No. 01-32524-TC
PURE PAYMENTS, INC.                                  Case No. 01-32525-TC

               Debtors.

                       DEBTORS' JOINT PLAN OF LIQUIDATION
                             (JUNE 18 MODIFICATION)

--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

ROBERT J. WHITE
SUZZANNE UHLAND
VICTORIA A. GRAFF
KAREN RINEHART
AUSTIN K. BARRON
BRIAN M. METCALF
O'MELVENY & MYERS LLP
400 South Hope Street
Los Angeles, CA  90071-2899
Telephone: (213) 430-6000
Facsimile: (213) 430-6407
Counsel for the Debtors

                                       2
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE 1

                                   DEFINITIONS

A.       Defined Terms.........................................................1
         1.       Administrative Claim.........................................1
         2.       Administrative Fund..........................................1
         3.       Allowed......................................................1
         4.       Allowed [Class Designation] Claim............................1
         5.       Allowed Administrative Claim.................................1
         6.       Allowed Priority Tax Claim...................................1
         7.       At Home Liquidating Trust Agreement..........................1
         8.       At Home Liquidating Trust....................................1
         9.       At Home Liquidating Trustee..................................1
         10.      At Home......................................................1
         11.      Available Cash...............................................2
         12.      Ballot Date..................................................2
         13.      Ballot.......................................................2
         14.      Bankruptcy Code..............................................2
         15.      Bankruptcy Court.............................................2
         16.      Bankruptcy Rules.............................................2
         17.      Bond Indentures..............................................2
         18.      Bondholder Claim.............................................2
         19.      Bondholder Classes...........................................2
         20.      Bondholders' Committee.......................................2
         21.      Bondholders' Contribution....................................2
         22.      Bondholders' Disbursing Agents...............................2
         23.      Bondholders' Distribution....................................2
         24.      Bondholders' Liquidating Trust...............................2
         25.      Bondholders' Liquidating Trust Agreement.....................3
         26.      Bondholders' Liquidating Trustee.............................3
         27.      Bondholders' Litigation Fund.................................3
         28.      Business Day.................................................3
         29.      Cash Maximization Plan.......................................3
         30.      Chapter 11 Cases.............................................3
         31.      Claim........................................................3
         32.      Class........................................................3
         33.      Committee Settlement Agreement...............................3
         34.      Confirmation Date............................................3
         35.      Confirmation Hearing.........................................3
         36.      Confirmation Order...........................................3
         37.      Contested Claim..............................................3
         38.      Contested Claims Reserve.....................................4
         39.      Contested Claims Reserve Agreement...........................4
         40.      Contested Claims Trustee.....................................4
         41.      Controlling Shareholders Related Claims......................4
         42.      Controlling Shareholders Related Class.......................4
         43.      Controlling Shareholders Related Litigation..................4
         44.      Controlling Shareholders Related Parties.....................4
         45.      Controlling Shareholders.....................................4

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

         46.      Convenience Claim Payment....................................4
         47.      Convenience Claim............................................4
         48.      Convertible Note Claim.......................................4
         49.      Convertible Notes............................................4
         50.      Creditor Representatives.....................................4
         51.      Creditors' Distributions.....................................4
         52.      Current Officers.............................................5
         53.      Debtors......................................................5
         54.      Disallowed Claim.............................................5
         55.      Disbursing Agents............................................5
         56.      Disclosure Statement.........................................5
         57.      Effective Date...............................................5
         58.      Estate Litigation............................................5
         59.      Estates......................................................5
         60.      Excess HLHZ Claim............................................5
         61.      Fee Application..............................................5
         62.      Fee Claim....................................................5
         63.      Final Order..................................................5
         64.      General Creditors' Committee.................................5
         65.      General Creditors' Supervisory Board.........................5
         66.      General Unsecured Claim......................................6
         67.      General Unsecured Creditor Class.............................6
         68.      General Unsecured Creditors' Contribution....................6
         69.      General Unsecured Creditors' Disbursing Agents...............6
         70.      General Unsecured Creditors' Distribution....................6
         71.      General Unsecured Creditors' Liquidating Trust Agreement.....6
         72.      General Unsecured Creditors' Liquidating Trust...............6
         73.      General Unsecured Creditors' Liquidating Trustee.............6
         74.      General Unsecured Creditors' Litigation Fund.................6
         75.      HLHZ.........................................................6
         76.      Indenture Trustees...........................................6
         77.      Interest Related Claim.......................................6
         78.      Interest.....................................................7
         79.      Liquidating Trust Agreements.................................7
         80.      Liquidating Trust Assets.....................................7
         81.      Liquidating Trust Committees.................................7
         82.      Liquidating Trustees.........................................7
         83.      Liquidating Trusts...........................................7
         84.      Net Available Cash...........................................7
         85.      Non-Disclosure Agreement.....................................7
         86.      Option Interest..............................................7
         87.      Other Secured Claim..........................................7
         88.      Other Subordinated Claims....................................7
         89.      Petition Date................................................8
         90.      Plan Agent...................................................8
         91.      Plan.........................................................8
         92.      Priority Claim...............................................8
         93.      Priority Tax Claim...........................................8
         94.      Promethean Convertible Notes.................................8
         95.      Promethean Secured Claim.....................................8

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

         96.      Promethean Senior Claims Reserve.............................8
         97.      Ratable Share................................................8
         98.      Record Date..................................................8
         99.      Rights of Action.............................................8
         100.     Schedules....................................................8
         101.     Secured Claim................................................9
         102.     Senior Claimant Settlement Agreement.........................9
         103.     Senior Claims Reserve........................................9
         104.     Senior Claims................................................9
         105.     Senior Indebtedness..........................................9
         106.     Stock Interests..............................................9
         107.     Unsecured Claim..............................................9
         108.     Warrant Interests............................................9
         109.     Winddown Retention Plan......................................9
         110.     Zero Coupon Note Claim.......................................9
         111.     Zero Coupon Notes............................................9
B.       Other Terms...........................................................9
C.       Exhibits..............................................................9

                                    ARTICLE 2

                     CLASSIFICATION OF CLAIMS AND INTERESTS

A.       Summary..............................................................10
B.       Classification.......................................................10
         1.       Class 1.....................................................10
         2.       Class 2.....................................................10
         3.       Class 3.....................................................11
         4.       Class 4.....................................................11
         5.       Classes 5a-d................................................11
         6.       Class 6.....................................................11
         7.       Class 7.....................................................11

                                    ARTICLE 3

           TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

A.       Administrative Claims and Priority Tax Claims........................11
B.       Allowance of Administrative Claims...................................11
         1.       Fee Claims..................................................11
         2.       Other Administrative Claims.................................11
C.       Treatment of Allowed Administrative Claims...........................11
D.       Treatment of Priority Tax Claims.....................................11

                                    ARTICLE 4

                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

A.       Priority Claims (Class 1)............................................12
B.       Promethean Secured Claims (Class 2)..................................12

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

C.       Other Secured Claims (Class 3).......................................12
D.       Convenience Claim (Class 4)..........................................12
         1.       Treatment...................................................12
         2.       Election....................................................12
         3.       Aggregation.................................................12
E.       Unsecured Claims (Class 5)...........................................12
         1.       Convertible Note Claims (Class 5a)..........................12
         2.       Zero Coupon Note Claims (Class 5b)..........................13
         3.       Bondholders Claims (Classes 5a and 5b)......................13
         4.       Controlling Shareholders Related Claims (Class 5c)..........14
         5.       General Unsecured Claims (Class 5d).........................14
         6.       Interclass Contributions (Classes 5a and 5b jointly
                  and Class 5d)...............................................14
F.       Other Subordinated Claims (Class 6)..................................15
G.       Stock Interests, Option Interests, Warrant Interests and Interest
         Related Claims (Class 7).............................................15

                                    ARTICLE 5

                      ACCEPTANCE OR REJECTION OF THIS PLAN

A.       Voting Classes.......................................................15
B.       Presumed Acceptance of this Plan.....................................15
C.       Presumed Rejection of the Plan.......................................15
D.       Nonconsensual Confirmation...........................................15

                                    ARTICLE 6

                  TREATMENT OF CLAIMS AGAINST MULTIPLE DEBTORS


                                    ARTICLE 7

            MEANS OF IMPLEMENTING THIS PLAN; EFFECTS OF CONFIRMATION

A.       Implementation of Joint Plan.........................................16
B.       Committee Settlement Agreement Binding, Incorporated.................16
C.       Distributions........................................................16
D.       Corporate Action.....................................................17
E.       Dissolution of Debtors...............................................17
F.       Creditor Representatives.............................................17
         1.       Powers and Duties of Creditor Representatives...............17
         2.       Funding of Litigation, Retention of Counsel.................18
G.       Contested Claims Reserve.............................................19
         1.       Formation of Trust..........................................19
         2.       Trust Agreement.............................................19
         3.       Appointment of Trustee......................................19
         4.       Term and Compensation of Trustee............................19
         5.       Withholding and Distribution in Respect of Contested
                  General Unsecured Claims....................................19
         6.       Withholding.................................................20

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

         7.       Reporting Duties, Nature of Trust...........................20
         8.       Termination.................................................20
         9.       Liability, Indemnification..................................20
H.       Liquidating Trusts...................................................21
         1.       Formation of Liquidating Trusts.............................21
         2.       Liquidating Trust Agreements................................21
         3.       Appointment of Liquidating Trustees.........................21
         4.       Term and Compensation of Trustees...........................22
         5.       Treatment of Transfer of Assets.............................22
         6.       Liquidation of Liquidating Trust Assets,
                  Responsibilities of Liquidating Trustees....................22
         7.       Valuation of Assets.........................................22
         8.       Investment Powers of the Liquidating Trustees and
                  Permitted Cash Expenditures.................................23
         9.       Annual Distributions, Withholding...........................23
         10.      Reporting Duties............................................23
         11.      Registry of Beneficial Interests............................24
         12.      Non-Transferable............................................24
         13.      Termination.................................................24
         14.      Liability, Indemnification..................................25
         15.      Purpose of the Liquidating Trusts...........................25
I.       Special Provisions for At Home Liquidating Trust.....................25
         1.       Powers and Duties of At Home Liquidating Trust..............25
         2.       Powers of the Plan Agent....................................26
         3.       Representative Oversight....................................26
         4.       Retention of Counsel........................................26
J.       Preservation of All Causes of Action.................................26
K.       Assumption of Obligations Under Plan.................................27
L.       Designation of Distribution Agents...................................27
M.       Saturday, Sunday or Legal Holiday....................................27
N.       Successors...........................................................27
O.       Term of Injunctions or Stays.........................................27

                                    ARTICLE 8

                          DISTRIBUTIONS UNDER THIS PLAN

A.       Senior Claims Reserve; Administrative Reserve........................28
B.       Withholding Taxes....................................................28
C.       Funding of Litigation Funds..........................................28
D.       Estimation...........................................................28
E.       Timing of Distribution...............................................29
         1.       Timing of Distributions with Respect to all Senior Claims...29
         2.       Timing of Distributions with Respect to Unsecured Claims....29
         3.       Timing of Distributions with Respect to Controlling
                  Shareholder Related Claims..................................29
F.       Setoffs and Recoupments..............................................29
G.       Undeliverable Distributions..........................................29
H.       Additional Provisions Regarding Distributions in Respect of
         Bondholder Claims....................................................29

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

I.       Additional Provisions Regarding Distributions by General
         Unsecured Creditors' Liquidating Trust...............................30
J.       Distributions in Satisfaction; Binding Effect of Plan; Allocation....30
K.       Cancellation of Notes and Instruments................................30
L.       Promethean Senior Claims Reserve.....................................30

                                    ARTICLE 9

                         PROVISIONS FOR CONTESTED CLAIMS

A.       Objections to Claims.................................................30
B.       Reservation of Rights to Object to Claims............................31
C.       No Distributions Pending Allowance...................................31
D.       Allowance of Claims Subject to ss.502(d).............................31
E.       Withholding and Distribution in Respect of Convenience Claims........31
         1.       Convenience Claims Reserves.................................31
         2.       Distributions in Respect of Convenience Claims..............31
F.       Distribution in Respect of Controlling Shareholders Related Claims...31

                                   ARTICLE 10

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.       Rejection of Contracts...............................................32
B.       Assumption of Non-Disclosure Agreements and Warrants.................32
C.       Bar to Rejection Damages.............................................32
D.       Insurance Policies...................................................33

                                   ARTICLE 11

                           EFFECTIVENESS OF THIS PLAN

A.       Conditions Precedent.................................................33
         1.       Entry of Confirmation Order.................................33
         2.       At Home Liquidating Trust...................................33
         3.       Bondholders' Liquidating Trust..............................33
         4.       General Unsecured Creditors' Liquidating Trust..............33
         5.       Contested Claims Reserve....................................33
         6.       Senior Claim Reserve........................................33
         7.       Litigation Funds............................................33
B.       Withdrawal of Plan...................................................34

                                   ARTICLE 12

                            ADMINISTRATIVE PROVISIONS

A.       Retention of Jurisdiction............................................34
B.       Payment of Statutory Fees............................................35
C.       Exculpation..........................................................35
D.       Current Officers Releases............................................35

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

E.       Headings.............................................................36
F.       Distributions in Satisfaction; Binding Effect of Plan................36
G.       Final Order..........................................................36
H.       Amendments and Modifications.........................................36
I.       Withholding and Reporting Requirements...............................36
J.       Tax Exemption........................................................36
K.       Securities Exemption.................................................37
L.       Termination of the Committee.........................................37
M.       Notices..............................................................37

                                    ARTICLE 1
                                   DEFINITIONS

         A. DEFINED TERMS. The capitalized terms used in this Plan shall have the meanings set forth in this Article 1.

                  1. ADMINISTRATIVE CLAIM: A timely filed Claim for payment of costs or expenses of administration specified in Sections 503(b) and 507(a)(1) of the Bankruptcy Code including, without limitation: (a) Fee Claims, (b) any post-petition taxes subject to administrative treatment and (c) fees and charges assessed against the Debtors or the Estates pursuant to Section 1930 of title 28 of the United States Code.

                  2. ADMINISTRATIVE FUND: The reserve established for the operating expenses of the At Home Liquidating Trust in accordance with
         Section 8.A. herein.

                  3. ALLOWED: With respect to a Claim (other than an Administrative Claim) to the extent such Claim is (a) either (i) listed on the Schedules and is not designated as disputed, contingent or unliquidated or (ii) set forth in a proof of claim that was or is deemed timely filed under applicable law and any applicable orders of the Bankruptcy Court and (b) either (i) not objected to within the period fixed by the Bankruptcy Code, the Bankruptcy Rules and applicable orders of the Bankruptcy Court or (ii) otherwise allowed by a Final Order or this Plan; provided, however, that prior to the deadline imposed by this Plan to file objections to a given Claim, no Claim shall be treated as Allowed to the extent that it is filed by the holder of such Claim (x) in an amount greater than the amount listed for such Claim by the Debtors in their Schedules or (y) asserting a priority higher than the priority listed for such Claim by the Debtors in their Schedules.

                  4. ALLOWED [CLASS DESIGNATION] CLAIM: An Allowed Claim in the specified Class.

                  5. ALLOWED ADMINISTRATIVE CLAIM: An Administrative Claim that is Allowed as set forth in Article 2.

                  6. ALLOWED PRIORITY TAX CLAIM: A Priority Tax Claim that is Allowed as set forth in Article 2.

                  7. AT HOME LIQUIDATING TRUST AGREEMENT: The formative trust agreement for the At Home Liquidating Trust, to be filed by the Debtors with the Bankruptcy Court on or before the date of the Confirmation Hearing.

                  8. AT HOME LIQUIDATING TRUST: A liquidating trust into which certain of the assets of At Home will be transferred.

                  9. AT HOME LIQUIDATING TRUSTEE: The Plan Agent, appointed to act as trustee of the At Home Liquidating Trust in accordance with the terms of this Plan and the At Home Liquidating Trust Agreement, or any successor appointed in accordance with the terms of this Plan and the At Home Liquidating Trust Agreement.

                  10. AT HOME: Collectively, At Home Corporation, a Delaware corporation, and all of its wholly owned direct and indirect subsidiaries.

                                       1
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

                  11. AVAILABLE CASH: (a) all cash in the Estates as of the Effective Date; (b) the proceeds from the sale of any tangible assets of At Home, including, but not limited to, At Home's real property, whenever received; and (c) the proceeds from the sale of any intangible assets of At Home, whenever received; but shall not include (w) collections on accounts receivable received on or after the Effective Date, (x) proceeds of the Controlling Shareholders' Related Litigation commenced by the Bondholders' Committee prior to or after the Effective Date, (y) proceeds of the Estate Litigation commenced by the General Creditors' Committee prior to or after the Effective Date or (z) proceeds of collection actions or other lawsuits pending as of the Effective Date received on or after the Effective Date.

                  12. BALLOT DATE: The date set by the Bankruptcy Court by which all Ballots must be received.

                  13. BALLOT: The form or forms distributed to each holder of an Allowed Claim in an impaired Class entitled to vote on this Plan on which the holder indicates acceptance or rejection of this Plan or any election for treatment of such Claim under this Plan.

                  14. BANKRUPTCY CODE: Title 11 of the United States Code, as in effect from time to time, as applicable to the Chapter 11 Cases.

                  15. BANKRUPTCY COURT: The United States Bankruptcy Court for the Northern District of California and any other court that exercises jurisdiction over the Chapter 11 Cases.

                  16. BANKRUPTCY RULES: The Federal Rules of Bankruptcy Procedure applicable to the Chapter 11 Cases and the Local Rules of the Bankruptcy Court, each as in effect from time to time.

                  17. BOND INDENTURES: As applicable, one or both indentures relating to the issuance of the Convertible Notes or the Zero Coupon Notes.

                  18. BONDHOLDER CLAIM: Any Convertible Note Claim or Zero Coupon Note Claim.

                  19. BONDHOLDER CLASSES: Classes 5a and 5b.

                  20. BONDHOLDERS' COMMITTEE: The Official Committee of Unsecured Bondholders appointed in the Chapter 11 Cases.

                  21. BONDHOLDERS' CONTRIBUTION: As defined in Section 4.E.6. herein.

                  22. BONDHOLDERS' DISBURSING AGENTS: The Bondholders' Liquidating Trust or the entity or entities designated by the Bondholders' Liquidating Trust to act as disbursing agent(s) for the Bondholder Classes and/or the Controlling Shareholders Related Class, provided that the Bondholders' Disbursing Agents shall initially be the Indenture Trustees.

                  23. BONDHOLDERS' DISTRIBUTION: Any money or assets distributed under this Plan to or for the benefit of holders of Allowed Bondholder Claims.

                  24. BONDHOLDERS' LIQUIDATING TRUST: A liquidating trust into which the Bondholders' Distribution will be transferred and that will act as the class representative of and the disbursing agent for the

                                       2
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

         Bondholder Classes and the disbursing agent for the Controlling Shareholders Related Classes.

                  25. BONDHOLDERS' LIQUIDATING TRUST AGREEMENT: The formative trust agreement for the Bondholders' Liquidating Trust, to be filed by the Bondholders' Committee with the Bankruptcy Court on or before the date of the Confirmation Hearing.

                  26. BONDHOLDERS' LIQUIDATING TRUSTEE: The person or persons, natural or corporate, appointed by the Bondholders' Committee and disclosed to the Bankruptcy Court at the Confirmation Hearing to act as trustee of the Bondholders' Liquidating Trust in accordance with the terms of this Plan and Bondholders' Liquidating Trust Agreement, or any successor appointed in accordance with the terms of this Plan and the Bondholders' Liquidating Trust Agreement.

                  27. BONDHOLDERS' LITIGATION FUND: The monies provided by the Debtors to the Bondholders' Liquidating Trust for the purpose of investigating, prosecuting and pursuing the Controlling Shareholders' Related Litigation, in accordance with Section 8.C. herein.

                  28. BUSINESS DAY: Any day except a Saturday, Sunday or a "legal holiday," as such term is defined in Bankruptcy Rule 9006(a).

                  29. CASH MAXIMIZATION PLAN: That certain Cash Maximization Plan proposed by At Home and approved by the Bankruptcy Court on or about March 1, 2002 for the purposes of encouraging management personnel of At Home to maximize Available Cash.

                  30. CHAPTER 11 CASES: The above-captioned chapter 11 cases.

                  31. CLAIM: A claim, as such term is defined in Section 101(5) of the Bankruptcy Code, against At Home or the Estates.

                  32. CLASS: A group of Claims or Interests as classified under this Plan.

                  33. COMMITTEE SETTLEMENT AGREEMENT: That certain Settlement Agreement entered into by and between At Home, the Bondholders' Committee and the General Creditors' Committee on or about April 19, 2002 and attached hereto as Exhibit A.

                  34. CONFIRMATION DATE: The date and time the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

                  35. CONFIRMATION HEARING: The hearing held by the Bankruptcy Court on confirmation of this Plan, as such hearing may be continued from time to time.

                  36. CONFIRMATION ORDER: The order of the Bankruptcy Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.

                  37. CONTESTED CLAIM: A Claim (or portion thereof) for which:
         (a) a proof of claim was or is deemed filed under applicable law or order of the Bankruptcy Court; (b) an objection was or is deemed to be timely filed; and (c) such objection is not determined in whole or in part by a Final Order; provided however, that a

                                       3
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

         Claim shall not be a Contested Claim to the extent it becomes an Allowed Claim, Allowed Administrative Claim or a Disallowed Claim.

                  38. CONTESTED CLAIMS RESERVE: The trust established in accordance with Section 7.G. of this Plan into which the Ratable Share of the General Unsecured Creditors' Distribution attributable to the holders of Contested General Unsecured Claims will be transferred and that may act as a Disbursing Agent for the General Unsecured Creditors' Class.

                  39. CONTESTED CLAIMS RESERVE AGREEMENT: The trust agreement establishing and governing the Contested Claims Reserve.

                  40. CONTESTED CLAIMS TRUSTEE: The General Unsecured Creditors' Liquidating Trustee.

                  41. CONTROLLING SHAREHOLDERS RELATED CLAIMS: All Claims of Controlling Shareholders Related Parties, whether asserted by proof of claim, counter-claim, cross-claim or otherwise, but excluding Senior Claims.

                  42. CONTROLLING SHAREHOLDERS RELATED CLASS: Class 5c.

                  43. CONTROLLING SHAREHOLDERS RELATED LITIGATION: As defined in the Committee Settlement Agreement.

                  44. CONTROLLING SHAREHOLDERS RELATED PARTIES: The Controlling Shareholders and all other parties sued by the Bondholders Liquidating Trust in connection with the Controlling Shareholders Related Litigation.

                  45. CONTROLLING SHAREHOLDERS: As defined in the Committee Settlement Agreement.

                  46. CONVENIENCE CLAIM PAYMENT: The total amount paid by the Disbursing Agents to satisfy all Allowed Convenience Claims.

                  47. CONVENIENCE CLAIM: Any Unsecured Claim against At Home, other than a Bondholder Claim, of $2500 or less and any General Unsecured Claim (or Claims) that is reduced to $2500 by election of the holder thereof as provided on the Ballot. All such Claims owned by a holder and by any affiliate, successor, predecessor, assignee, assignor, parent, subsidiary of or to such holder shall be aggregated and treated as a single Claim when determining whether such Claims qualify as Convenience Claims.

                  48. CONVERTIBLE NOTE CLAIM: An Unsecured Claim for principal, interest and allowed expenses owing as of the Petition Date on the Convertible Notes.

                  49. CONVERTIBLE NOTES: The notes issued pursuant to that certain Indenture dated as of December 1, 1999 between At Home and State Street Bank and Trust Company of California, N.A., as indenture trustee.

                  50. CREDITOR REPRESENTATIVES: The Bondholders' Liquidating Trust and the General Unsecured Creditors' Liquidating Trust.

                  51. CREDITORS' DISTRIBUTIONS: The Bondholders' Distribution and the General Unsecured Creditors' Distribution.

                                       4
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

                  52. CURRENT OFFICERS: Individuals designated as Current Officers in the Disclosure Statement.

                  53. DEBTORS: At Home.

                  54. DISALLOWED CLAIM: A Claim to the extent it is disallowed by a Final Order.

                  55. DISBURSING AGENTS: On the Effective Date, At Home; after the Effective Date with respect to Senior Claims, the At Home Liquidating Trust; and after the Effective Date with respect to all other Claims, the Bondholders' Disbursing Agents and the General Unsecured Creditors' Disbursing Agents.

                  56. DISCLOSURE STATEMENT: The disclosure statement filed pursuant to Section 1125 of the Bankruptcy Code describing the Plan and approved by order of the Bankruptcy Court.

                  57. EFFECTIVE DATE: The first Business Day on or after each of the conditions in Section 11.A. have been satisfied or waived, as determined in accordance with the terms of the Committee Settlement Agreement.

                  58. ESTATE LITIGATION: As defined in the Committee Settlement Agreement.

                  59. ESTATES: The estates created by the commencement of the Chapter 11 Cases pursuant to Section 541 of the Bankruptcy Code.

                  60. EXCESS HLHZ CLAIM: Any Claim of HLHZ, other than a Claim that is Allowed or asserted solely under Section 503(b) of the Bankruptcy Code.

                  61. FEE APPLICATION: An application filed with the Bankruptcy Court in accordance with the Bankruptcy Code and Bankruptcy Rules for compensation of a Fee Claim.

                  62. FEE CLAIM: A Claim under Sections 330(a), 331 or 503 of the Bankruptcy Code for compensation for professional services rendered and reimbursement of expenses incurred in the Chapter 11 Cases made pursuant to a Fee Application.

                  63. FINAL ORDER: An order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, entered on the docket of such court, that has not been reversed, rescinded, stayed, modified or amended, that is in full force and effect, and with respect to which:
         (a) the time to appeal, seek review or rehearing, or petition for certiorari has expired and no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which review, rehearing or certiorari was sought.

                  64. GENERAL CREDITORS' COMMITTEE: The Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases.

                  65. GENERAL CREDITORS' SUPERVISORY BOARD: A group of General Unsecured Creditors to be designated by the General Creditors' Committee, each of whom will hold a General Unsecured Claim unpaid on the Effective Date,

                                       5
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
         which will advise and supervise the General Unsecured Creditors' Liquidating Trustee and the Contested Claims Trustee.

                  66. GENERAL UNSECURED CLAIM: Any Unsecured Claim against At Home other than (i) Bondholder Claims, (ii) Controlling Shareholders Related Claims, (iii) Convenience Claims, (iv) Other Subordinated Claims and (v) Interest Related Claims.

                  67. GENERAL UNSECURED CREDITOR CLASS: Class 5d.

                  68. GENERAL UNSECURED CREDITORS' CONTRIBUTION: As defined in
         Section 4.E.6.

                  69. GENERAL UNSECURED CREDITORS' DISBURSING AGENTS: The Contested Claims Reserve and the General Unsecured Creditors' Liquidating Trust or the entity or entities designated by the General Unsecured Creditors' Liquidating Trust to act as disbursing agent(s) for the General Unsecured Creditor Class and the Convenience Claims Class.

                  70. GENERAL UNSECURED CREDITORS' DISTRIBUTION: Any money or assets distributed under this Plan to or for the benefit of holders of Allowed General Unsecured Claims.

                  71. GENERAL UNSECURED CREDITORS' LIQUIDATING TRUST AGREEMENT:
         The formative trust agreement for the General Unsecured Creditors' Liquidating Trust, to be filed by the General Creditors' Committee with the Bankruptcy Court on or before the date of Confirmation Hearing.

                  72. GENERAL UNSECURED CREDITORS' LIQUIDATING TRUST: A liquidating trust into which the General Unsecured Creditors' Distribution may be transferred and that may act as the class representative of and a disbursing agent for the General Unsecured Creditor Class and the Convenience Claims Class.

                  73. GENERAL UNSECURED CREDITORS' LIQUIDATING TRUSTEE: The person or persons, natural or corporate, appointed by the General Creditors' Committee and disclosed to the Bankruptcy Court at the Confirmation Hearing to act as trustee of the General Unsecured Creditors' Liquidating Trust in accordance with the terms of this Plan and General Unsecured Creditors' Liquidating Trust Agreement, or any successor appointed in accordance with the terms of this Plan and the General Unsecured Creditors' Liquidating Trust Agreement.

                  74. GENERAL UNSECURED CREDITORS' LITIGATION FUND: The monies provided by the Debtors to the General Unsecured Creditors' Liquidating Trust for the purpose of investigating, prosecuting and pursuing the Estate Litigation, in accordance with Section 8.C.

                  75. HLHZ: Houlihan Lokey Howard & Zukin.

                  76. INDENTURE TRUSTEES: The indenture trustees under the indentures for the Convertible Notes and the Zero Coupon Notes.

                  77. INTEREST RELATED CLAIM: Any Claim against At Home arising from the rescission of a purchase or sale of an At Home Interest, or for damages arising from the purchase or sale of an At Home Interest, or any Claim against At Home

                                       6
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
         by an entity that asserts equitable or contractual rights of reimbursement, contribution or indemnification arising from such Claim.

                  78. INTEREST: Any equity security interest in At Home, including, without limitation At Home common stock, restricted stock in At Home and warrants or options to purchase stock in At Home.

                  79. LIQUIDATING TRUST AGREEMENTS: The At Home Liquidating Trust Agreement, the Bondholders' Liquidating Trust Agreement and the General Unsecured Creditors' Liquidating Trust Agreement.

                  80. LIQUIDATING TRUST ASSETS: The assets held in trust by a Liquidating Trust.

                  81. LIQUIDATING TRUST COMMITTEES: Any committee appointed for a Liquidating Trust established under or pursuant to this Plan, provided that if no committee is called for by the organizational documents of a Liquidating Trust, then all references to such Liquidating Trust's Liquidating Trust Committee shall instead refer to such Liquidating Trust's Liquidating Trustee, and provided further that the General Creditors' Supervisory Board shall be deemed a Liquidating Trust Committee for all purposes under this Plan.

                  82. LIQUIDATING TRUSTEES: Any trustee appointed for a Liquidating Trust established under or pursuant to this Plan.

                  83. LIQUIDATING TRUSTS: The At Home Liquidating Trust, the Bondholders' Liquidating Trust and the General Unsecured Creditors' Liquidating Trust, in each case constituted as a liquidating trust.

                  84. NET AVAILABLE CASH: The Available Cash remaining after (i) the establishment of the Senior Claims Reserve or the payment of all Allowed Senior Claims; (ii) the funding of the Bondholder Litigation Fund and the Unsecured Creditor Litigation Fund; and (iii) the establishment of the Administrative Fund or the payment of the operating expenses through dissolution of the At Home Liquidating Trust.

                  85. NON-DISCLOSURE AGREEMENT: An agreement between a third party and At Home pursuant to which such third party agrees to safeguard, protect or keep confidential or otherwise not to disclose trade secrets, proprietary information or any other confidential or other data, information or intellectual property of At Home.

                  86. OPTION INTEREST: Unexercised options to purchase At Home Stock Interests.

                  87. OTHER SECURED CLAIM: A Secured Claim that has not been released or satisfied prior to the Effective Date, other than a Promethean Secured Claim.

                  88. OTHER SUBORDINATED CLAIMS: Any Claim arising from the rescission of a purchase or sale of debt securities issued by At Home, or for damages arising from the purchase or sale of such securities, or any Claim against At Home by an entity that asserts equitable or contractual rights of reimbursement, contribution or indemnification arising from such Claim, including, without limitation, any and all such Claims asserted against At Home under that certain Securities Purchase

                                       7
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

         Agreement by and between the Promethean Funds, Leonardo, L.P. and At Home Corporation, dated as of June 8, 2001, or any of the preceding subordinated under section 510 of the Bankruptcy Code.

                  89. PETITION DATE: September 28, 2001.

                  90. PLAN AGENT: At Home's responsible officer in the Chapter 11 Cases, appointed trustee of the At Home Liquidating Trust under
         Section 7.H.3.

                  91. PLAN: This chapter 11 plan of liquidation, either in its present form or as it may be amended or modified from time to time.

                  92. PRIORITY CLAIM: A Claim entitled to priority pursuant to
         Section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Priority Tax Claim.

                  93. PRIORITY TAX CLAIM: A Claim entitled to priority under
         Section 507(a)(8) of the Bankruptcy Code.

                  94. PROMETHEAN CONVERTIBLE NOTES: The convertible notes purchased by HFTP Investment L.L.C. and GAIA Offshore Master Fund Ltd. (the "Promethean Funds") under that certain Securities Purchase Agreement by and between the Promethean Funds, Leonardo, L.P. and At Home Corporation, dated as of June 8, 2001.

                  95. PROMETHEAN SECURED CLAIM: The Claims arising under the Promethean Convertible Notes, to the extent such Claims are Secured Claims.

                  96. PROMETHEAN SENIOR CLAIMS RESERVE: The subset of the Senior Claims Reserve established for the payment of Promethean's Secured Claims against At Home in accordance with Section 8.L. herein.

                  97. RATABLE SHARE: With reference to a distribution on account of a Claim in a Class (or between classes), the amount yielded when multiplying (i) the total amount of the funds being distributed by (ii) the ratio that the amount of the Claim (or a Class of Claims) bears to the aggregate amount of all Claims in that Class (or all Claims in those Classes).

                  98. RECORD DATE: The date that the Bankruptcy Court sets as the record date for determining the holders of Convertible Note Claims, Zero Coupon Note Claims and Promethean Secured Claims for the purposes of distributions under this Plan.

                  99. RIGHTS OF ACTION: Any and all actions, causes of action (including, without limitation, any causes of action of a debtor or debtor in possession under chapter 5 of the Bankruptcy Code), claims for relief, liabilities, suits, debts, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises, rights, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, whether known or unknown in law, equity or otherwise, and all rights thereunder or attendant thereto.

                  100. SCHEDULES: The schedules of assets and liabilities and the statement of financial affairs filed by the Debtors, pursuant to section 521 of the Bankruptcy Code and the Official Bankruptcy Forms, as may be amended from time to time.

                                       8
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

                  101. SECURED CLAIM: A Claim that is secured by a valid unavoidable lien on property of At Home, but only to the extent of the value, as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, of the Estates' interest in the property of At Home that secures payment of the Claim.

                  102. SENIOR CLAIMANT SETTLEMENT AGREEMENT: That certain Settlement Agreement entered into by and between At Home, the Bondholders' Committee, the General Creditors' Committee, the Equipment Lessors, Leonardo and the Indenture Trustees (each as defined therein) on or about April 19, 2002.

                  103. SENIOR CLAIMS RESERVE: The reserve established for the payment of the Senior Claims against At Home in accordance with Section 8.A.

                  104. SENIOR CLAIMS: All Administrative Claims, Priority Claims, Priority Tax Claims, Promethean Secured Claims and Other Secured Claims.

                  105. SENIOR INDEBTEDNESS: As defined in the Bond Indentures.

                  106. STOCK INTERESTS: The issued and outstanding shares of common or other stock of At Home.

                  107. UNSECURED CLAIM: Any Claim against At Home that is not an Administrative Claim, a Priority Claim, a Priority Tax Claim, a Secured Claim or an Interest Related Claim, provided that Unsecured Claims shall include, without limitation, any claim secured by an interest in property of the Estate to the extent the amount of such claim exceeds the value, as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, in the interest in property of the Estate securing such Claim.

                  108. WARRANT INTERESTS. Unexercised warrants to purchase Stock Interests.

                  109. WINDDOWN RETENTION PLAN: That certain Winddown Retention Plan proposed by At Home and approved by the Bankruptcy Court on or about March 1, 2002 for the purposes of retaining employees of At Home through completion of the winddown process.

                  110. ZERO COUPON NOTE CLAIM: An unsecured claim for principal, interest and allowed expenses owing as of the Petition Date on the Zero Coupon Notes.

                  111. ZERO COUPON NOTES: The notes issued pursuant to that certain Indenture dated as of December 28, 1998 between At Home and State Street Bank and Trust Company of California N.A., as indenture trustee.

         B. OTHER TERMS. The words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to this Plan as a whole and not to any particular article, section or clause contained in this Plan. A reference to an "Article" or "Section" refers to an Article or Section of this Plan. A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in or by the Bankruptcy Code. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply in constructing this Plan.

         C. EXHIBITS. All Exhibits to this Plan are incorporated by reference into and are made a part of this Plan as if set forth in full herein.

                                       9
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

                                    ARTICLE 2
                            CLASSIFICATION OF CLAIMS
                                  AND INTERESTS

         A. SUMMARY. The categories of Claims and Interests listed below classify Claims (except for Administrative Claims and Priority Tax Claims) and Interests for all purposes, including voting, confirmation and distribution pursuant to this Plan.


CLASS                 DESCRIPTION                                                 STATUS
-----                 -----------                                                 ------
[unclassified]        Administrative and Priority Tax Claims                      Unimpaired - not entitled to
                                                                                  vote
Class 1               Class 1 consists of Priority Claims.                        Unimpaired - not entitled to
                                                                                  vote
Class 2               Class 2 consists of the Promethean Secured Claims.          Unimpaired - not entitled to
                                                                                  vote
Class 3               Class 3 consists of Other Secured Claims.                   Unimpaired - not entitled to
                                                                                  vote
Class 4               Class 4 consists of Convenience Claims.                     Unimpaired - not entitled to
                                                                                  vote
Class 5               Classes 5a-d consist of Unsecured Claims.                   Impaired - entitled to vote

Class 6               Class 6 consists of Other Subordinated Claims               Deemed to reject - not entitled
                                                                                  to vote

Class 7               Class 7 consists of Stock Interests, Warrant Interests,     Deemed to reject - not entitled
                      Option Interests, and Interest Related Claims.              to vote

         B. CLASSIFICATION. The Claims against At Home shall be classified as specified below (other than Administrative Claims and Priority Tax Claims, which shall be treated in accordance with Section 3 below). Consistent with section 1122 of the Bankruptcy Code, a Claim or Interest is classified by the Plan in a particular Class only to the extent the Claim or Interest is within the description of the Class, and a Claim or Interest is classified in a different Class to the extent it is within the description of that different Class.

                  1. CLASS 1. Class 1 consists of Priority Claims.

                  2. CLASS 2. Class 2 consists of Promethean Secured Claims.

                                       10
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

                  3. CLASS 3. Class 3 consists of Other Secured Claims.

                  4. CLASS 4. Class 4 consists of Convenience Claims.

                  5. CLASSES 5A-D. Class 5 consists of Unsecured Claims, and shall be further classified in separate Classes as follows:

                           a) Class 5a consists of Convertible Note Claims.

                           b) Class 5b consists of Zero Coupon Note Claims.

                           c) Class 5c consists of Controlling Shareholder
                  Related Claims.

                           d) Class 5d consists of General Unsecured Claims.

                  6. CLASS 6. Class 6 consists of Other Subordinated Claims.

                  7. CLASS 7. Class 7 consists of Stock Interests, Option Interests, Warrant Interests and Interest Related Claims.

                                    ARTICLE 3
                           TREATMENT OF ADMINISTRATIVE
                         CLAIMS AND PRIORITY TAX CLAIMS

         A. ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS. As provided in
Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims shall not be classified for the purposes of voting or receiving distributions under this Plan. Rather, all such Claims shall be treated separately as unclassified Claims on the terms set forth in this Article 3.

         B. ALLOWANCE OF ADMINISTRATIVE CLAIMS. Administrative Claims shall become Allowed as follows:

                  1. FEE CLAIMS. A Fee Claim shall become Allowed only if the holder files a Fee Application no later than forty five (45) days after the Confirmation Date and only if and to the extent such Claim is Allowed by the Bankruptcy Court.

                  2. OTHER ADMINISTRATIVE CLAIMS. Any Administrative Claim (other than a Fee Claim) shall become Allowed only if by thirty (30) days after the Confirmation Date the holder of such Claim files with the Bankruptcy Court and serves, in accordance with the Bankruptcy Code and the Bankruptcy Rules, a motion requesting payment of such Administrative Claim and only if and to the extent such Claim is Allowed by the Bankruptcy Court pursuant to a Final Order.

         C. TREATMENT OF ALLOWED ADMINISTRATIVE CLAIMS. Each holder of an Allowed Administrative Claim shall receive (a) the amount of such holder's Allowed Administrative Claim in one cash payment or (b) such other treatment as may be agreed by At Home (if prior to or on the Effective Date) or the At Home Liquidating Trust (if after the Effective Date) and such holder.

         D. TREATMENT OF PRIORITY TAX CLAIMS. Each holder of an Allowed Priority Tax Claim shall receive (i) the amount of such holder's Allowed Priority Tax Claim in one cash payment or (ii) such other treatment as may be agreed upon by the Debtors (if prior

                                       11
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
         to or on the Effective Date) or the At Home Liquidating Trust (if after the Effective Date) and such holder.

                                    ARTICLE 4
                         TREATMENT OF CLASSIFIED CLAIMS
                                  AND INTERESTS

         A. PRIORITY CLAIMS (CLASS 1). Each holder of an Allowed Priority Claim shall be entitled to receive, on account of such Claim, (i) the amount of such holder's Allowed Priority Claim in one cash payment or (ii) such other treatment as may be agreed by At Home (if prior to or on the Effective Date) or the At Home Liquidating Trust (if after the Effective Date) and such holder.

         B. PROMETHEAN SECURED CLAIMS (CLASS 2). Each holder of an Allowed Promethean Secured Claim shall receive or have received on account of its Secured Claim on or before the Effective Date (i) cash in an amount equal to its Allowed Promethean Secured Claim, in which case any default shall be deemed to have been cured and the Secured Claim paid in full, or (ii) such other treatment as may be agreed to between At Home (if prior to or on the Effective Date) or the At Home Liquidating Trust (if after the Effective Date) and such holder.

         C. OTHER SECURED CLAIMS (CLASS 3). Each holder of an Allowed Other Secured Claim shall receive on account of its Claim (i) authorization to repossess its collateral on the Effective Date in full satisfaction of such Secured Claim or (ii) such other treatment as may be agreed by At Home (if prior to or on the Effective Date) or the At Home Liquidating Trust (if after the Effective Date) and such holder.

         D. CONVENIENCE CLAIM (CLASS 4).

                  1. TREATMENT. Each holder of an Allowed At Home Convenience Claim shall be entitled to receive on account of such Claim the amount of such holder's Allowed At Home Convenience Claim, payable solely from the General Unsecured Creditors' Distribution and NOT from the Bondholders' Distribution ---

                  2. ELECTION. Any holder of an Allowed General Unsecured Claim (or Claims) aggregating in excess of $2500 that desires treatment of such Claim (or Claims) as a Convenience Claim shall make an irrevocable election to reduce its Claim (or aggregate Claims) to $2500 on the Ballot provided to holders of General Unsecured Claims and return such Ballot on or prior to the Ballot Date. Any election made after the Ballot Date shall not be binding on the Debtors unless the Ballot Date deadline is expressly waived in writing by the Debtors.

                  3. AGGREGATION. All Claims owned by a holder of General Unsecured Claims and by any affiliate, successor, predecessor, assignee, assignor, parent or subsidiary of or to such holder shall be aggregated and treated as a single Claim when determining whether such Claims qualify as Convenience Claims.

         E. UNSECURED CLAIMS (CLASS 5).

                  1. CONVERTIBLE NOTE CLAIMS (CLASS 5a). The Convertible Note Claims are Allowed in the aggregate principal amount of $506,800,000. As a result of distributions on the Effective Date, distributions from Contested Claim reserves and from any Liquidating Trust after the Effective Date, each holder of an Allowed Convertible Note Claim shall be entitled to receive, on account of such

                                       12
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
         claim, (a) its Ratable Share (based on all Allowed Class 5a and Class 5b Claims) of 149/269ths of Net Available Cash, PLUS (b) its Ratable Share (based on all Allowed Class 5a Claims) of 68.96% of the first $300 million of proceeds from Controlling Shareholders Related Litigation, PLUS (c) its Ratable Share (based on all Allowed Class 5a and 5b Claims) of all remaining proceeds from the Controlling Shareholders Related Litigation, PLUS (d) its Ratable Share (based on all Allowed Class 5a and 5b Claims) of the General Unsecured Creditors' Contribution; LESS its Ratable Share (based on all Allowed Class 5a and 5b Claims) of (w) the amounts necessary to satisfy all Allowed Claims in the Controlling Shareholders Related Class, if any, after resolution of the Controlling Shareholders Related Litigation, in accordance with
         Section 4.E., AND (x) the amounts necessary to satisfy all Allowed Excess HLHZ Claims if and only if the Bondholders' Committee or the Bondholders' Liquidating Trust sues HLHZ as a defendant in the Controlling Shareholders Related Litigation, AND (y) the Bondholders Contribution, AND (z) the costs of administration of the Bondholders' Liquidating Trust as provided for in this Plan. This treatment does not alter or extinguish the rights of subrogation of the holders of the Convertible Notes, if any, otherwise reserved under this Plan.

                  2. ZERO COUPON NOTE CLAIMS (CLASS 5b). The Zero Coupon Note Claims are Allowed in aggregate principal amount of $249,600,000. As a result of distributions on the Effective Date, distributions from Contested Claim reserves and from any Liquidating Trust after the Effective Date, each holder of an Allowed Zero Coupon Note Claim shall be entitled to receive, on account of such claim, (a) its Ratable Share (based on all Allowed Class 5a and Class 5b Claims) of Net Available Cash, PLUS (b) its Ratable Share (based on all Allowed Class 5b Claims) of 31.04% of the first $300 million of proceeds from the Controlling Shareholders Related Litigation, PLUS (c) its Ratable Share (based on all Allowed Class 5a and 5b Claims) of all remaining proceeds from the Controlling Shareholders Related Litigation, PLUS (d) its Ratable Share (based on all Allowed Class 5a and 5b Claims) of the General Unsecured Creditors' Contribution; LESS its Ratable Share (based on all Allowed Class 5a and 5b Claims) of (w) the amounts necessary to satisfy all Allowed Claims in the Controlling Shareholders Related Class, if any, after resolution of the Controlling Shareholders Related Litigation, in accordance with Section 4.E, AND (x) the amounts necessary to satisfy all Allowed Excess HLHZ Claims if and only if the Bondholders' Committee or the Bondholders' Liquidating Trust sues HLHZ as a defendant in the Controlling Shareholders Related Litigation, AND (y) the Bondholders Contribution, AND (z) the costs of administration of the Bondholders' Liquidating Trust as provided for in this Plan. This treatment does not alter or extinguish the rights of subrogation of the holders of the Zero Coupon Notes, if any, otherwise reserved under this Plan.

                  3. BONDHOLDERS CLAIMS (CLASSES 5a AND 5b). Nothing herein shall affect the Bondholders' subrogation rights, if any, arising from payments made under the Senior Claimant Settlement Agreement on account of Senior Indebtedness under the Bond Indentures (the "Senior Claimant Subrogation Rights"); PROVIDED, however, that by accepting payment of any monies under this Plan, the Bondholders (i) shall be deemed to have waived and released any right to recovery on such Senior Claimant Subrogation Rights from each of At Home, the Estates, the Committees or their constituents, the Bondholders' Liquidating Trust, the General Unsecured Creditors' Liquidating Trust or any party signatory to the Senior Claimant Settlement Agreement on account of any such Senior Claimant Subrogation Rights; and (ii) shall be deemed to have agreed to enforce and pursue such Senior Claimant Subrogation Rights only against defendants in the

                                       13
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

         Controlling Shareholders Related Litigation. Furthermore, except as provided in the preceding sentence, nothing herein shall affect the Bondholders' subrogation rights, if any, arising from any other payments made on account of Senior Indebtedness under the Bond Indentures or the objections, claims or defenses of any party with respect to the assertion of any such subrogation rights.

                  4. CONTROLLING SHAREHOLDERS RELATED CLAIMS (CLASS 5c). All Controlling Shareholder Related Claims are Contested Claims. To the extent a holder of a Controlling Shareholders Related Claim has an Allowed Controlling Shareholders Related Claim against At Home in excess of any claim against it by At Home (after resolution of the Controlling Shareholders Related Litigation), the holder of the Allowed Controlling Shareholders Related Claim shall be entitled to receive its Ratable Share (based on all Class 5 Allowed Claims) of all amounts distributed to holders of Class 5 Allowed Claims, but payable solely from the Bondholders' Distribution and NOT from the General Unsecured Creditors' Distribution.

                  5. GENERAL UNSECURED CLAIMS (CLASS 5d). Each holder of an Allowed General Unsecured Claim shall be entitled to receive, on account of such Claim, its Ratable Share (based on all Class 5d Allowed Claims) of (a) 120/269ths of the Net Available Cash, PLUS (b) proceeds from the Estate Litigation, PLUS (c) the Bondholders' Contribution, PLUS (d) collections on accounts receivable received on or after the Effective Date, PLUS (e) proceeds of collection actions or other lawsuits pending as of the Effective Date received on or after the Effective Date; LESS its Ratable Share (based on all Class 5d Allowed Claims) of (x) the General Unsecured Creditors' Contribution, AND (y) the Convenience Claims Payment AND (z) costs of administration of the General Unsecured Creditors' Liquidating Trust as provided for in this Plan.

                  6. INTERCLASS CONTRIBUTIONS (CLASSES 5a AND 5b JOINTLY AND CLASS 5d). The Bondholders' Liquidating Trust shall pay to the General Unsecured Creditors' Liquidating Trust for the benefit of or as disbursing agent for the General Unsecured Creditor Class an amount equal to 5% of the gross proceeds paid by the insurance carriers from either or both of the Debtors' officers and directors liability policies (the "D&O Policies") in connection with the Controlling Shareholders Related Litigation, if any (the "Bondholders' Contribution"). If members of the General Unsecured Creditor Class actually receive distributions that exceed 40% of the allowed amount of the claims held by such creditors, then the General Unsecured Creditor Class shall share with the Bondholder Classes that portion of the General Unsecured Creditors' Distribution that would permit members of the General Unsecured Creditor Class to receive distributions exceeding 40% of the allowed amount of their claims ("Excess Distributable Funds") in accordance with the following formula: (i) the Bondholder Classes shall be entitled to 10% of any Excess Distributable Funds until such time as claimholders in the General Unsecured Creditor Class actually receive distributions that total 50% of the allowed amount of the claims held by such creditors, and (ii) after claimholders in the General Unsecured Creditor Class have actually received distributions that total 50% of the allowed amount of the claims held by such creditors, the Bondholder Classes shall be entitled to 25% of any remaining Excess Distributable Funds (such amounts the "General Unsecured Creditors' Contribution"). For purposes of this subparagraph, the amount of distributions "actually received" shall not be reduced by any tax that may be owed, paid or withheld by or on behalf of any recipient. Amounts distributable to the Bondholder Classes pursuant to this 4.E.6 shall be paid in a single check to the


                                       14
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

         Bondholders' Liquidating Trust after all distributions have been made to claimholders in the General Unsecured Creditor Class.

         F. OTHER SUBORDINATED CLAIMS (CLASS 6). Each holder of an Allowed Other Subordinated Claim shall not receive anything on account of such Claim. Subject to the provisions of Section 8.K. herein, the entry of the Confirmation Order shall act as an order approving and effecting the cancellation of all debt securities of At Home and all related indentures or agreements for the purchase or sale of such debt securities (and all securities convertible or exercisable for or evidencing any other right in or with respect to such securities) outstanding immediately prior to the Effective Date without any conversion thereof or distribution with respect thereto.

         G. STOCK INTERESTS, OPTION INTERESTS, WARRANT INTERESTS AND INTEREST RELATED CLAIMS (CLASS 7). Each holder of an Allowed Stock Interest, Option Interest, Warrant Interest and Interest Related Claim shall not receive anything on account of such Interest or Claim. Subject to the provisions of Section 8.K. herein, the entry of the Confirmation Order shall act as an order approving and effecting the cancellation of all shares of the capital stock of At Home Corporation (and all securities convertible or exercisable for or evidencing any other right in or with respect to shares of the capital stock of At Home Corporation) outstanding immediately prior to the Effective Date without any conversion thereof or distribution with respect thereto.

                                    ARTICLE 5
                      ACCEPTANCE OR REJECTION OF THIS PLAN

         A. VOTING CLASSES. Classes 5a-d are impaired and shall be entitled to vote to accept or reject this Plan. Each of Classes 5a-d shall be considered a separate Class for purposes of voting to accept or reject this Plan.

         B. PRESUMED ACCEPTANCE OF THIS PLAN. Classes 1, 2, 3 and 4 are unimpaired and are conclusively presumed to have accepted this Plan.

         C. PRESUMED REJECTION OF THE PLAN. Classes 6 and 7 are impaired and are conclusively presumed to have rejected this Plan.

         D. NONCONSENSUAL CONFIRMATION. If any impaired Class fails to accept this Plan, the Debtors intend to request that the Bankruptcy Court confirm this Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to that Class.

                                    ARTICLE 6
                  TREATMENT OF CLAIMS AGAINST MULTIPLE DEBTORS

                  This Plan contemplates and is predicated upon substantive consolidation of the Debtors into a single entity solely for purposes of all actions under the Plan. Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Chapter 11 Cases for all purposes related to the Plan. Accordingly, for purposes of classification, voting and distributions under this Plan, (a) all assets and liabilities of the Debtors shall be deemed merged so that all of the assets of all of the Debtors shall be available to pay all of the liabilities of all of the Debtors as if they were one company, (b) any obligation of any of the Debtors and all guaranties thereof by or enforceable against any of the Debtors and any joint and several liability of the Debtors shall be treated as though they were a single obligation in the amount of the obligation of the primary obligor, (c) any Claim or Claims filed or to be filed against any of the Debtors in

                                       15
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
connection with any such obligation and any such guaranties or any such joint and several liability shall be treated as though they were a single Claim in the amount of the Claim against the primary obligor, (d) all such guaranties of the Debtors shall be deemed eliminated and extinguished, (e) all Claims of any Debtor against any other Debtor shall be cancelled and extinguished, and (f) no distributions shall be made under the Plan on account of any Interests of any of the Debtors in any of the other Debtors. Nothing in this Article 6 or in any other provision of this Plan shall augment or increase the property that constitutes collateral securing any Claim.

                                    ARTICLE 7
            MEANS OF IMPLEMENTING THIS PLAN; EFFECTS OF CONFIRMATION

         A. IMPLEMENTATION OF JOINT PLAN. The Debtors propose to implement and consummate the Plan through the means contemplated by sections 1123(a)(5)(B),
(D), (E), (F) and (G) and 1123(b)(2), (b)(3) and (b)(4) of the Bankruptcy Code.

         B. COMMITTEE SETTLEMENT AGREEMENT BINDING, INCORPORATED. The entry of the Confirmation Order shall act as an order approving the entry into and performance under the Committee Settlement Agreement by each of At Home, the Bondholders' Committee and the General Creditors' Committee and their respective successors and assigns, and on the Effective Date, to the extent applicable, the Committee Settlement Agreement shall be binding upon all holders of Claims and Interests, and binding upon and enforceable by the At Home Liquidating Trust, the Bondholders' Liquidating Trust, the General Unsecured Creditors' Liquidating Trust and the Disbursing Agents, as successors in interest to the parties thereto, as well as their respective Trustees, Committees, managers, employees or agents. The Committee Settlement Agreement is incorporated herein and shall control with respect to the matters addressed therein.

         C. DISTRIBUTIONS.

                  1. DISTRIBUTION TO BONDHOLDERS. On the Effective Date, the Debtors shall distribute and be deemed for all purposes to have distributed (a) the Controlling Shareholders' Related Litigation; (b) 149/269ths of Net Available Cash on the Effective Date; (c) the Bondholder Litigation Fund; and (d) any other rights granted to holders of Allowed Bondholder Claims hereunder to the holders of Allowed Bondholder Claims, whether or not such Claims are Allowed as of the Effective Date, who shall be deemed to have contributed such assets to the Bondholders' Liquidating Trust.

                  2. DISTRIBUTION TO GENERAL UNSECURED CREDITORS. On the Effective Date, the Debtors shall distribute and shall be deemed for all purposes to have distributed (a) the Estate Litigation; (b) 120/269ths of Net Available Cash on the Effective Date; (c) the General Unsecured Creditors' Litigation Fund; (d) collections on accounts receivable received on or after the Effective Date; (e) proceeds of collection actions or other lawsuits pending as of the Effective Date received on or after the Effective Date; and (f) any other rights granted to holders of Allowed General Unsecured Claims hereunder, to the holders of Allowed General Unsecured Claims, who shall be deemed to have contributed such assets to the General Unsecured Creditors' Liquidating Trust.

                  3. AT HOME LIQUIDATING TRUST ASSETS. On the Effective Date, the Debtors shall distribute and shall be deemed for all purposes to have distributed all assets of the Debtors other than (a) the Controlling Shareholder Related Litigation and the Estate Litigation,
         (b) Net Available Cash as of that date, (c) the Bondholders'

                                       16
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

         Litigation Fund and the General Unsecured Creditors' Litigation Fund,
         (d) collections on accounts receivable received on or after the Effective Date, and (e) proceeds of collection actions or other lawsuits pending as of the Effective Date received on or after the Effective Date as follows: (i) 149/269ths to the holders of Allowed Bondholder Claims, whether or not such Claims are Allowed as of the Effective Date, who shall be deemed to have contributed such assets to the At Home Liquidating Trust and then contributed their interests in the At Home Liquidating Trust to the Bondholders' Liquidating Trust and
         (ii) 120/269ths to the holders of Allowed General Unsecured Claims, who shall be deemed to have contributed such assets to the At Home Liquidating Trust and to have then contributed their interests in the At Home Liquidating Trust to the General Unsecured Creditors' Liquidating Trust. The assets so distributed to the holders of such Allowed Claims and contributed thereby to the At Home Liquidating Trust shall be the Trust Assets of the At Home Liquidating Trust.

                  4. TRANSFER OF ASSETS. The assets being transferred to the Bondholders' Liquidating Trust, the General Unsecured Creditors' Liquidating Trust and the At-Home Liquidating Trust, as described in paragraphs (C)(1), (C)(2) and (C)(3) above, will be conveyed directly by the Debtors to the respective Liquidating Trust on behalf of the beneficiaries therein.

         D. CORPORATE ACTION. On the Effective Date, the matters under this Plan involving or requiring corporate action of the Debtors or their subsidiaries, including, but not limited to, actions requiring a vote or other approval of the board of directors or shareholders and execution of all documentation incident to this Plan, shall be deemed to have been authorized by the Confirmation Order and to have occurred and be in effect from and after the Effective Date without any further action by the Court or the officers or directors of the Debtors or their subsidiaries.

         E. DISSOLUTION OF DEBTORS. Immediately after the occurrence of the Effective Date, (i) the Debtors and their subsidiaries shall be deemed dissolved and the At Home Liquidating Trust shall be authorized and directed to take all actions reasonably necessary to dissolve such entities under applicable laws, including without limitation under the laws of the jurisdictions in which they may be organized or registered, and to pay all reasonable costs and expenses in connection with such dissolutions, including the costs of preparing or filing any necessary paperwork or documentation; and (ii) no assets shall revest in At Home.

         F. CREDITOR REPRESENTATIVES.

                  1. POWERS AND DUTIES OF CREDITOR REPRESENTATIVES.

                           a) Upon the Effective Date, the Bondholders'
Liquidating Trust shall be charged with and empowered to investigate, prosecute and pursue the Controlling Shareholders Related Litigation, to estimate, object to and otherwise administer the Bondholder Claims and the Controlling Shareholders Related Claims and to undertake such other actions as are allowed and required under applicable law, the Bondholders' Liquidating Trust Agreement or the Committee Settlement Agreement.

                           b) Upon the Effective Date, the General Unsecured
Creditors' Liquidating Trust shall be charged with and empowered to investigate, prosecute and pursue the Estate Litigation, to estimate, object to and otherwise administer the General Unsecured Claims and the Convenience Claims and to undertake such other actions as

                                       17
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
are allowed and required under applicable law, the General Unsecured Creditors' Liquidating Trust Agreement or the Committee Settlement Agreement.

                           c) The Creditor Representatives shall cooperate with
each other in all reasonable respects in their respective pursuit of the Controlling Shareholders Related Litigation and the Estate Litigation. The General Unsecured Creditors' Liquidating Trust shall have no input into any decisions made by the Bondholders' Liquidating Trust in disposing of the Bondholders' Distribution or in resolving claims for which the Bondholders' Liquidating Trust is responsible under this Plan, and the Bondholders' Liquidating Trust shall have no input into any decisions made by the General Unsecured Creditors' Liquidating Trust in resolving claims for which the General Unsecured Creditors' Liquidating Trust is responsible under this Plan.

                  2. FUNDING OF LITIGATION, RETENTION OF COUNSEL. The Creditor Representatives may retain counsel in any matter related to their duties or administration.

                           a) In connection with investigating, prosecuting and
pursuing the Controlling Shareholders Related Litigation, and in addition to the Bondholders Litigation Fund, the Bondholders' Liquidating Trust may withhold from the Bondholders' Distribution up to $5,000,000 for investigating, prosecuting and pursuing such Litigation (collectively, the "Additional Bondholders' Litigation Funds"). The Bondholders' Liquidating Trust shall be solely responsible for negotiating reasonable compensation arrangements and for paying all fees and expenses related to the investigation, prosecution and pursuit of the Controlling Shareholders Related Litigation and all other litigation and shall pay such fees and expenses solely from the Bondholders' Litigation Fund, from the Additional Bondholders' Litigation Funds, on a contingency basis or from the proceeds, if any, of the Controlling Shareholders Related Litigation. In addition, the Bondholders' Liquidating Trust may file a motion with the Bankruptcy Court, on notice to all holders of Bondholder Claims, to increase the amount of the Additional Bondholders' Litigation Funds, provided such additional funds are reasonably necessary to satisfy the litigation needs and costs of administration of the Bondholders' Liquidating Trust. Up to $1,000,000 for administration and for other miscellaneous litigation needs of the Bondholders' Liquidating Trust may be withheld from distribution in addition to the amounts set forth above without further notice or motion in accordance with the terms of the Bondholders' Liquidating Trust Agreement.

                           b) In connection with investigating, prosecuting and
pursuing the Estate Litigation, and in addition to the General Unsecured Creditors' Litigation Fund, the General Unsecured Creditors' Liquidating Trust may withhold from the General Unsecured Creditors' Distribution up to $12,000,000 for investigating, prosecuting and pursuing such Litigation (the "Additional General Unsecured Creditors' Litigation Funds"). The General Unsecured Creditors' Liquidating Trust shall be solely responsible for negotiating reasonable compensation arrangements and for paying all fees and expenses related to the investigation, prosecution and pursuit of the Estate Litigation. The General Unsecured Creditors' Liquidating Trust may pay such fees and expenses from the General Unsecured Creditors' Litigation Fund, from the Additional General Unsecured Creditors' Litigation Funds, on a contingency basis or from the proceeds, if any, of the Estate Litigation. In addition, the General Unsecured Creditors' Liquidating Trust may file a motion with the Bankruptcy Court, on notice to all holders of General Unsecured Claims, to increase the amount of the Additional General Unsecured Creditors' Litigation Funds, provided such additional funds are reasonably necessary to satisfy the litigation needs and costs of administration of the General Unsecured Creditors' Liquidating Trust. Costs of administration of the General Unsecured


                                       18
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

Creditors' Liquidating Trust may be withheld from distribution in addition to the amounts set forth above without further notice or motion in accordance with the terms of the General Unsecured Creditors' Liquidating Trust Agreement.

         G. CONTESTED CLAIMS RESERVE.

                  1. FORMATION OF TRUST. On or prior to the Effective Date, the Contested Claims Reserve shall be formed as a discrete trust. Holders of Contested General Unsecured Claims shall be contingent beneficiaries of the Contested Claims Reserve, contingent on their Claims being Allowed. Holders of Allowed General Unsecured Claims (including holders of Contested General Unsecured Claims subsequently Allowed) shall be contingent beneficiaries of the Contested Claims Reserve, contingent on Contested Claims being Disallowed. The Contested Claims Reserve will hold the Ratable Share of the General Unsecured Creditors' Distribution that would otherwise be distributed to the holders of Contested General Unsecured Claims if such Claims were Allowed Claims as of the Effective Date. The Contested Claims Reserve shall be treated for purposes of receiving distributions under the Plan as a holder of Allowed General Unsecured Claims in an aggregate amount equal to all of the Contested Claims as of the time of such distributions. If, on the Effective Date, the total dollar amount of Contested General Unsecured Claims is indeterminate such that the minimum proportionate interests in the General Unsecured Creditors' Liquidating Trust to be received by the holders of the Allowed General Unsecured Claims can not be calculated as of such date, then all of the interests in the General Unsecured Creditors' Liquidating Trust will initially be held by the Contested Claims Reserve until such time as a minimum distribution to the holders of Allowed General Unsecured Claims can be determined

                  2. TRUST AGREEMENT. The Contested Claims Reserve Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to govern the rights, powers, obligations and appointment and removal of the Contested Claims Trustee and to ensure the treatment of the Contested Claims Reserve as a trust for federal income tax purposes.

                  3. APPOINTMENT OF TRUSTEE. On the Effective Date, the Contested Claims Trustee shall be appointed trustee of the Contested Claims Reserve and shall have the duties and powers set forth in
         Section 7.G. and in the Contested Claims Reserve Agreement.

                  4. TERM AND COMPENSATION OF TRUSTEE. The Contested Claims Trustee shall be retained and compensated in accordance with the terms of the Contested Claims Reserve Agreement.

                  5. WITHHOLDING AND DISTRIBUTION IN RESPECT OF CONTESTED GENERAL UNSECURED CLAIMS. On the initial and any subsequent date for distribution to the holders of Allowed General Unsecured Claims in accordance with Articles 7 and 8 of this Plan, the General Unsecured Creditors' Disbursing Agents shall retain in or distribute to the Contested Claims Reserve the Ratable Share of any Contested General Unsecured Claims. As soon as practicable after (and to the extent) a Contested General Unsecured Claim becomes an Allowed Claim, the General Unsecured Creditors' Disbursing Agents shall make distribution to such holder based on the Ratable Share already distributed to all holders of Allowed General Unsecured Claims. The General Unsecured Creditors' Disbursing Agents shall

                                       19
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
         thereafter make payments to such holder based on the Ratable Share of the Allowed Claim and in accordance with the provisions of this Plan.

                  6. WITHHOLDING. The Contested Claims Trustee may withhold from amounts distributable to any person any and all amounts, determined in such Trustee's reasonable sole discretion, the withholding of which is required by any law, regulation, rule, ruling, directive or other governmental requirement.

                  7. REPORTING DUTIES, NATURE OF TRUST. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Contested Claims Trustee of a private letter ruling if the Contested Claims Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Contested Claims Trustee), the Contested Claims Trustee shall (i) treat the Contested Claims Reserve as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Contested General Unsecured Claim, in accordance with the trust provisions of the Internal Revenue Code (sections 641 et seq.), (ii) file all tax returns and timely pay all taxes that may become due consistently with such treatment, and (iii) to the extent permitted by applicable law, report consistently for state and local income tax purposes. Regardless of the treatment of the Contested Claims Reserve for state and federal income tax, the Contested Claims Reserve shall be deemed a "liquidating trust" for all purposes under state and federal securities laws. In addition, all parties shall report consistently with the treatment of the Contested Claims Reserve as set forth in this Section 7.G.9.

                  8. TERMINATION. The Contested Claims Reserve shall terminate after its liquidation, administration and distribution of its Contested Claims Reserve Assets in accordance with this Plan and its full performance of all other duties and functions set forth herein or in its Contested Claims Reserve Agreement.

                  9. LIABILITY, INDEMNIFICATION. None of the Contested Claims Trustee, its members, designees or professionals, or any duly designated agent or representative of the Contested Claims Trustee, or their respective employees, shall be liable for the act or omission of any other member, designee, agent or representative of the Contested Claims Trustee, nor shall the Contested Claims Trustee be liable for any act or omission taken or omitted to be taken in its capacity as Contested Claims Trustee, other than acts or omissions resulting from the Contested Claims Trustee's willful misconduct, gross negligence or fraud. The Contested Claims Trustee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with its attorneys, accountants, financial advisors and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such persons. Notwithstanding such authority, the Contested Claims Trustee shall not be under any obligation to consult with its attorneys, accountants, financial advisors or agents, and its determination not to do so shall not result in the imposition of liability on the Contested Claims Trustee or its respective members and/or designees, unless such determination is based on willful misconduct, gross negligence or fraud. The Contested Claims Reserve shall indemnify and hold harmless its Trustee and its designees and professionals, and all duly designated agents and representatives thereof (in their capacity as such), from and against and in respect of all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys' fees and costs arising out of or due to their actions or omissions, or consequences of their actions or


                                       20
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
         omissions with respect to the Contested Claims Reserve or the implementation or administration of this Plan; provided, however, that no such indemnification will be made to such persons for actions or omissions as a result of willful misconduct, gross negligence or fraud.

         H. LIQUIDATING TRUSTS.

                  1. FORMATION OF LIQUIDATING TRUSTS. On or prior to the Effective Date, the Bondholders' Liquidating Trust, the General Unsecured Creditors' Liquidating Trust and the At Home Liquidating Trust shall be formed. The holders of Allowed Bondholder Claims shall be the sole beneficiaries of the Bondholders' Liquidating Trust, with each such holder holding its interest therein in proportion to its Ratable Share of all Allowed Bondholder Claims (after giving effect to the relative rights to receive payments from the Bondholders' Distribution set forth in this Plan). The holders of Allowed General Unsecured Claims and the Contested Claims Reserve shall be the sole beneficiaries of the General Unsecured Creditors' Liquidating Trust, with each such holder holding its interest therein in proportion to its Ratable Share of all Allowed General Unsecured Claims (after giving effect to the relative rights to receive payments from the General Unsecured Creditors' Distribution set forth in this Plan). The beneficiaries of the At Home Liquidating Trust shall be 149/269ths the holders of Allowed Bondholder Claims (who shall hold their interests through the Bondholders' Liquidating Trust) and 120/269ths the holders of Allowed General Unsecured Claims (who shall hold their interests through the General Unsecured Creditors' Liquidating Trust).

                  2. LIQUIDATING TRUST AGREEMENTS. The Liquidating Trust Agreements shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to govern the rights, powers, obligations and appointment and removal of the Liquidating Trustees and to ensure the treatment of the Liquidating Trusts as liquidating trusts for federal income tax purposes.

                  3. APPOINTMENT OF LIQUIDATING TRUSTEES. On the Effective Date, the Bondholders' Liquidating Trustee shall be appointed trustee of the Bondholders' Liquidating Trust and shall have the duties and powers set forth in Sections 7.F and 7.H and in the Bondholders' Liquidating Trust Agreement. On the Effective Date, the General Unsecured Creditors' Liquidating Trustee shall be appointed trustee of the General Unsecured Creditors' Liquidating Trust and shall have the duties and powers set forth in Sections 7.F and 7.H and in the General Unsecured Creditors' Liquidating Trust Agreement. On the Effective Date, At Home's responsible officer(s) shall be appointed Plan Agent, and the Plan Agent shall be appointed trustee of the At Home Liquidating Trust and have the duties and powers set forth in Sections 7.H and 7.I and in the At Home Liquidating Trust Agreement. Each Liquidating Trustee shall be deemed the Estates' representative in accordance with section 1123 of the Bankruptcy Code and shall have all powers, authority and responsibilities specified in this Plan and the relevant Liquidating Trust Agreement, including, without limitation, the powers of a trustee under sections 704, 108 and 1106 of the Bankruptcy Code and Rule 2004


                                       21
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
         of the Bankruptcy Rules (including without limitation, commencing, prosecuting or settling Rights of Action, enforcing contracts, and asserting claims, defenses, offsets and privileges), to the extent not inconsistent with the status of the relevant Liquidating Trust as a liquidating trust within the meaning of Treasury Regulations 301.7701-4(d) for federal income tax purposes.

                  4. TERM AND COMPENSATION OF TRUSTEES. The Liquidating Trustees shall be retained and compensated in accordance with the terms of the relevant Trust Agreement.

                  5. TREATMENT OF TRANSFER OF ASSETS.

                           a) The transfer of the Liquidating Trust Assets to
the Liquidating Trusts shall be made, as provided herein, for the benefit of the holders of Allowed Claims in Classes 5a and 5b jointly or Class 5d, as the case may be. In this regard, the At Home Liquidating Trust Assets will be deemed first to have been transferred to such holders of Allowed Claims (and the Contested Claims Reserve) and then by them to their respective Liquidating Trust. Upon the transfer of the Liquidating Trust Assets, the Debtors shall have no further interest in or with respect to the Liquidating Trust Assets or the Liquidating Trusts.

                           b) For federal income tax purposes, all parties
(including, without limitation, the Debtors, the Liquidating Trustees, the holders of Allowed Claims, the Creditor Representatives and the Disbursing Agents) shall treat the transfer of Liquidating Trust Assets to each Liquidating Trust, in accordance with the terms of this Plan, as a transfer to the holders of the Allowed Claims that have a beneficial interest in such Liquidating Trust, in each case followed by a transfer of such assets by such holders to the respective Liquidating Trust, and the beneficiaries of each Liquidating Trust shall be treated as the grantors and owners thereof.

         6. LIQUIDATION OF LIQUIDATING TRUST ASSETS, RESPONSIBILITIES OF LIQUIDATING TRUSTEES.

                           a) Each Liquidating Trustee, in its reasonable
business judgment, and in an expeditious but orderly manner, shall liquidate and convert to cash the assets of its respective Liquidating Trust, make timely distributions and not unduly prolong the duration of such Liquidating Trust. The liquidation of the Liquidating Trust Assets may be accomplished either through the sale of Liquidating Trust Assets (in whole or in combination), including the sale of Rights of Action, or through prosecution or settlement of any Rights of Action, or otherwise.

                           b) Each Liquidating Trustee shall be designated in
the Confirmation Order and in the relevant Liquidating Trust Agreement and shall have the power (with respect to the General Unsecured Creditors' Liquidating Trust, under the direction of the General Creditors' Supervisory Board) (i) to prosecute for the benefit of its Liquidating Trust any Rights of Action (whether such suits are brought in the name of the Liquidating Trust or otherwise), and
(ii) to administer the assets of its Liquidating Trust and otherwise perform the functions and take the actions provided for or permitted in the relevant Liquidating Trust Agreement or in any other agreement executed by such Liquidating Trustee pursuant to this Plan. Any and all proceeds generated from the prosecution of any claims or Rights of Action of the Debtors shall constitute the property of the relevant Liquidating Trust.

                           c) Each Liquidating Trustee may request an expedited
determination of taxes of its Liquidating Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, its Liquidating Trust for all taxable periods through the dissolution of the Liquidating Trust.

                  7. VALUATION OF ASSETS. As soon as possible after the Effective Date (i) each Liquidating Trust Committee shall inform the relevant Liquidating Trustee, in writing, of the fair market value of the relevant Liquidating Trust Assets transferred to the Liquidating


                                       22
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

         Trust based on the good faith determination of such Liquidating Trust Committee, and (ii) the Liquidating Trustee shall apprise the holders of Allowed Claims and the Disbursing Agents in writing of such valuation (and indicate in such writing each holder's percentage ownership interest in the Liquidating Trust based on each holder's relative beneficial interest in the Liquidating Trust as of the Effective Date). The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Liquidating Trustees, the holders of Allowed Claims and the Disbursing Agents) for all federal income tax purposes.

                  8. INVESTMENT POWERS OF THE LIQUIDATING TRUSTEES AND PERMITTED CASH EXPENDITURES. The right and power of each Liquidating Trustee to invest Liquidating Trust Assets, the proceeds thereof, or any income earned by the Liquidating Trust, shall be limited to the right and power that a liquidating trust is permitted to hold pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise. Each Liquidating Trustee may expend the cash of the Liquidating Trust (x) as reasonably necessary to meet contingent liabilities and to maintain the value of the respective assets of the Liquidating Trust during liquidation, (y) to pay the respective reasonable administrative expenses (including, but not limited to, any taxes imposed on the Liquidating Trust) and (z) to satisfy other respective liabilities incurred by the Liquidating Trust in accordance with this Plan or the relevant Liquidating Trust Agreement.

                  9. ANNUAL DISTRIBUTIONS, WITHHOLDING. Each Liquidating Trustee shall distribute at least annually to the holders of the beneficial interests in the Liquidating Trust, in accordance with such holders' relative beneficial interests in the Liquidating Trust, all cash on hand (including, with respect to the At Home Liquidating Trust, Net Available Cash); PROVIDED, HOWEVER, that each Liquidating Trustee shall retain amounts (a) reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Liquidating Trust during liquidation, (b) needed to pay or reserve for anticipated amounts of reasonable administrative expenses (including, but not limited to, any taxes imposed on the Liquidating Trust or in respect of the assets of the Liquidating Trust), and (c) needed to satisfy other liabilities incurred by the Liquidating Trust in accordance with this Plan or the relevant Liquidating Trust Agreement. Each Liquidating Trustee may withhold from amounts distributable to any person any and all amounts, determined in such Liquidating Trustee's reasonable sole discretion, the withholding of which is required by any law, regulation, rule, ruling, directive or other governmental requirement.

         10. REPORTING DUTIES.

                           a) Subject to definitive guidance from the IRS or a
court of competent jurisdiction to the contrary (including the receipt by a Liquidating Trustee of a private letter ruling if such Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by such Liquidating Trustee), each Liquidating Trustee shall file returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a). Each Liquidating Trustee shall also send to each holder of a beneficial interest in such Liquidating Trust an annual statement setting forth the holder's share of items of income, gain, loss, deduction or credit and instruct all holders to report such items on their federal income tax returns.

                                       23
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

Each Liquidating Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Liquidating Trust that are required by any governmental unit.

                           b) Allocations of Liquidating Trust taxable income
shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Liquidating Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the beneficial interests in such Liquidating Trust (treating any holder of a Contested Claim, for this purpose, as a current holder of a beneficial interest in such Liquidating Trust entitled to distributions), taking into account all prior and concurrent distributions from such Liquidating Trust (including all distributions held in reserve pending the resolution of Contested Claims). Similarly, taxable loss of the Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Liquidating Trust Assets. For this purpose, the tax book value of the Liquidating Trust Assets shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired by the Liquidating Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

                           c) Each Liquidating Trustee shall file (or cause to
be filed) any other statements, returns or disclosures relating to the Liquidating Trust that are required by any governmental unit.

                  11. REGISTRY OF BENEFICIAL INTERESTS. To evidence each holder's beneficial interests in the Liquidating Trust, each Liquidating Trustee shall maintain a registry of holders. Any transfer shall be effected in compliance with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, and any other applicable federal or state securities law.

                  12. NON-TRANSFERABLE. Upon issuance thereof, interests in the Bondholders' Liquidating Trust shall be non-transferable, except with respect to a transfer by will or under the laws of descent and distribution. Any such transfer, however, shall not be effective until and unless the Bondholders' Trustee receives written notice of such transfer.

                  13. TERMINATION. Each of the Liquidating Trusts shall terminate after its liquidation, administration and distribution of its Liquidating Trust Assets in accordance with this Plan and its full performance of all other duties and functions set forth herein or in its Liquidating Trust Agreement. Each Liquidating Trust shall terminate no later than the fifth (5th) anniversary of the Effective Date; provided, however, that, within a period of six (6) months prior to such termination date, the Bankruptcy Court, upon motion by a party in interest, may extend the term of a Liquidating Trust if it is necessary to facilitate or complete the liquidation of the Liquidating Trust Assets administered by such Liquidating Trust. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained within six (6) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions shall not exceed three (3) years, unless the Liquidating Trustee for a Liquidating Trust receives a favorable ruling from the IRS that any further extension would not adversely affect the status of such Liquidating Trust as a

                                       24
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
         liquidating trust within the meaning of Treasury Regulations 301.7701-4(d) for federal income tax purposes.

                  14. LIABILITY, INDEMNIFICATION. None of the Liquidating Trustees, the Liquidating Trust Committees, their respective members, designees or professionals, or any duly designated agent or representative of the Liquidating Trustees, or the Liquidating Trust Committees, or their respective employees, shall be liable for the act or omission of any other member, designee, agent or representative of such Liquidating Trustee or Liquidating Trust Committee, nor shall such Liquidating Trustee, or any member of such Liquidating Trust Committee, be liable for any act or omission taken or omitted to be taken in its capacity as Liquidating Trustee, or as a member of a Liquidating Trust Committee, respectively, other than acts or omissions resulting from such Liquidating Trustee's or such member's willful misconduct, gross negligence or fraud. Each Liquidating Trustee, or each Liquidating Trust Committee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with its attorneys, accountants, financial advisors and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such persons. Notwithstanding such authority, neither the Liquidating Trustees, nor the Liquidating Trust Committees shall be under any obligation to consult with its attorneys, accountants, financial advisors or agents, and their determination not to do so shall not result in the imposition of liability on such Liquidating Trustee or Liquidating Trust Committee or their respective members and/or designees, unless such determination is based on willful misconduct, gross negligence or fraud. Each Liquidating Trust shall indemnify and hold harmless its Liquidating Trustee and Liquidating Trust Committee and their respective members, designees and professionals, and all duly designated agents and representatives thereof (in their capacity as such), from and against and in respect of all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys' fees and costs arising out of or due to their actions or omissions, or consequences of their actions or omissions with respect to such Liquidating Trust or the implementation or administration of this Plan; provided, however, that no such indemnification will be made to such persons for actions or omissions as a result of willful misconduct, gross negligence or fraud.

                  15. PURPOSE OF THE LIQUIDATING TRUSTS. The Liquidating Trusts shall be established for the sole purpose of liquidating and distributing their respective Liquidating Trust Assets in accordance with Treasury Regulations section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. Subject to definitive guidance from the IRS, all parties shall treat the Liquidating Trusts as liquidating trusts for all federal income tax purposes. None of the Liquidating Trusts shall be deemed to be the same legal entity as At Home, but only the assignee of the assets and liabilities of At Home and a representative of the Estates for delineated purposes within the meaning of section 1123(b)(3) of the Bankruptcy Code.

         I. SPECIAL PROVISIONS FOR AT HOME LIQUIDATING TRUST.

                  1. POWERS AND DUTIES OF AT HOME LIQUIDATING TRUST. The At Home Liquidating Trust shall complete the winddown of the Estates, including filing tax returns of At Home through the tax year ending 2002, settling or satisfying administrative, tax and priority claims and completing any sales of assets that are not completed as of the Effective Date. The At Home Liquidating Trustee shall


                                       25
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
         wind up the remaining affairs of the Debtors, including the filing of all required tax returns through the end of 2002, and shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Effective Date through, and including, the dissolution of the Debtors. The At Home Liquidating Trust shall pay all costs and expenses related to the winddown of the Estates from the Administrative Reserve and make distributions to the holders of Allowed Senior Claims from the Senior Claims Reserve. The Plan Agent shall provide all reasonable cooperation to the Bondholders' Liquidating Trust and the General Unsecured Creditors' Liquidating Trust in pursuing the Controlling Shareholders Related Litigation or the Estate Litigation.

                  2. POWERS OF THE PLAN AGENT. Subject to Section 7.I.3, the Plan Agent shall have the power to (a) compromise, settle, abandon or dismiss any or all Senior Claims and defenses thereto, (b) liquidate the assets of the At Home Liquidating Trust, such as through the sale of assets (in whole or in combination thereof) and (c) otherwise perform the functions and take the actions permitted or required by this Plan, under applicable law, in the At Home Liquidating Trust Agreement or in any other agreement executed by the Plan Agent pursuant to this Plan. The Plan Agent shall be solely responsible for objecting to and administering all Senior Claims. Any and all proceeds generated by the Plan Agent shall be the property of the At Home Liquidating Trust. Except as provided in this Plan, the Plan Agent shall have the absolute right to pursue or not to pursue any and all claims, rights or Rights of Action as the Plan Agent determines are in the best interests of the holders of Allowed Bondholder Claims and Allowed General Unsecured Claims and the Creditor Representatives, consistent with the purposes of the At Home Liquidating Trust. The Plan Agent may incur any reasonable and necessary expenses (up to the amount of the Administrative Fund) in liquidating and converting the assets in the At Home Liquidating Trust to cash.

                  3. REPRESENTATIVE OVERSIGHT. The Plan Agent shall obtain the written consents of or provide fifteen days written notice to and consult with both the Creditor Representatives before: (i) completing any sale or transfer of any material assets of the At Home Liquidating Trust, or (ii) entering into any settlement or compromise with respect to any material Senior Claim. In the event the Creditor Representatives disagree, such dispute shall be mediated before the Honorable Randall Newsome, Bankruptcy Judge, or determined by the Bankruptcy Court.

                  4. RETENTION OF COUNSEL. The At Home Liquidating Trust may retain counsel in any matter related to its administration. In any dispute arising between the Plan Agent and the Creditor Representatives, the Plan Agent shall have the right to retain counsel, and all legal fees and expenses incurred by the Plan Agent in resolution of such disputes shall be paid by the At Home Liquidating Trust from the Administrative Fund.

         J. PRESERVATION OF ALL CAUSES OF ACTION. Except as otherwise provided in the Plan or in any contract, instrument, release or agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Disbursing Agents or the Creditor Representatives, as applicable, shall retain and may exclusively enforce and prosecute any claims, causes or Rights of Action that the Debtors or the Estates may have against any person or entity. The Disbursing Agents or the Creditor Representatives, as applicable, may pursue such retained claims, causes or Rights of

                                       26
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

Action in accordance with the best interests of the creditors, the Estates, the At Home Liquidating Trust or the constituents of the Creditor Representatives.

         K. ASSUMPTION OF OBLIGATIONS UNDER PLAN. On the Effective Date, all At Home's rights and obligations with respect to each General Unsecured Claim and each Convenience Claim shall be assigned to and assumed by the General Unsecured Creditors' Liquidating Trust. On the Effective Date, all At Home's rights and obligations with respect to each Allowed Bondholder Claim shall be assigned to and assumed by the Bondholders' Liquidating Trust, and the Bondholders Liquidating Trust shall assume those obligations with respect to Controlling Shareholder Related Claims as provided in the Committee Settlement Agreement. On the Effective Date, all At Home's rights and obligations with respect to each Senior Claim and all other rights and obligations of At Home other than those distributed hereunder shall be assigned to and assumed by the At Home Liquidating Trust.

         L. DESIGNATION OF DISTRIBUTION AGENTS. On the Effective Date, the At Home Liquidating Trust shall be appointed a Disbursing Agent to make distributions on Senior Claims pursuant to this Plan; the Bondholders' Disbursing Agents shall be appointed Disbursing Agents to make distributions on Allowed Claims in Classes 5a, 5b and 5c; and the General Unsecured Creditors' Disbursing Agents shall be appointed Disbursing Agents to make distributions on Allowed Claims in Class 5d and Class 4 pursuant to this Plan. The appointment of the Bondholders' Disbursing Agents shall not affect the rights reserved to the Indenture Trustees under Section 8.K. herein.

         M. SATURDAY, SUNDAY OR LEGAL HOLIDAY. If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

         N. SUCCESSORS. The At Home Liquidating Trust shall be the successor to At Home for the purposes of sections 1123, 1129 and 1145 of the Bankruptcy Code. The Bondholders' Liquidating Trust (and to the extent applicable, the Bondholder Distribution Agents) shall be deemed the successor in interest to the Bondholders' Committee for purposes of sections 1123, 1129 and 1145 of the Bankruptcy Code and of all obligations of and agreements by the Bondholders' Committee, including without limitation those under the Committee Settlement Agreement. The General Unsecured Creditors' Liquidating Trust (and to the extent applicable, the General Unsecured Creditors' Distribution Agents) shall be deemed the successor in interest to the General Creditors' Committee for purposes of sections 1123, 1129 and 1145 of the Bankruptcy Code and of all obligations of and agreements by the General Creditors' Committee, including without limitation those under the Committee Settlement Agreement. The Bondholder Liquidating Trust and the General Unsecured Creditors' Liquidating Trust shall be deemed to be successors to the Debtors and, to the extent applicable, trustees solely for purposes of section 108(a) of the Bankruptcy Code.

         O. TERM OF INJUNCTIONS OR STAYS. All injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105(a) or 362 of the Bankruptcy Code, or otherwise, and in existence on the Effective Date, shall remain in full force and effect until the closing of the Chapter 11 Cases.


                                       27
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

                                    ARTICLE 8
                          DISTRIBUTIONS UNDER THIS PLAN

         A. SENIOR CLAIMS RESERVE; ADMINISTRATIVE RESERVE. On the Effective Date, At Home shall establish a reserve sufficient to pay all Allowed and Contested Senior Claims to the extent such Claims are not paid on the Effective Date (the "Senior Claims Reserve"), as well as to pay projected costs and expenses of administering the Estates, performing the obligations of the At Home Liquidating Trust from and after the Effective Date and resolving Senior Claims, including any related fees and expenses (the "Administrative Reserve"). As soon as practicable after (and to the extent) a Contested Senior Claim becomes Allowed, the At Home Liquidating Trust will make a payment from the Senior Claims Reserve to such holder based on the Allowed amount of such holder's Senior Claim. After (and to the extent) a Contested Senior Claim becomes a Disallowed Claim or is determined not to be a Senior Claim, the portion of the Contested Senior Claims Reserve reserved for such Claim will be distributed as soon as practicable in accordance with the provisions of this Plan. Any amount remaining in the Senior Claims Reserve after payment of all Allowed Senior Claims, and any amounts remaining in the Administrative Reserve after termination of the At Home Liquidating Trust, shall constitute Net Available Cash.

         B. WITHHOLDING TAXES. The Disbursing Agents shall be entitled to deduct any federal, state or local withholding taxes from any payments under this Plan. As a condition to making any distribution under this Plan, the Disbursing Agents may require that the holder of an Allowed Claim provide such holder's taxpayer identification number and such other information and certification as may be deemed necessary for At Home and/or the Disbursing Agents to comply with applicable tax reporting and withholding laws.

         C. FUNDING OF LITIGATION FUNDS. On the Effective Date, At Home shall allocate (i) $12 million (the "Bondholders' Litigation Fund") to a designated escrow account for administration by the Bondholders' Liquidating Trust and (ii) $3 million (the "General Unsecured Creditors' Litigation Fund") to a designated escrow account for administration by the General Unsecured Creditors' Liquidating Trust; provided in each case that the amount allocated to the designated escrow accounts shall be reduced by the amounts previously paid by At Home and the Estates to the Bondholders' Committee and the General Creditors' Committee in pursuing the Controlling Shareholders Related Litigation and the Estate Litigation, respectively, after the appointment of such Committees as Estate Representatives on May 13, 2002. The entry of the Confirmation Order shall act as an order of the Bankruptcy Court approving for all purposes the prior cover sheet applications submitted by the Bondholders' Committee and the General Creditors' Committee in pursuit of their actions as estate representatives.

         D. ESTIMATION. In order to effectuate distributions pursuant to this Plan and avoid undue delay in the administration of the Chapter 11 cases, At Home (prior to the Effective Date) and each of the At Home Liquidating Trust, the Bondholders' Liquidating Trust and the General Unsecured Creditors' Liquidating Trust (after the Effective Date), after notice and a hearing (which notice may be limited to the holder of such Contested Claim), shall have the right to seek an order of the Bankruptcy Court, pursuant to section 502(c) of the Bankruptcy Code, estimating or limiting the amount of property that must be withheld from distribution on account of Contested Claims; provided, however, that the Bankruptcy Court shall determine (i) whether such Claims are subject to estimation pursuant to section 502(c) of the Bankruptcy Code and (ii) the timing and procedures for such estimation proceedings, if any.

                                       28
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

         E. TIMING OF DISTRIBUTION.

                  1. TIMING OF DISTRIBUTIONS WITH RESPECT TO ALL SENIOR CLAIMS. With respect to any Allowed Senior Claim, the initial distribution date shall be the date that is as soon as practicable on or after the later of (a) the Effective Date and (b) the date on which the Claim becomes an Allowed Claim.

                  2. TIMING OF DISTRIBUTIONS WITH RESPECT TO UNSECURED CLAIMS. The Disbursing Agents shall commence making distributions to the holders of Allowed Unsecured Claims (other than Controlling Shareholders Related Claims) from the Creditors' Distributions on a date that is as soon as practicable on or after the later of (a) the Effective Date and (b) the date on which the Claim becomes an Allowed Claim. Subject to the terms of this Plan, the Disbursing Agents shall thereafter make further distributions (and/or establish operating reserves), unless such distribution would be de minimis. Nothing herein shall prevent the Disbursing Agents from making additional interim distributions as appropriate. In the event the cash available at the time of the final distribution is so small as to make such final distribution not cost effective, the General Unsecured Creditors' Liquidating Trust shall have the discretion to donate such remaining cash to a charitable organization.

                  3. TIMING OF DISTRIBUTIONS WITH RESPECT TO CONTROLLING SHAREHOLDER RELATED CLAIMS. The Bondholders' Disbursing Agent shall commence making distributions to holders of Allowed Controlling Shareholders Related Claims after the Controlling Shareholder Related Litigation has been concluded by Final Order or by a settlement approved by the Bankruptcy Court and/or the courts in which the Controlling Shareholders Related Litigation is being litigated.

         F. SETOFFS AND RECOUPMENTS. The Disbursing Agents may, but shall not be required to, set off against or recoup from the payments to be made pursuant to this Plan in respect of a Claim, any claim of any nature whatsoever At Home or the Estates may have against the holder, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by At Home, the Estates, the Bondholders' Liquidating Trust or the General Unsecured Creditors' Liquidating Trust of any such claim At Home or the Estates may have against such holder.

         G. UNDELIVERABLE DISTRIBUTIONS. If payment or distribution to the holder of an Allowed Claim under this Plan is returned for lack of a current address for the holder or otherwise, the appropriate Disbursing Agent shall file with the Bankruptcy Court the name, if known, and last known address of the holder and the reason for its inability to make payment. If, after the passage of ninety (90) days (or, in the case of Bondholder Claims, two (2) years) and after any additional effort to locate the holder that the Bankruptcy Court may direct, the payment or distribution still cannot be made, the payment or distribution and any further payment or distribution to the holder shall be distributed to the holders of Allowed Claims in the appropriate class or classes, and the Allowed Claim shall be deemed satisfied to the same extent as if payment or distribution had been made to the holder of the Allowed Claim.

         H. ADDITIONAL PROVISIONS REGARDING DISTRIBUTIONS IN RESPECT OF BONDHOLDER CLAIMS. The Bondholders' Disbursing Agents may establish reasonable terms and procedures for the delivery of the Bondholders' Distribution, including that each holder of a Bondholder Claim deliver its securities to the Bondholders' Disbursing Agent, and shall establish reserves consistent with the obligations of the holders of Bondholder Claims under the Committee Settlement Agreement.

                                       29
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

         I. ADDITIONAL PROVISIONS REGARDING DISTRIBUTIONS BY GENERAL UNSECURED CREDITORS' LIQUIDATING TRUST. The General Unsecured Creditors' Liquidating Trustee may establish reasonable terms and procedures for the payment of a General Unsecured Claim, including that each holder of an Allowed Claim deliver to the General Unsecured Creditors' Liquidating Trustee an affidavit stating that the holder of such Allowed Claim has not transferred and will not prior to payment transfer its claim to a third party as well as other such provisions.

         J. DISTRIBUTIONS IN SATISFACTION; BINDING EFFECT OF PLAN; ALLOCATION. Except for the obligations expressly imposed by this Plan and the property and rights expressly retained under this Plan, if any, the distributions and rights that are provided in this Plan shall be in complete satisfaction and release of all Claims against, liabilities in, liens on, obligations of and Interests in At Home and the Estates and the assets and properties of At Home and the Estates, whether known or unknown, arising or existing prior to the Effective Date. Distributions received in respect of Allowed General Unsecured Claims and Allowed Bondholder Claims will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest.

         K. CANCELLATION OF NOTES AND INSTRUMENTS. As of the Effective Date, all notes, agreements and securities evidencing Claims and Interests and the rights thereunder of the holders thereof shall, with respect to At Home, be canceled and deemed null and void and of no further force and effect, and the holders thereof shall have no rights against At Home, the Estates, the Bondholders' Liquidating Trust or the General Unsecured Creditors' Liquidating Trust, and such instruments shall evidence no such rights, except the right to receive the distributions provided for in this Plan. Notwithstanding the foregoing, the provisions of the indentures governing: (i) the rights and duties of the holders of the Zero Coupon Notes and the Convertible Notes against and to their respective Indenture Trustees, including, without limitation, those provisions relating to distributions, the Indenture Trustees' rights to payment, liens on property to be distributed to holders of such notes, and the Indenture Trustees' rights of indemnity, if any; and (ii) the rights, defenses and duties of the holders of the Zero Coupon Notes and the Convertible Notes against and to third parties, including, without limitation, those provisions relating to Senior Indebtedness and/or subordination in right of payment; shall not be cancelled or otherwise affected by this Plan, confirmation of this Plan, the occurrence of the Effective Date or any other event.

         L. PROMETHEAN SENIOR CLAIMS RESERVE. The moneys held in the Senior Claims Reserve and reserved for Promethean Secured Claims, if any, shall be deemed to be the Promethean Senior Claims Reserve. If and to the extent that any Contested Promethean Secured Claims are determined by a Final Order to be Allowed Promethean Secured Claims, such Claims shall be paid from the Promethean Senior Claims Reserve; otherwise the At Home Liquidating Trust shall withhold the funds in the Promethean Senior Claims Reserve until a determination by Final Order of (i) whether the remaining Claims of Promethean are Allowed or Disallowed and (ii) whether or not the remaining Claims of Promethean constitute Senior Indebtedness entitled to benefit from the subordination provisions in the Bond Indentures, at which point such funds shall be distributed as Net Available Cash and Promethean shall be paid in accordance with the terms of this Plan.

                                    ARTICLE 9
                         PROVISIONS FOR CONTESTED CLAIMS

         A. OBJECTIONS TO CLAIMS. After the Effective Date, only the General Unsecured Creditors' Liquidating Trust shall have the authority to file, settle, compromise, withdraw


                                       30
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
or litigate to judgment objections to General Unsecured Claims and Convenience Claims, and only the Bondholders' Liquidating Trust shall have the authority to file, settle, compromise, withdraw or litigate to judgment objections to all other Unsecured Claims. Unless otherwise provided herein or ordered by the Bankruptcy Court, all objections to Claims shall be served and filed not later than nine (9) months after the Effective Date, provided that the Creditors' Representatives may request an extension of time by filing a motion with the Bankruptcy Court. Notwithstanding the foregoing, the At Home Liquidating Trust, the Bondholders' Liquidating Trust or the General Unsecured Creditors' Liquidating Trust may from time to time object to or otherwise contest any tax Claims asserted by a governmental unit, provided that the At Home Liquidating Trust shall be primarily responsible for objecting to and otherwise contesting such claims.

         B. RESERVATION OF RIGHTS TO OBJECT TO CLAIMS. Unless a Claim is specifically Allowed under this Plan, the At Home Liquidating Trust, the Bondholders' Liquidating Trust and the General Unsecured Creditors' Liquidating Trust reserve any and all objections to Claims, whether secured or unsecured, including any objection to the validity or amount of alleged liens and security interests, whether under the Bankruptcy Code, other applicable law or contract. Each of the Creditor Representatives and the At Home Liquidating Trusts shall be solely responsible for objecting to Claims which it is responsible for administering, provided that the At Home Liquidating Trust may object to any Claim.

         C. NO DISTRIBUTIONS PENDING ALLOWANCE. Notwithstanding any other provision of this Plan, no payment or distribution shall be made with respect to any Claim until such Claim becomes an Allowed Claim.

         D. ALLOWANCE OF CLAIMS SUBJECT TO SS.502(d). Allowance of Claims shall be in all respects subject to the provisions of section 502(d) of the Bankruptcy Code.

         E. WITHHOLDING AND DISTRIBUTION IN RESPECT OF CONVENIENCE CLAIMS.

                  1. CONVENIENCE CLAIMS RESERVES. On the initial and any subsequent date for distribution to the holders of General Unsecured Creditors' Claims in accordance with Articles 7 and 8 of this Plan, the General Unsecured Creditors' Disbursing Agent shall withhold from such distribution an amount sufficient to satisfy all Convenience Claims (the "Convenience Claims Reserve").

                  2. DISTRIBUTIONS IN RESPECT OF CONVENIENCE CLAIMS. As soon as practicable after (and to the extent) a Contested Convenience Claim becomes an Allowed Claim, the General Unsecured Creditors' Disbursing Agent shall make a payment from the Convenience Claims Reserve to such holder in the full Allowed amount of such Convenience Claim (the aggregate of such payments, the "Convenience Claim Payment").

         F. DISTRIBUTION IN RESPECT OF CONTROLLING SHAREHOLDERS RELATED CLAIMS. When and to the extent that a Contested Controlling Shareholder Related Claim becomes an Allowed Claim and provided that the Controlling Shareholders Related Litigation has been concluded with respect to the holder of such Claim, the Bondholders' Disbursing Agent shall, as soon as practicable, make a payment to such holder in accordance with the provisions of this Plan. With respect to the Claims of AT&T Corp. and its affiliates, the Bondholders' Liquidating Trust shall withhold from distributions to the holders of Allowed Bondholder Claims an amount that is the product of Net Available Cash multiplied by a fraction the numerator of which is $73,952,494 (the amount of all liquidated Unsecured Claims filed to date by AT&T) and the denominator of which is the

                                       31
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
amount of all Unsecured Claims in Class 5. In addition, the Bondholders' Liquidating Trust shall withhold from distributions to the holders of Allowed Bondholder Claims (i) at the Effective Date, an amount equal to 120/269ths of the portion of the Senior Claims Reserve reserved for AT&T's purported Administrative Claims; (ii) at the Effective Date, an additional $3,000,000 (the amount by which AT&T's purported Senior Indebtedness exceeds its purported Administrative Claims); and (iii) from and after the Effective Date, if received from the At Home Liquidating Trust upon release from the Senior Claims Reserve, the 149/269ths of the portion of the Senior Claims Reserve reserved for AT&T's purported Administrative Claims that would become part of the Bondholders' Distribution if AT&T's purported Administrative Claims are determined not to be Allowed Administrative Claims ((i), (ii) and (iii) together, the "AT&T Senior Indebtedness Reserve"). That portion of the AT&T Senior Indebtedness Reserve that exceeds an amount equal to the product of Net Available Cash multiplied by a fraction the numerator of which is the amount of all Claims purported by AT&T to be Senior Indebtedness and the denominator of which is the amount of all Unsecured Claims in Class 5 shall be released from the AT&T Senior Indebtedness Reserve and distributed by the Bondholders' Liquidating Trust to holders of Allowed Bondholder Claims free of any claim of AT&T if, when and to the extent a Final Order is entered determining that such Claims of AT&T are not Senior Indebtedness, and, if not earlier released to the Bondholders' Liquidating Trust under the immediately preceding clause of this sentence, shall continue to be reserved with the balance of the AT&T Senior Indebtedness Reserve until completion of the Controlling Shareholders Related Litigation as to AT&T and the entry of a Final Order determining whether AT&T's Claims for circuit termination or other purported Administrative Claims constitute Senior Indebtedness or Allowed Unsecured Claims at which time the entire AT&T Senior Indebtedness Reserve shall be distributed to the party entitled thereto based upon such determination. Notwithstanding the foregoing, the Court reserves jurisdiction to adjust the foregoing AT&T Senior Indebtedness Reserve up or down (or to order the funds released) at any time after the Effective Date following notice to AT&T and the Bondholders' Liquidating Trust and an opportunity for a hearing.

                                   ARTICLE 10
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         A. REJECTION OF CONTRACTS. On the Effective Date, each executory contract and unexpired lease that exists between At Home and any person that was not assumed or rejected before the Confirmation Date with the approval of the Bankruptcy Court, or for which At Home has not filed a motion to assume or reject before the Confirmation Date, is hereby rejected. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code.

         B. ASSUMPTION OF NON-DISCLOSURE AGREEMENTS AND WARRANTS. Notwithstanding the preceding paragraph, on the Effective Date, each Non-Disclosure Agreement and each warrant agreement for the purchase of common stock in any party other than At Home that exists between At Home and any person, to the extent that it constitutes an executory contract, is hereby assumed. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code.

         C. BAR TO REJECTION DAMAGES. Claims created by the rejection of any executory contract or unexpired lease (including claims under section 365(d)(3) of the Bankruptcy Code) must be served on At Home and filed with the Bankruptcy Court by the earlier of thirty (30) days after the Confirmation Date or such earlier date previously set by order of the Bankruptcy Court. Any Claims not filed within such time will be forever barred from

                                       32
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
assertion against At Home and the Estates. Unless otherwise ordered by the Bankruptcy Court, all such Claims arising from the rejection of executory contracts shall be treated as General Unsecured Claims under this Plan.

         D. INSURANCE POLICIES. To the extent that any or all of the insurance policies set forth on Exhibit B to this Plan are considered to be executory contracts, then notwithstanding anything contained in this Plan to the contrary, this Plan shall constitute a motion to assume the insurance policies set forth on Exhibit B to this Plan and to assign them to the At Home Liquidating Trust. Subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of At Home, the Estates and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of At Home existing as of the Confirmation Date with respect to each such insurance policy set forth on Exhibit B to this Plan. To the extent that the Bankruptcy Court determines otherwise with respect to any insurance policy, At Home reserves the right to seek rejection of such insurance policy or other available relief.

                                   ARTICLE 11
                           EFFECTIVENESS OF THIS PLAN

         A. CONDITIONS PRECEDENT. This Plan shall not become effective unless and until each of the following conditions shall have been satisfied in full in accordance with the provisions specified below:

                  1. ENTRY OF CONFIRMATION ORDER. The Bankruptcy Court shall have entered the Confirmation Order approving this Plan.

                  2. AT HOME LIQUIDATING TRUST. The At Home Liquidating Trust shall have been formed, and all formation documents for such entity shall have been properly executed and filed as required by this Plan and applicable law.

                  3. BONDHOLDERS' LIQUIDATING TRUST. The Bondholders' Liquidating Trust shall have been formed, and all formation documents for such entity shall have been properly executed and filed as required by this Plan and applicable law.

                  4. GENERAL UNSECURED CREDITORS' LIQUIDATING TRUST. The General Unsecured Creditors' Liquidating Trust shall have been formed, and all formation documents for such entity shall have been properly executed and filed as required by this Plan and applicable law.

                  5. CONTESTED CLAIMS RESERVE. The Contested Claims Reserve shall have been formed, and all formation documents for such entity shall have been properly executed and filed as required by this Plan and applicable law.

                  6. SENIOR CLAIM RESERVE. The Senior Claim Reserve shall have been established and shall be sufficient to satisfy the Claims to be satisfied therefrom.

                  7. LITIGATION FUNDS. The Bondholders' Litigation Fund and the General Unsecured Creditors' Litigation Fund shall have been established in accordance with the terms of this Plan.


                                       33
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

         B. WITHDRAWAL OF PLAN. If after the Confirmation Order is entered, each of the conditions to effectiveness has not been satisfied or duly waived on or by forty five (45) days after the Confirmation Date, then upon motion by At Home, the Bondholders' Committee and the General Creditors' Committee, the Confirmation Order may be vacated by the Bankruptcy Court; provided however, that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions to effectiveness is either satisfied or duly waived before the Bankruptcy Court enters an order granting the relief requested in such motion. As used in the preceding sentence, a condition to effectiveness may only be waived by a writing executed by each of At Home, the Bondholders' Committee and the General Creditors' Committee, or, with respect to a condition to effectiveness the satisfaction of which is primarily the responsibility of only one of At Home, the Bondholders' Committee and the General Creditors' Committee, by the remaining two. If the Confirmation Order is vacated pursuant to this Section, this Plan shall be null and void in all respects, and nothing contained in this Plan shall (i) constitute a waiver or release of any Claims against or Interests in At Home, (ii) prejudice in any manner the rights of the holder of any Claim against or Interest in At Home or
(iii) prejudice in any manner the rights of At Home in the Chapter 11 Cases.

                                   ARTICLE 12
                            ADMINISTRATIVE PROVISIONS

         A. RETENTION OF JURISDICTION. This Plan shall not in any way limit the Bankruptcy Court's post-confirmation jurisdiction as provided under the Bankruptcy Code. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and have exclusive jurisdiction (to the extent granted by applicable law, including any provisions permitting mandatory or discretionary withdrawal of such jurisdiction) over any matter (i) arising under the Bankruptcy Code, (ii) arising in or related to the Chapter 11 Cases or the Plan, or (iii) that relates to the following:

                  1. To hear and determine pending motions for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

                  2. To determine any and all adversary proceedings, motions, applications and contested matters that may be pending on the Effective Date or instituted by the At Home Liquidating Trust or the Creditor Representatives after the Effective Date, including, without limitation (to the extent jurisdiction exists), all actions to recover assets of the Debtors and property of the Estates, wherever located, including, without limitation, any causes of action under sections 544 through 553 inclusive of the Bankruptcy Code and all causes of action assigned to the At Home Liquidating Trust or the Creditor Representatives;

                  3. To resolve disputes over the ownership of a Claim;

                  4. To hear and determine timely objections to Claims, whether filed before or after the Confirmation Date, including objections to the classification, estimation or establishment of priority or status of any Claim, and to allow or disallow any Claim, in whole or in part;

                  5. To hear and determine matters related to the assets of the Estates, including liquidation of the Debtors' assets; provided that notwithstanding the foregoing, the Plan Agent shall have no obligation to obtain the approval or authorization of the Bankruptcy Court or file a report to the Bankruptcy Court

                                       34
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
         concerning the sale, transfer, assignment or disposition of assets; provided further, that the Plan Agent may seek "comfort orders" or similar orders of the Bankruptcy Court approving the Plan Agent's sale or disposition of such assets to facilitate such transactions;

                  6. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                  7. To consider modifications of or amendments to this Plan;

                  8. To hear and determine all Fee Applications;

                  9. To hear and determine all controversies arising in connection with the implementation of this Plan.

                  10. To hear and determine any proceeding under section 505 of the Bankruptcy Code.

                  11. To resolve all conflicts and disputes between the Plan Agent, the General Unsecured Creditors' Liquidating Trust, the Bondholders' Liquidating Trust, the Contested Claims Reserve and/or individual creditors, including the Promethean Funds; and

                  12. To enter a final decree closing the Chapter 11 Cases.

         B. PAYMENT OF STATUTORY FEES. All fees payable through the Effective Date pursuant to section 1930 of Title 28 of the United States Code shall be paid on or before the Effective Date. All fees payable after the Effective Date pursuant to section 1930 of Title 28 of the United States Code shall be paid by the Plan Agent.

         C. EXCULPATION. Neither At Home, the Bondholders' Committee, the General Creditors' Committee, nor the At Home Liquidating Trust or the Creditor Representatives, nor their respective officers, directors, employees, attorneys, advisors, members, shareholders, fiduciaries or agents (including any professionals retained by such persons), nor any of their respective predecessors or successors, shall have or incur any liability to any holder of a Claim or Interest or any other entity for any act or omission in connection with, or arising out of, the Chapter 11 cases, the pursuit of approval of the Disclosure Statement or the solicitation of votes for or confirmation of this Plan or consummation or administration of this Plan or the property to be distributed under this Plan, except for willful misconduct or gross negligence, and At Home, the Creditor Representatives and the Disbursing Agents and each of their respective officers, directors, employees, attorneys, advisors, members, shareholders, fiduciaries or agents (including any professionals retained by such persons) shall be entitled to rely upon the advice of counsel in all respects regarding their duties and responsibilities under this Plan.

         D. CURRENT OFFICERS RELEASES. The Confirmation Order shall effect a release of any claims or Rights of action of At Home against the Current Officers, known or unknown, and a release of any claims or causes of action of such Current Officers against At Home, known or unknown, other than claims arising from such Current Officers' gross negligence or willful misconduct, provided that such releases shall not affect or include At Home's indemnification obligations to such Current Officers, if any; PROVIDED (i) that the foregoing release shall be subject to any such Current Officers' agreement to cooperate with both of the Creditor Representatives in their respective investigations and

                                       35
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
pursuit of litigation and (ii) the foregoing release shall not affect any Current Officers' rights or benefits under the Cash Maximization Plan or the Winddown Retention Plan.

         E. HEADINGS. Headings are used in this Plan for convenience and reference only and shall not constitute a part of this Plan for any other purpose.

         F. DISTRIBUTIONS IN SATISFACTION; BINDING EFFECT OF PLAN. Except as otherwise provided in section1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against, or Interest in, At Home, the Estates and their respective successors or assigns, whether or not the Claim or Interest of such holders is impaired under the Plan and whether or not such holder has accepted this Plan. The rights, benefits and obligations of any entity named or referred to in the Plan, whose actions may be required to effectuate the terms of the Plan, shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor or assign of such entity (including, without limitation, any trustee appointed for the Debtors under Chapters 7 or 11 of the Bankruptcy Code).

         G. FINAL ORDER. Except as otherwise expressly provided in this Plan, any requirement in this Plan for a Final Order may be waived by the Debtors and the Creditors' Committees (if prior to the Effective Date) or the Plan Agent and the Creditor Representatives (if after the Effective Date) upon written notice to the Bankruptcy Court. No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

         H. AMENDMENTS AND MODIFICATIONS. To the fullest extent permitted under section 1127 of the Bankruptcy Code, this Plan may be altered, amended or modified at any time prior to the Effective Date by At Home with the consent of the Committees and at anytime thereafter, by the At Home Liquidating Trust with the consent of the Bondholders' Liquidating Trust and the General Unsecured Creditors' Liquidating Trust. At any time after the Effective Date, each of the At Home Liquidating Trust and the Creditors' Representatives may amend or modify the terms of this Plan with respect to their responsibilities with the consent of the other two parties or if such amendment or modification is approved by the Bankruptcy Court; PROVIDED that each of the Bondholders' Liquidating Trust, the At Home Liquidating Trust, the General Unsecured Creditors' Liquidating Trust and the Contested Claims Reserve may modify or amend their related Trust Agreement in accordance with the terms of such Agreements, so long as such modification or amendment is not inconsistent with this Plan or the intended tax treatment of such Trust under this Plan.

         I. WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all instruments issued in connection therewith and distributions thereon, the Debtors (if prior to or on the Effective Date) or the Plan Agent and the Disbursing Agents (if after the Effective Date) shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

         J. TAX EXEMPTION. Pursuant to section 1146 of the Bankruptcy Code, the issuance, transfer or exchange of any security under this Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of or as contemplated by this Plan, including, without limitation, any transfers to or by the Disbursing Agent of the Debtor's property in implementation of or as contemplated by this Plan (including, without limitation, any subsequent transfers of property by the Liquidating Trusts) shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee. Consistent with the foregoing, each recorder of deeds or

                                       36
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION
similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

         K. SECURITIES EXEMPTION. Any rights issued under, pursuant to or in effecting this Plan, and the offering and issuance thereof by any party, including without limitation At Home, the Creditor Representatives or the Disbursing Agents, shall be exempt from section 5 of the Securities Act of 1933, if applicable, and from any state or federal securities laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, and shall otherwise enjoy all exemptions available for distributions of securities under a plan of reorganization in accordance with all applicable law, including without limitation section 1145 of the Bankruptcy Code.

         L. TERMINATION OF THE COMMITTEE. Any committee appointed under section 1102 of the Bankruptcy Code shall cease to exist on the Effective Date.

         M. NOTICES. Any notices or requests of At Home, the General Unsecured Creditors' Liquidating Trust or the Bondholders' Liquidating Trust by parties in interest under or in connection with the Plan shall be in writing and served either by (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery or (c) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:

                If to At Home, the At Home Liquidating Trust or the Plan Agent:

                One Waters Park Drive
                Suite 160
                San Mateo, CA  94403
                Attn: Jacquelyn Crawford

                with a copy to:

                Counsel to [Addressee]
                O'Melveny & Myers LLP
                400 South Hope Street
                Los Angeles, CA  90071
                Attn:  Suzzanne Uhland

                If to the Bondholders' Liquidating Trust:

                Bondholders' Liquidating Trust, IN RE AT HOME
                [Address to be provided by Bondholders' Committee]

                with a copy to:

                                       37
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

                Counsel to the Bondholders' Liquidating Trust
                Pachulski, Stang, Ziehl, Young & Jones
                3 Embarcadero
                Suite 1020
                San Francisco, CA  94111
                Attn:  William Weintraub

                and an additional copy to:

                Counsel to the Bondholders' Liquidating Trust
                Weil, Gotshal and Manges
                767 Fifth Avenue
                New York, NY 10153
                Attn:  Richard Slack



                If to the General Unsecured Creditors' Liquidating Trust:

                General Unsecured Creditors' Liquidating Trust, IN RE AT HOME [Address to be provided by General Creditors' Committee]

                with a copy to:

                Counsel to the General Unsecured Creditors' Liquidating Trust McNutt and Litteneker, LLP
                55 Hawthorne Street
                Suite 430
                San Francisco, California 94105
                Attn:  Rebecca Litteneker and Valerie L. Smith



                If to the Contested Claims Reserve:

                Contested Claims Reserve, IN RE AT HOME
                [Address to be provided by General Creditors' Committee]

                with a copy to:

                Counsel to the Contested Claims Reserve
                McNutt and Litteneker, LLP
                55 Hawthorne Street
                Suite 430
                San Francisco, California 94105
                Attn:  Rebecca Litteneker and Valerie L. Smith

                                       38
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

Dated:   San Mateo, California     Respectfully submitted,
         June 18, 2002
                                    AT HOME CORPORATION,
                                    on behalf of the Debtors and
                                    Debtors-in-Possession


                                    /S/ Jacquelyn Crawford
                                    ------------------------------------------
                                    By:      Jacquelyn Crawford
                                    Its:     Treasurer and Responsible Person





                                       39
--------------------------------------------------------------------------------
                       DEBTORS' JOINT PLAN OF LIQUIDATION

EXHIBITS TO PLAN
Exhibit A     -     Committee Settlement Agreement
Exhibit B     -     Insurance Policies

                                    EXHIBIT A

                                       TO

                                    DEBTORS'

                                   JOINT PLAN

                                 OF LIQUIDATION

                              SETTLEMENT AGREEMENT

         This Settlement Agreement (the "Settlement") is entered into as of April __, 2002 by and among At Home Corporation ("At Home"), on its own behalf and on behalf of its affiliated debtors(1) (together with At Home, the "Debtors") in the Bankruptcy Cases (as defined herein), and the parties signatory hereto and their counsel, with reference to the following:

                                    RECITALS

WHEREAS:

         A. THE DEBTORS. On September 28, 2001 (the "Petition Date") the Debtors commenced chapter 11 cases in the Bankruptcy Court for the Northern District of California (the "Court"), which cases are jointly administered under case number 01-32495 (collectively, the "Bankruptcy Cases"). The Debtors continue to operate and wind down their businesses and manage their properties as debtors in possession under sections 1107(a) and 1108 of the Bankruptcy Code. On January 28, 2002 the Debtors filed a Joint Plan of Liquidation (the "Plan").

         B. THE BONDHOLDERS' COMMITTEE. Two official committees of unsecured creditors have been appointed in these cases-the Official Committee of Unsecured Bondholders (the "Bondholders' Committee"), appointed on October 3, 2001, and the Official Committee of Unsecured Creditors (the "General Creditors' Committee"), appointed on October 9, 2001

---------------------------

(1) Those affiliated debtor entities are: MatchLogic, Inc.; Classifieds 2000, Inc.; Excite@Home Work.com Holding Corporation; Join Systems, Inc.; Narrative Communications Corporation; iMall, Inc.; Netbot, Inc.; The McKinley Group, Inc.; Kendara, Inc.; Webshots Corporation; Worldprints.com International, Inc.; iMall Consulting, Inc.; iMall Services, Inc.; R&R Advertising Inc.; Cabot Richards & Reed; Internet Yellow Pages; Internet Merchandising, Inc.; Pure Payments, Inc.; Physicomp Corporation; Chautauqa Publishing Group, LLC; Full Force Systems, Inc.; Pogo Acquisition Corporation; At Home Holdings Corporation; MAC Corporation; At Home L.P.; AtHome.net; At Home Network, Inc.; DataInsight, Inc.; Excite@Home Canada, Inc. and Excite SARL.

(together, the "Committees"). The Bondholders' Committee represents the holders of the Convertible Subordinated Debentures (the "1998 Bonds") issued pursuant to that certain Indenture dated as of December 28, 1998 (the "1998 Indenture") between At Home and State Street Bank and Trust Company of California N.A., as indenture trustee (the "1998 Indenture Trustee") and the holders of the Convertible Subordinated Notes (the "1999 Bonds" and, together with the 1998 Bonds, the "Bonds") issued pursuant to that certain Indenture dated as of December 1, 1999 (the "1999 Indenture" and, together with the 1998 Indenture, the "Bond Indentures") between At Home and State Street Bank and Trust Company of California N.A., as indenture trustee (the "1999 Indenture Trustee" and, together with the 1998 Indenture Trustee, the "Indenture Trustees") (such holders, collectively, the "Bondholders").

         C. THE GENERAL CREDITORS' COMMITTEE. The General Creditors' Committee represents unsecured creditors in the Bankruptcy Cases other than those represented by the Bondholders' Committee, including partially secured creditors holding unsecured deficiency claims.

         D. THE MEDIATION. On February 12, 2002, March 29, 2002 and April 15, 2002, the parties to this Settlement gathered to mediate their respective claims and disputes under the auspices of the Honorable Randall Newsome. The Mediation resulted in an agreement between the parties to this Settlement (as agreed at the mediation, the "Mediation Settlement"), which shall be embodied in this Settlement and in a consensual plan of liquidation (the "Consensual Plan"). Portions of the Mediation Settlement were reduced to writing (the "Senior Claimant Settlement Agreement") and presented to the Court for approval by motion filed April 3, 2002.

                                    AGREEMENT
                                    ---------

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree that:

                              Committee Litigation
                              --------------------

         1. Upon approval of the motion appointing the Committees as provisional estate representatives as set forth herein (the "Motion") and in anticipation of, but provisional upon, confirmation of the Consensual Plan, the Bondholders' Committee (and upon confirmation of the Consensual Plan, the successor representative or entity (the "Bondholders' Successor", and together with the Bondholders' Committee, the "Bondholders' Entity" or the "BE")) shall be authorized and empowered to investigate, prosecute and pursue the Controlling Shareholders Related Litigation (as defined in subparagraph 8(iii) herein) on behalf of and in the name of the Debtors and to commence the process of estimating, objecting to and administering claims for which it shall be responsible under the Consensual Plan. The parties to this Settlement and their respective counsel shall cooperate in all reasonable respects with the investigation, prosecution and pursuit of the Controlling Shareholders Related Litigation and the estimation, objection to and administration of claims by the BE, including but not limited to voluntarily complying with document requests and making witnesses available for interviews, provided that such cooperation shall be at the expense of the BE. Upon approval of the Motion, the Debtors shall instruct and, to the extant practicable, cause each of the Debtors' professionals to provide, all attorney/client communications and work product related to the Controlling Shareholders Related Litigation to the BE and its counsel, and the BE and its professionals shall share in and, upon the effective date of the Consensual Plan, succeed to the professional-client, including but not limited to attorney-client, and work-product privileges of the Debtors and all other privileges applicable to the Debtors' Privileged information (as defined in Paragraph 5 herein). From and after the approval of the Motion, but conditional upon confirmation of the Consensual Plan, the Debtors shall not waive and shall instruct their professionals not to waive, to the extent practicable, the professional-client, including but not limited to attorney-client, privileges of the Debtors, or any other privileges afforded to the Debtors' Privileged Information.

         2. The Bondholders' Committee shall be authorized to retain counsel, experts and other professionals and incur reasonable expenses, including the expenses related to the cooperation of the Debtors and their counsel referred to in the preceding paragraph, in its reasonable discretion in investigating, prosecuting and pursuing the Controlling Shareholders Related Litigation and in estimating, objecting to or administering claims for which it is responsible. In connection with the investigation, prosecution and pursuit of the Controlling Shareholders Related Litigation and the estimation, objection to and administration of claims for which it is responsible, in each case prior to the effective date of the Consensual Plan, the Bondholders' Committee and its counsel, experts and other professionals may from time to time submit cover sheet applications for their fees and expenses under the procedures established in the Bankruptcy Cases for professionals entitled to compensation on an administrative basis, which applications the Debtors shall be authorized and directed to pay in accordance with such procedures, PROVIDED that such application shall recite that the Chairman of the Bondholders' Committee has approved the payment of such invoices as an advance against the Bondholders' Litigation Fund (as defined in subparagraph 8(x) herein), and PROVIDED FURTHER that the Bondholders' Committee shall not be required to submit interim or final fee applications in accordance with such procedures unless and until entry of an order denying confirmation of the Consensual Plan, confirming another plan or converting the Bankruptcy Cases to cases under chapter 7 of the Bankruptcy Code. In the event the Bondholders' Committee submits fee applications, such fee applications shall be subject to objection by parties in interest and shall, if and to the extent allowed, be paid as administrative expenses by the estates. Any payments made by the estates on account of such fees and expenses of the Bondholders' Committee in investigating, prosecuting and pursuing the Controlling Shareholders Related Litigation during the time period from and after the approval of the Motion and prior to the effective date of the Consensual Plan shall be chargeable against and deducted from the Bondholders' Litigation Fund prior to disbursement of such Fund. Notwithstanding anything contained herein, fees and costs incurred by the counsel to the Bondholders' Committee related to activities in the Debtors' cases other than the Controlling Shareholders' Related Litigation or the estimation, objection to or administration of claims for which it shall be responsible under the Consensual Plan shall be payable as general administrative expenses of the estate and shall not be chargeable to the Bondholders' Litigation Fund.

         3. Upon approval of the Motion and in anticipation of, but provisional upon, confirmation of the Consensual Plan, the General Creditors' Committee (and upon confirmation of the Consensual Plan, the successor representative or entity (the "General Creditors' Successor", and together with the General Creditors' Committee, the "General Creditors' Entity" or the "GCE")) shall be authorized and empowered to investigate, prosecute and pursue the Estate Litigation (as defined in subparagraph 8(vi) herein) on behalf of and in the name of the Debtors and to commence the process of estimating, objecting to and administering claims for which it shall be responsible under the Consensual Plan; PROVIDED that the Debtors shall not seek in the Motion to have the General Creditors' Committee appointed estate representative with respect to pending collection actions by the Debtors. The parties to this Settlement and their respective counsel shall cooperate in all reasonable respects with the investigation, prosecution and pursuit of the Estate Litigation and the estimation, objection to and administration of claims by the GCE, including but not limited to voluntarily complying with document requests and making witnesses available for interviews, provided that such cooperation shall be at the expense of the GCE. Upon approval of the Motion, the Debtors shall instruct and, to the extent practicable, cause each of the Debtors' professionals to provide, all attorney/client communications and work product related to the Estate Litigation to the GCE and its counsel, and the GCE and their professionals shall share in and, upon the effective date of the Consensual Plan, succeed to the professional-client, including but not limited to attorney-client, and work-product privileges of the Debtors and all other privileges applicable to the Debtors' Privileged Information. From and after the approval of the Motion, but conditional upon confirmation of the Consensual Plan, the Debtors shall not waive and shall instruct their professionals not to waive, to the extent practicable, the professional-client, including but not limited to attorney-client, privileges of the Debtors, or any other privileges afforded to the Debtors' Privileged Information.

         4. The General Creditors' Committee shall be authorized to retain counsel, experts and other professionals and incur reasonable expenses, including the expenses related to the cooperation of the Debtors and their counsel referred to in the preceding paragraph, in its reasonable discretion in investigating, prosecuting and pursuing the Estate Litigation and in estimating, objecting to or administering claims for which it is responsible. In connection with the investigation, prosecution and pursuit of the Estate Litigation and the estimation, objection to and administration of claims for which it is responsible, in each case prior to the effective date of the Consensual Plan, the General Creditors' Committee and its counsel, experts and other professionals may from time to time submit cover sheet applications for their fees and expenses under the procedures established in the Bankruptcy Cases for professionals entitled to compensation on an administrative basis, which applications the Debtors shall be authorized and directed to pay in accordance with such procedures, PROVIDED that such application shall recite that the Chairman of the General Creditors' Committee has approved the payment of such invoices as an advance against the General Creditors' Litigation Fund (as defined in subparagraph 8(x) herein), and PROVIDED FURTHER that the General Creditors' Committee shall not be required to submit interim or final fee applications in accordance with such procedures unless and until entry of an order denying continuation of the Consensual Plan, confirming another plan or converting the Bankruptcy Cases to cases under chapter 7 of the Bankruptcy Code. In the event the General Creditors' Committee submits fee applications, such fee applications shall be subject to objection by parties in interest and shall, if and to the extent allowed, be paid as administrative expenses by the estates. Any payments made by the estates on account of such fees and expenses of the General Creditors' Committee in investigating, prosecuting and pursuing the Estate Litigation during the time period from and after the approval of the Motion and prior to the effective date of the Consensual Plan shall be chargeable against and deducted from the General Creditors' Litigation Fund prior to disbursement of such Fund. Notwithstanding anything contained herein, fees and costs incurred by the counsel to the General Creditors' Committee related to activities in the Debtors' cases other than the Estate Litigation or the estimation, objection to or administration of claims for which it shall be responsible under the Consensual Plan shall be payable as general administrative expenses of the estate and shall not be chargeable to the General Creditors' Litigation Fund.

         5. The investigation, prosecution, and defense of the Controlling Shareholders Related Litigation by the BE and the Estate Litigation by the GCE, and the handling of the claims for which the BE and the GCE shall be responsible, will require the exchange and use of information, documents or materials of the Debtors that is subject to the professional-client, including without limitation attorney-client, and work-product privileges as well as other privileges (collectively the "Debtors' Privileged Information"). To ensure the protection of the Debtors' Privileged Information, the BE and the GCE each agrees that it will use its best efforts to protect from inadvertent waiver all such privileges. In addition:

                  (i) If either of the BE or the GCE wishes to waive any privileges applicable to the Debtors' Privileged Information in any writing produced by it, including without limitation paper or electronic correspondence or pleadings, then such Entity shall provide the other Entity with seven days advance written notice by email and facsimile of its intention and request that the notified Entity agree to the proposed waiver. If the BE and the GCE cannot agree on the proposed waiver, the notifying Entity may seek a hearing before Judge Newsome to be held within seven days (or as soon thereafter as the parties may be heard) to resolve the matter.

                  (ii) If either of the BE or the GCE wishes to waive the privileges applicable to the Debtors' Privileged Information in any live proceeding, including without limitation mediations, trials or depositions, then such Entity may waive so much of the privileges and protections as it reasonably deems appropriate, PROVIDED that such Entity, in waiving, impairing or failing to assert any privileges or protections applicable to the Debtors' Privileged Information, shall use its best efforts not to impair any litigation being prosecuted by (or that it is or should reasonably be aware may be prosecuted by) the other Entity under this Settlement or the Consensual Plan.

         6. All parties hereto agree to use their best efforts to maintain the confidentiality of the Debtors' trade secrets.

         7. The Debtors shall pay the costs related to document storage and retention of documents related to the Controlling Shareholders Related Litigation and the Estate Litigation up to September 30, 2002 as an administrative expense. The Debtors shall also pre-pay the costs to transport, index and centrally store all retained documents from September 30, 2002 until September 30, 2005, and the costs to destroy such documents thereafter. The BE and the GCE shall each bear any other costs charged by the storage facility or otherwise for its own access, use or copying of such documents, including without limitation the costs for sorting, retrieving and shipping documents related to its respective litigation. All original documents will remain in the custody of the storage facility except as reasonably necessary for investigation of rights of action, discovery or trial. The Plan Agent (as defined in subparagraph 8(xi) below) will notify the BE and the GCE of any third party subpoenas served upon the Debtors or their successor(s) and shall be responsible for complying with third party subpoenas served upon the Debtors, any party to this Settlement or their respective successor(s) and shall bear the expenses thereof; provided that the BE and the GCE shall each bear all costs and be solely responsible for complying with all discovery served upon it in the litigation to be distributed to it under the Consensual Plan or for which it will be estate representative or in connection with the claims for which it shall be responsible, including without limitation privilege review for documents in its control or for privileges or protections it is seeking to protect. The Plan Agent shall use its best efforts to avoid inadvertent waiver of the privileges applicable to the Debtors' Privileged Information and shall not waive such privileges without the approvals of both the BE and the

GCE. The GCE and the BE each agrees to cooperate with the other with respect to sharing any documents in its possession or control, at the expense of the requesting Entity.

                  The Consensual Plan and the Litigation Funds
                  --------------------------------------------

         8. As soon as practicable after approval of this Settlement and review by the Committees and pursuant to Paragraph 9 below, the Debtors shall file and seek confirmation of an amended chapter 11 plan of liquidation in the Bankruptcy Cases (the "Consensual Plan"), which plan shall supercede the previously filed chapter 11 Plan. The Consensual Plan shall provide for the following:

         (i) On the effective date of the Consensual Plan, after payment of all allowed secured, administrative and priority claims and the funding of the Bondholders' Litigation Fund and the Unsecured Creditors' Litigation Fund, and after establishing sufficient reserves for all unresolved secured, administrative and priority claims and for the funds to be retained by the Debtors to wind down the Debtors as contemplated by subparagraph 8(xi) below, the Debtors shall distribute the Available Cash (as defined in this subparagraph 8(i)) then held by the Debtors to the Bondholders' Successor for the benefit of or as disbursing agent for the Bondholders Classes (as defined in subparagraph 8(ii) herein) and to the General Creditors' Successor for the benefit of or as disbursing agent for the Unsecured Creditors' Class (as defined in subparagraph 8(viii) herein). After the effective date of the Consensual Plan, the Plan Agent shall make such further distributions of Available Cash as it shall deem prudent and efficient in its reasonable judgment. Available Cash shall at all times be distributed 149/269ths to the Bondholders' Classes jointly (together with such other distributions as provided for herein, the "Bondholders' Distribution") and 120/269ths to the General Creditors' Class (together with such other distributions as provided for herein, the "Unsecured Creditors' Distribution"), each for distribution in accordance with the terms of this Settlement. As used herein, "Available Cash" shall mean (a) all cash in the Debtors' estates as of the effective date of the Consensual Plan; (b) the proceeds from the sale of any tangible assets of Debtors, including, but not limited to, the Debtors' real property, whenever received; and (c) the proceeds from the sale of any intangible assets of Debtors, whenever received; but shall not include
                  (x) collections on accounts receivable received on or after the effective date of the Consensual Plan other than as set forth in subparagraphs 8(iii) or 8(vi) herein, (y) proceeds of any litigation to be assigned to the BE or the GCE under the Consensual Plan that is commenced by the BE or the GCE after approval of the Motion, or (z) proceeds of pending collection actions or other lawsuits received on or after the effective date of the Consensual Plan.

         (ii) Each of the 1998 Bonds and the 1999 Bonds shall be designated as a separate class under the Consensual Plan (each a "Bondholders' Class" and collectively the "Bondholders' Classes"). The Consensual Plan shall provide that holders of the 1998 Bonds and the 1999 Bonds will receive pro rata distributions from the funds available for distribution to the Bondholders' Classes; provided that, with respect to the first $300 million in proceeds from Controlling Shareholders Related Litigation, if any, the holders of 1999 Bonds will receive a recovery percentage that is 350 basis points higher than the recovery to the 1998 Bonds. By example, assuming in excess of $300 million of proceeds from Controlling Shareholders Related Litigation, the first $300 million would be distributed as follows: the 1998 Bonds would receive $93.12 million and the 1999 Bonds would receive $206.88 million.

         (iii) All rights of action and rights to receive proceeds flow any causes of action, claims or accounts receivable, whether prepetition or postpetition, of the Debtors and their estates against each of AT&T Corporation and its parents, successors, subsidiaries and affiliates and each of their current and former officers, directors, employees, agents, and representatives (collectively, "AT&T"), Comcast Corporation and its parents, successors, subsidiaries and affiliates and each of their current and former officers, directors, employees, agents and representatives (collectively "Comcast"), Cox Communications, Inc. and its parents, successors, subsidiaries and affiliates and each of their current and former officers, directors, employees, agents and representatives (collectively, "Cox" and together with AT&T and Comcast, the "Controlling Shareholders"), whether arising under state or federal law, including, but not limited to, breach of fiduciary duly claims and claims under section 16(b) of the Securities Exchange Act of 1934, as amended, as well as all claims and causes of action of the Debtors and their estates against all persons other than the Controlling Shareholders related to and arising out of the same operative set of facts as the claims and causes of action against the Controlling Shareholders, including, for example, (a) potential claims against Houlihan Lokey Howard & Zukin ("HLHZ"); (b) potential claims against non-AT&T members of the Debtors' Board of Directors or officers of the Debtors or Debtors' advisors for breaches of fiduciary duty; and (c) potential claims against any person arising out of the March 2000 transactions between the Controlling Shareholders and the Debtors, the proposed section 363 asset sale to AT&T, the filing of the bankruptcy and the financial deterioration of the Debtors and any claims or causes of action against individuals who were officers of the Debtors on the Petition Date or became officers of the Debtors after the Petition Date (the "Current Officers") to the extent not released under paragraph 15, but not including claims and causes of action against former non-director officers of the Debtors pertaining to the collection of contractual or other non-tortious debts or tortious debts other than breach of fiduciary duty (which claims and causes of action shall be included in the Estate Litigation), each subject to and net of any counterclaims, cross-claims or impleaders (collectively, the "Controlling Shareholders Related Litigation") shall be distributed to the Bondholders' Classes jointly and shall be part of the Bondholders' Distribution. In connection therewith, on the effective date of the Consensual Plan the Bondholders'

                  Committee shall dissolve and the Bondholders' Successor shall be charged with and empowered to investigate, prosecute and pursue the Controlling Shareholders Related Litigation and to estimate, object to and otherwise administer the claims for which it shall be responsible under the Consensual Plan. Except as set forth in subparagraph 8(iv) below and with respect to obligations of the Bondholders' Classes to contribute to the distribution, if any, for the benefit of or as disbursing agent for claimholders in the Controlling Shareholders Related Class (as defined in subparagraph 8(ix) herein), no other party or parties shall be entitled to the proceeds or the Controlling Shareholders Related Litigation or any other portion of the Bondholders' Distribution.

         (iv) The Bondholders' Successor shall pay to the General Creditors' Successor for the benefit of or as disbursing agent for the General Creditors' Class an amount equal to 5% of the gross proceeds paid by the insurance carriers from either or both of the Debtors' officers and directors liability policies (the "D&O Policies") in connection with the Controlling Shareholders Related Litigation, if any, and such payment shall be part of the General Creditors' Distribution. Notwithstanding the foregoing, the BE may decide, in its sole discretion, whether or not to investigate, pursue, settle or dismiss any claims encompassed within the Controlling Shareholders Related Litigation, and the GCE shall have no involvement in or notice of the BE's decisions with respect thereto. Notwithstanding any potential residual economic interest arising from the sharing formula set forth in this subparagraph 8(iv), the Bondholders' Successor shall have sole and absolute discretion to dispose of the Bondholders' Distribution, and to resolve claims payable out of the proceeds thereof. The GCE shall have no input into any decisions made by the BE in disposing of the Bondholders' Distribution or resolving claims for which the BE shall be responsible.

         (v) The Bondholders' Successor shall act as the class representative of, and the disbursing agent for, each of the Bondholders' Classes and shall act only as disbursing agent for the Controlling Shareholders Related Class for purposes of the Consensual Plan, including without limitation (i) distributing the Bondholders' Distribution and the proceeds, if any, of the Controlling Shareholders Related Litigation to claimholders in the Bondholders Classes; (ii) collecting and distributing any amounts distributable to claimholders in the Controlling Shareholders Related Class and (iii) investigating, prosecuting and pursuing the Controlling Shareholders Related Litigation and retaining any counsel, experts or other professionals in connection therewith. The BE shall be solely responsible for negotiating reasonable compensation arrangements and for paying all fees and expenses related to the investigation, prosecution and pursuit of the Controlling Shareholders Related Litigation and shall pay such fees and expenses solely from the Bondholders' Litigation Fund; from additional funds withheld from the Bondholders' Distribution (the "Additional BH Litigation Funds" and, together with the Bondholders' Litigation Fund, the "Aggregate BH Litigation Fund"); or on a contingency basis from the proceeds, if any, of the Controlling Shareholders Related Litigation. The Bondholders' Successor shall also be responsible for all matters relating to the claims asserted by members of the Bondholders' Class, including claims estimation, objection, administration and distribution. Fees and expenses for claims estimation and objection shall be paid from the Aggregate BH Litigation Fund; all other claims related fees and expenses, including those related to claims administration and distribution, shall be netted out of distributions to its constituents.

         (vi) All rights of action and the right to receive the proceeds from any causes of action or claims of the Debtors and their estates (other than the Controlling Shareholders Related Litigation), including but not limited to preference and other avoidance actions, collection, breach of contract, commercial disputes and claims for infringement or misappropriation of intellectual property rights (each to the extent not encompassed within the Controlling Shareholders Related Litigation) (collectively, the "Estate Litigation"), shall be distributed to the General Creditors Class and shall be part of the General Creditors' Distribution. In connection therewith, on the effective date of the Consensual Plan the General Creditors' Committee shall dissolve and the General Creditors' Successor shall be charged with and empowered to investigate, prosecute and pursue the Estate Litigation and to estimate, object to and otherwise administer the claims for which it shall be responsible under the Consensual Plan. Except with respect to obligations of the Unsecured Creditors' Class to share a portion of its distributions over 40 cents on the dollar with the Bondholders' Classes, no other party or parties shall be entitled to the proceeds of the Estate Litigation or any other portion of the Unsecured Creditors' Distribution. The GCE may assert claims or object to and assert counterclaims against any claims filed by Debtor's former officers and directors, unless such objection or counterclaim interferes with the prosecution of the Controlling Shareholders Related Litigation by the BE. If the GCE intends to assert claims against or object to or assert counterclaims against any claims filed by Debtors' former officers, the GCE shall provide the BE with a copy of any such proposed pleading or objection at least 20 days prior to filing it with any court or serving it on the officer. The BE shall have the right in its sole discretion to object (in writing stating the reasons for the objection) to the service and/or filing of such proposed lawsuit or objection within 20 days on the ground that such lawsuit or objection could adversely affect or could undermine the Controlling Shareholders Related Litigation. If the BE so objects, the GCE shall have the right in its sole discretion to bring the matter before Judge Newsome to mediate the dispute, and if the parties are unable to reach agreement in such mediation, either party may bring the matter before Judge Carlson for resolution. If it cannot resolve the issue after conferring with the BE, the GCE may also seek leave from Judge Carlson upon notice to the BE to shorten either or both of the preceding 20-day periods if it believes that its rights or ability to assert or object to claims may be impaired in the absence of such shortening of time.

         (vii) With respect to any claims or rights of action which are distributed under the Consensual Plan, such claims and rights of action shall be transferred together with all rights and duties attendant thereto, including without limitation: a) any respective proceeds consistent with subparagraph 8(i) herein,
                  b) liability for all claims brought by defendants in response to the claims and causes of action commenced by the representatives of a class, c) all costs and expenses of resolving the cause of action, and d) any sanctions or other liabilities that may arise out of the litigation concerning the matter. In no circumstances shall the funds administered by either of the BE or the GCE be available to pay sanctions against or other liabilities incurred by the other in connection with the claims or rights of action that are distributed under the Consensual Plan or for which the BE or the GCE is acting as estate representative.

         (viii) The unsecured non-priority claim holders other than claimholders in the Bondholders Classes and other than claimholders in the Controlling Shareholders Related Class shall be classed together (the "Unsecured Creditors Class"). The Unsecured Creditors' Successor shall act as the class representative of and disbursing agent for the Unsecured Creditors' Class for purposes of the Consensual Plan, including without limitation (i) distributing the Unsecured Creditors' Distribution and the proceeds, if any, of the Estate Litigation to the members of the Unsecured Creditors' Class; and (ii) investigating, prosecuting and pursuing the Estate Litigation and retaining any counsel, experts or other professionals in connection therewith. The GCE shall be solely responsible for negotiating reasonable compensation arrangements and for paying all fees and expenses related to the investigation, prosecution and pursuit of the Estate Litigation and shall pay such fees and expenses solely from the Unsecured Creditors' Litigation Fund; from additional funds withheld from the Unsecured Creditors' Distribution (the "Additional GC Litigation Funds" and, together with the General Creditors' Litigation Fund, the "Aggregate GC Litigation Fund"); or on a contingency basis from the proceeds, if any, of the Estate Litigation. The General Creditors' Successor shall also be responsible for all matters relating to the claims asserted by members of the Unsecured Creditors' Class, including claims estimation, objection, administration and distribution. Fees and expenses for claims estimation and objection shall be paid from the Aggregate GC Litigation Fund; all other claims related fees and expenses, including those related to claims administration and distribution, shall be netted out of distributions to its constituents.

         (ix) The Controlling Shareholders and all other parties sued in connection with the Controlling Shareholders Related Litigation shall be classed together (the "Controlling Shareholders Related Class"), but separately from the Bondholders Classes and the Unsecured Creditors Class, and, to the extent that members of the Controlling Shareholders Related Class have allowed claims against the Debtors after resolution of the Controlling Shareholders Related Litigation, the members of the Controlling Shareholders Related Class shall be entitled to their pro rata share of distributions to all unsecured creditors as if the Bondholders' Classes, the Unsecured Creditors' Class and the Controlling Shareholders' Class were one class sharing pro rata in all distributions from the Debtors' estates; PROVIDED, however, that any funds distributable to claimholders in the Controlling Shareholders' Class shall be contributed by the Bondholders' Classes from the Bondholders' Distribution and from the proceeds, if any, of the Controlling Shareholders Related Litigation.

         (x) On the effective date of the Consensual Plan, the Debtors' estates shall allocate (i) $12 million (the "Bondholders' Litigation Fund") to a designated escrow account for administration by the Bondholders' Successor and (ii) $3 million (the "General Creditors' Litigation Fund") to a designated escrow account for administration by the General Creditors' Successor (in each case less advances from the estates prior to the effective date of the Consensual Plan as provided herein). After the effective date of the Consensual Plan, the Bondholders' Successor and the General Creditors' Successor will each determine how to use their respective Litigation Funds and any proceeds of the litigations, including for additional litigation and/or costs of administration.

         (xi) The Estate Litigation, collections on accounts receivable received on or after the effective date of the Consensual Plan and proceeds of pending collection actions or other lawsuits received on or after effective date of the Consensual Plan (but excluding the Controlling Shareholder Related Litigation) shall be distributed solely to the Unsecured Creditors' Class and shall be deemed part of the Unsecured Creditors' Distribution. All matters relating to the Debtors' business operations, the administration of the Debtors' estates and the resolution of administrative claims, including those arising from and after the effective date of the Consensual Plan, and any related fees and expenses, shall be deemed to be and paid as administrative expenses by the estates prior to calculating the amounts of the Bondholders' Distribution and the Unsecured Creditors' Distribution, and the Consensual Plan shall provide for sufficient reserves to cover projected costs and expenses of administering the estates, continuing business operations from and after the effective date of the Consensual Plan and resolving and paying all secured, administrative, priority and tax claims. The Debtors' responsible officer(s) shall be appointed plan agent (the "Plan Agent") as of the effective date of the Consensual Plan to complete the winddown of the Debtors' estates, including filing tax returns, to settling or satisfying secured, administrative, tax and priority claims, completing any sales of assets after the effective date of the Consensual Plan and distributing Available Cash. Prior to the conclusion of such officer's employment, such officer shall appoint a successor Plan Agent to oversee the wind-down process to completion. The Plan Agent shall provide all reasonable cooperation to the BE and the GCE in pursuing the Estate Litigation or the Controlling Shareholders Related Litigation, provided that neither the Debtors' responsible officer(s) nor the Plan Agent shall have any oversight over the Estate Litigation or the Controlling Shareholders Related Litigation so long as and to the extent that the BE and the GCE are acting as estate representatives or class representatives with respect thereto. Any sales of assets initiated after the effective date of the Consensual Plan shall require the approval of both the BE and the GCE (subject to mediation before Judge Newsome in the event of a dispute), and the Plan Agent shall continue to use professionals employed by the Debtors for these tasks. In the event excess funds remain in the Debtors' estates at the conclusion of the wind-down process, such excess funds shall become Available Cash and shall be distributed in accordance with this Settlement, 149/269 as part of the Bondholders' Distribution and 120/269 as part of the General Creditors' Distribution.

         (xii) Notwithstanding the foregoing, (a) with respect to claims against the Debtors by members of the Controlling Shareholders Related Class other than HLHZ, the Debtors' estates shall assume and pay only such claims that are allowed administrative expenses (or, with respect to claims for periods spanning the Petition Date or for contract cure claims, the prorated amount attributable to the period after the Petition Date); and (b) any payments or other consideration by or from the Debtors' estates made after the Petition Date but prior to the effective date of the Consensual Plan to satisfy claims of members of the Controlling Shareholders Related Class against the Debtors arising prior to the Petition Date (and, with respect to claims for periods spanning the Petition Date or for contract cure claims, the prorated amount attributable to the period prior to the Petition Date) shall be credited toward and subtracted from the Bondholders' Distribution, which payments shall only be made with the consent of the BE.

         (xiii) The Unsecured Creditors Class shall not be required to share any portion of the Unsecured Creditors' Distribution unless and until members of the Unsecured Creditors Class actually receive distributions that exceed 40% of the allowed amount of the claims held by such creditors. The Unsecured Creditor Class shall share with the Bondholders Classes that portion of the funds available for distribution that would permit members of the Unsecured Creditor Class to receive distributions exceeding 40% of the allowed amount of their claims ("Excess Distributable Funds") in accordance with the following formula: (i) Bondholders shall be entitled to 10% of any Excess Distributable Funds until such time as claimholders in the Unsecured Creditors Class actually receive distributions that total 50% of the allowed amount of the claims held by such creditors, and (ii) after claimholders in the Unsecured Creditor Class have actually received distributions that total 50% of the allowed amount of the claims held by such creditors, the Bondholders shall be entitled to 25% of any remaining Excess Distributable Funds. For purposes of this subparagraph, the amount of distributions "actually received" shall not be reduced by any tax that may be owed, paid or withheld by or on behalf of any recipient. Amounts distributable to the Bondholders pursuant to this subparagraph 8(xiii) shall be paid in a single check to the Bondholders' Successor after all distributions have been made to claimholders in the Unsecured Creditor Class and such funds shall be part of the Bondholders' Distribution. Notwithstanding the foregoing, the GCE may decide, in its sole discretion, whether or not to investigate, pursue, settle or dismiss any claims encompassed within the Estate Litigation, and the BE shall have no involvement in or notice of the GCE's decisions with respect thereto. Notwithstanding any potential residual economic interest arising from the sharing formula set forth in this subparagraph 8(xiii), the General Creditors' Successor shall have sole and absolute discretion to dispose of the Unsecured Creditors Distribution, and to resolve claims payable out of the proceeds thereof. The BE shall have no input into any decisions made by the GCE in disposing of Unsecured Creditors Distribution or resolving claims for which the GCE shall be responsible.

         (xiv) The Debtors shall withdraw their notice of appeal of the order denying their application to employ HLHZ. Any section 503(b) claims asserted by HLHZ will be the responsibility of the Debtors and will be treated as an administrative expense of the estates. If HLHZ is sued by the BE in connection with the Controlling Shareholders Related Litigation, then (i) the BE shall be responsible for administration of any administrative claims of HLHZ, other than those asserted solely under 11 U.S.C. 503(b), and shall satisfy the allowed amount of any such claims, other than amounts allowed solely under 11 U.S.C. 503(b), out of the Bondholders' Distribution and (ii) any prepetition claims of HLHZ shall be classified in the Controlling Shareholders Related Class. If the BE does not sue HLHZ in connection with the Controlling Shareholders Related Litigation, then the BE will not be responsible for administering or satisfying any claims asserted by HLHZ.

         (xv) Notwithstanding any other provision of this Settlement or the Consensual Plan, the confirmation of the Consensual Plan shall effect a release of any claims or causes of action of the Debtors against the Current Officers, known or unknown, and a release of any claims or causes of action of such Current Officers against the Debtors, known or unknown, other than claims arising from such Current Officers' gross negligence or willful misconduct, provided that such releases shall not affect or include the Debtors' indemnification obligations to such Current Officers, if any, subject to any such Current Officers' agreement to cooperate with both the BE and the GCE in their respective investigations and pursuit of litigation.

         (xvi) The Consensual Plan shall contain an exculpation provision providing for the release of the Committees and the Debtors and their respective members, agents and professionals with respect to actions taken in the Bankruptcy Cases, including without limitation those in connection with this Settlement, the Senior Claimant Settlement Agreement and the pursuit of the Consensual Plan (but which provision shall not release any parties' obligations under this Settlement, the Senior Claimant Settlement Agreement or any claims within the Controlling Shareholder Related Litigation or Estate Litigation).

         (xvii) The effective date of the Consensual Plan shall be determined in accordance with Paragraph 11 herein.

         (xviii) The BE and/or the GCE may appoint third parties to serve as disbursing agent(s).

         9. The parties hereto agree to cooperate in drafting the definitive Consensual Plan and the documents related thereto, including without limitation the disclosure statement, and devising appropriate governance structures for the Bondholders' and General Creditors' Successor, consistent with the terms of this Settlement. Provided however, that in drafting the

Consensual Plan and related documents, the Bondholders' Committee and the Bondholders' Successor shall have no input into the choice of the legal entity to serve as the Unsecured Creditors' Successor, or on any matter related to the governance structure of the Unsecured Creditors' Successor. Likewise, the Unsecured Creditors' Committee and the Unsecured Creditors' Successor shall have no input on any matter related to the formation of the Bondholders' Successor, or on any matter related to the governance structure of the Bondholders' Successor.

         10. The Bondholders' Committee and the General Creditors' Committee shall each provide the Debtors with (a) on or before April 24, 2002, the types of corporate or organizational structure or entity for the Bondholders' Successor and the General Creditors' Successor to be included in the Consensual Plan and (b) on or before April 30, 2002, descriptions of such each such type and the tax and securities issues attendant to and resulting from the implementation of such a corporate or organizational structure or entity; in each case sufficient for inclusion in the Consensual Plan and disclosure statement therefor. Not later than one week prior to the hearing on the disclosure statement for the Consensual Plan, the Bondholders' Committee and the General Creditors' Committee shall provide the Debtors with (x) the maximum amount of the Additional GC Litigation Funds and the Additional BH Litigation Funds and (y) the identity of any individuals or other entities to be appointed to manage, operate or oversee the Bondholders' Successor and the General Creditors' Successor.

                      Agreement to Support Consensual Plan
                      ------------------------------------

         11. Each of the parties hereto agrees to use its best efforts to support and have the Motion approved by the Court, and thereafter to use its best efforts support and have the Consensual Plan and the disclosure statement thereof approved by the Court. In that regard, the parties agree to use their best efforts to achieve the following target dates (or the earliest dates thereafter that the Court is available): by May 1, 2002, the Debtors should file the Consensual Plan and the disclosure statement therefore; by June 15, 2002, the Disclosure Statement should be approved by the Court; by July 31, 2002, the Consensual Plan should be confirmed by the Court and by August 30, 2002 the Consensual Plan should be effective. Each of the parties hereto acknowledges and agrees that the achievement of such target dates are subject to circumstances beyond the control of the parties hereto, including the Court's calendar and availability, and that the Court may continue or reschedule proceedings integral to achieving such target dates. In that regard, each of the parties hereto agrees (i) to vigorously oppose any motion or action by any third party to continue or delay any of the preceding target dates and to request that any such continuance be minimal; (ii) in the event of any such continuance or delay with respect to any such target date, the following target dates shall be moved back by an identical margin; and (iii) that it shall not seek to extend the above target dates for its own convenience and that any continuance sought shall be for the shortest reasonable amount of time. Without limiting the generality of the foregoing, each of the parties hereto agrees to advocate for and on behalf of the Consensual Plan, including, in the case of the Committees, urging its constituents to vote for the Consensual Plan and soliciting affirmative votes from such constituents. Each of the parties hereto further agrees that in any disclosure statement or other document relating to the Consensual Plan, the Debtors may state that such party supports and recommends confirmation of the Consensual Plan.

         12. Until the confirmation or denial of the Consensual Plan, no party hereto shall (a) object to confirmation of the Consensual Plan or otherwise commence any proceeding to oppose or alter the Consensual Plan or any other documents or agreements related thereto (the "Plan Documents"), to the extent such documents confirm to the terms hereof, (b) vote for, consent to, support or participate in the formulation of any other plan of reorganization or liquidation proposed or filed or to be proposed or filed in any chapter 11 case commenced in respect of the Debtors, (c) directly or indirectly seek, solicit, support or encourage any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company or any of its subsidiaries that could reasonably be expected to prevent, delay or impede confirmation of the Consensual Plan or completion of the Plan Documents, (d) object to the disclosure statement or the solicitation of acceptances of the Consensual Plan (provided that the Debtors shall agree to include such additional information in the disclosure statement as may be reasonably requested by the Committees), (e) file or support a motion to convert the Bankruptcy Cases to cases under chapter 7 of the Bankruptcy Code, or fail to vigorously oppose such a motion, so long as each party to this Settlement is in compliance herewith, (f) take any other action that is inconsistent with, or that would delay confirmation of, the Consensual Plan, including, without limitation, initiating, or having initiated on its behalf; any litigation or proceedings of any kind against any of the parties to this Settlement, other than to seek approval or enforcement of this Settlement or the Senior Claimant Settlement. In connection with seeking approval of the Motion and enforcement of this Settlement, the Debtors and the Bondholders' Committee agree to move the Court as expeditiously as reasonably possible to enter an order, pursuant to 11 U.S.C. ss. 105 and 362(a)(3), either removing or permanently enjoining the prosecution of In re At Home Corporation Stockholders' Litigation, Master File No. 413094 (Sup. Ct. Calif) and the parties likewise agree to seek removal of or enjoin any other actions or proceedings that improperly seek to prosecute claims belonging to the Debtors or their estates that the BE or the GCE has been authorized to investigate, prosecute and pursue pursuant to this Settlement.

         13. Each of the members of the Committees party hereto hereby agrees not to (i) sell, transfer, assign, pledge, or otherwise dispose of any of its claims, in whole or in part, or any interest therein, unless the transferee accepts such claims subject to the terms of this Settlement or (ii) grant any proxies, deposit any of its claims into a voting trust, or enter into a voting agreement with respect to any of the claims unless such arrangement provides for compliance herewith. In the event that any such party transfers such claim prior to the last date for voting on the Consensual Plan, such transferee shall comply with and be subject to all the terms of this Settlement, including, but not limited to, such party's obligations to support the Consensual Plan and shall, as a condition precedent to such transfer, execute an agreement on terms substantially identical to the terms of this Settlement.

         14. This Settlement is not and shall not be deemed to be a solicitation for acceptances of the Consensual Plan. The acceptances of the parties hereto will not be solicited until such parties have received the disclosure statement and related ballot for the Consensual Plan, as approved by the Court.

         15. If confirmation of the Consensual Plan is denied despite the best efforts of the parties hereto, the Debtors and each Committee reserve the right to propose and promote alternate plans of reorganization that may revoke or rescind any provision of this Settlement made provisional upon confirmation of the Consensual Plan or to seek to convert the Bankruptcy Cases to cases under chapter 7 of the Bankruptcy Code.

                                     General
                                     -------

         16. Nothing herein shall affect the releases effected in the Senior Claimant Settlement Agreement. In addition to the BE's rights as estate representative with respect to the Controlling Shareholders Related Litigation, the Consensual Plan shall provide that the Bondholders shall reserve and preserve their subrogation rights, if any, arising from payments made under the Senior Claimant Settlement Agreement on account of Senior Indebtedness under the Bond Indentures (the "Subrogation Rights"); PROVIDED, however, that the Bondholders shall not be entitled to any recovery from the Debtors, the estates, the Committees or their successors or constituents or any party signatory to the Senior Claimant Settlement Agreement on account of any such Subrogation Rights; and PROVIDED FURTHER, that if any of the defendants in the Controlling Shareholders Related Litigation assert claims against the Debtors, the Debtors' estates or the GCE as a result of the Bondholders or the BE asserting their Subrogation Rights against such defendants, then such claims shall be considered claims in the Controlling Shareholders Related Class. The BE agrees to limit the assertion of Subrogation Rights to persons who are defendants in the Controlling Shareholders Related Litigation.

         17. Notwithstanding anything to the contrary herein, no release or waiver contained in this Settlement shall be deemed to or shall apply to any rights or obligations arising under this Settlement or prevent the enforcement by any party hereto of its rights hereunder.

         18. This Settlement forms the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous written and oral agreements, discussions and representations, except for the Senior Claimant Settlement Agreement. Unless and until this Settlement is executed by all parties and the Motion is approved by the Court, no representations or statements herein shall be binding on any party hereto.

         19. Each party hereto (other than the law firm signatories and, with respect to the representations and warranties solely applicable to parties holding or prosecuting claims in the Bankruptcy Cases, the Debtors and the Committees) represents and warrants that the following statements are true, correct and complete as of the date hereof:

         (i) It is duly organized, validly existing, and in good standing under the laws under which it is organized, and has all requisite corporate, partnership, statutory or LLC power and authority to enter into this Settlement and to carry out the transactions contemplated by, and perform its respective obligations under, this Settlement.

         (ii) The execution and delivery of this Settlement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership, statutory or LLC action on its part.

         (iii) The execution, delivery and performance by it of this Settlement do not and shall not (a) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

         (iv) The execution, delivery and performance by it of this Settlement do not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than the approval of the Court, in the case of the Debtors.

         (v) Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Settlement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms.

                (vi) As of the date hereof, (i) it is the beneficial owner of, or holder of investment and/or prosecution authority over, the claims against the Debtors that it has agreed to settle in accordance with the terms of the Consensual Plan, and beneficially owns, or has investment authority and/or prosecution authority over, no other claims and
                        (ii) no other entity other than itself (or the party or parties on whose behalf it exercises investment and/or prosecution authority) has any interest in any of the claims being settled hereby.

         20. This Settlement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction. By its execution and delivery of this Settlement, each of the parties hereto (other than the law firm signatories) hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Settlement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may and shall be brought solely and exclusively before the Court, or before such successor court as may gain jurisdiction over the Bankruptcy Cases. Notwithstanding the preceding sentence, each party agrees that the Honorable Randall Newsome shall retain jurisdiction to interpret the terms of this Settlement as between the parties hereto and supplementary jurisdiction to enforce the Settlement as between the parties hereto; each party agrees to comply with requests from other parties hereto to participate in such proceedings, and each party hereto agrees to bring disputes over interpretation to Judge Newsome.

         21. It is understood and agreed by each of the parties hereto (other than the law firm signatories) that money damages would not be a sufficient remedy for any breach of this Settlement by any such party and each non-breaching party hereto shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

         22. This Settlement may not be modified, amended or supplemented without the prior written consent of the parties affected thereby. This Settlement shall be binding upon and inure to the benefit of the respective successors, predecessors, heirs, assigns, officers, directors, shareholders, employees, agents and attorneys of the parties hereto to the extent permitted by law.

         23. This Settlement may be executed by facsimile and in counterparts, each of which shall be an original, and all of which taken together shall constitute one document.

         24. Subject to the terms hereof, this Settlement shall be binding and effective immediately and without delay upon approval by the Court, notwithstanding any provision under the Bankruptcy Code or otherwise that would impose a stay or waiting period prior to the effectiveness of such order, any of which is hereby waived for cause by the Court.

         25. This Settlement shall be appended to and incorporated into the Consensual Plan.

                                   Signatures
                                   ----------


AGREED AS OF THE DATE LAST WRITTEN BELOW:


DEBTORS:                          AT HOME CORPORATION, on its own
                                  behalf and on behalf of its affiliate debtors:


                                  By: /s/ Terri Curtis
                                      --------------------------------
                                  Its: VP Controller & Acting CFO


Approved as to form:              O'MELVENY & MYERS LLP


                                  By: /s/ Suzzanne Uhland
                                      ------------------------------------
                                  Counsel to At Home Corporation, et al.,
                                  Debtors and debtors in possession

OFFICIAL COMMITTEE OF UNSECURED
CREDITORS


                                       By: /s/ Jay Paul
                                           -------------------------------------
                                           Pacific Shores Development


                                       By: /s/ Craig S. Frost
                                           -------------------------------------
                                                     Member


                                       By: /s/ Ananya Mukherjee
                                           -------------------------------------
                                                     Member


                                       By: /s/ Kelli J. Bohuslav
                                           -------------------------------------
                                           Dun & Bradstreet RMS Agent for EMC
                                           Corporation Member of Creditor's
                                           Committee.


                                       By: /s/ Elliot Brecher
                                           -------------------------------------
                                           Insight Communications Company, L.P.
                                           by its general partner Insight
                                           Communications Company, Inc.
                                           Elliot Brecher, Sr. VP & General
                                           Counsel



Approved as to form:                   McNUTT & LITTENEKER, LLP


                                       By: /s/ Rebecca U. Litteneker
                                           -------------------------------------
                                           Rebecca Litteneker
                                       Counsel to Official Committee of
                                       Unsecured Creditors

OFFICIAL COMMITTEE OF UNSECURED
BONDHOLDERS


                                       By: /s/ Neal Goldman
                                           -----------------------------------
                                                     Member
                                           on behalf of Mackay Shields LLC


                                       By: /s/ Paul Giordano
                                           -----------------------------------
                                                     Member
                                           Paul Giordano: Creedons Keller &
                                           Partners


                                       By: /s/ John Georgantas
                                           -----------------------------------
                                           Lydian Overseas Partner


                                       By: /s/ Geoffrey Raynor
                                           -----------------------------------
                                           Geoffrey Raynor, President
                                           R2 Investments, LOC
                                           By: Amalgamated Gadget, L.P. as
                                               Investment
                                           By: Scepter Holdings, Inc., its
                                               General Partner Manager


By: /s/ Kathleen Nealon                By: /s/ Peter Jinks
    KATHLEEN NEALON                        -----------------------------------
    PRINCIPAL                              CHIEF FINANCIAL OFFICER
                                           Everest Capital Senior Debt Fund
                                           L.P.



Approved as to form:                   PACHULSKI, STANG, ZIEHL, YOUNG & JONES
                                       PC


                                       By: /s/ William Weintraub
                                           -----------------------------------
                                               William Weintraub
                                       Counsel to Official Committee of
                                       Unsecured Bondholders

                                   EXHIBIT B

                                       TO

                              DEBTORS' JOINT PLAN

                                 OF LIQUIDATION

AT HOME CORPORATION
2002 INSURANCE POLICIES


COVERAGE TYPE                                POLICY #            CARRIER                                 EFFECTIVE DATES
-------------                                --------            -------                                 ---------------
COMMERCIAL PACKAGE
  PROPERTY                                   3539-09-08 PLE      FEDERAL INSURANCE CO./CHUBB             12/31/01 - 9/1/02
  GENERAL LIABILITY
  CRIME

AUTO LIABILITY                               (02) 7323-76-84     FEDERAL INSURANCE CO./CHUBB             12/31/01 - 9/1/02

FOREIGN PACKAGE                              3577-94-26          GREAT AMERICAN/CHUBB                    12/31/01 - 9/1/02
  GENERAL LIABILITY
  EXCESS AUTO
  FOREIGN VOLUNTARY WC

UMBRELLA                                     7981-87-82          FEDERAL INSURANCE CO./CHUBB             12/31/01 - 9/1/02

WORKERS' COMPENSATION                        154420-02           REPUBLIC INDEMNITY                      1/31/02 - 9/1/02
  CA ONLY
WORKERS' COMPENSATION                        WC617116            GREAT AMERICAN                          1/31/02 - 9/1/02
  ALL OTHER STATES
FIDUCIARY LIABILITY                          8190-52-70          FEDERAL INSURANCE CO./CHUBB             12/31/01 - 9/1/02

2002 DIRECTORS & OFFICERS LIABILITY          YXB002358           GENESIS INSURANCE COMPANY               7/8/01 - 7/8/02
                                             MAG2470028810000    CLARENDON AMERICA INSURANCE COMPANY
                                                                   (MAG GLOBAL FINANCING PRODUCTS)
                                             CKX0005084-00       NORTH AMERICAN SPECIALTY INSURANCE
                                                                   Company (American International
                                                                   Group, Inc.)*
                                             QB405901            Lloyd's of London
                                             ELU82554-01         XL Specialty Insurance Company
                                                                   (Executive Liability Underwriters)

2001 DIRECTORS & OFFICERS LIABILITY          468-76-83           National Union Fire Insurance Company   7/8/01 - 7/8/03
DISCOVERY PROGRAM                                                  of Pittsburge, PA (AIG Technical
                                                                   Services, Inc.)
                                             YXB002112A          Genesis Insurance Company

*AIG purchased Axcelera

                         UNITED STATES BANKRUPTCY COURT
                     For The Northern District Of California

                                                    Honorable Thomas E. Carlson
In re
                                                    Chapter 11


AT HOME CORPORATION,                                Case No. 01-32495-TC
MATCHLOGIC, INC.                                    Case No. 01-32496-TC
AT HOME NETWORK                                     Case No. 01-32497-TC
EXCITE AT HOME CANADA, INC.                         Case No. 01-32498-TC
ATHOME.NET                                          Case No. 01-32499-TC
INTERNET MERCHANDISING, INC.                        Case No. 01-32500-TC
DATAINSIGHT, INC.                                   Case No. 01-32501-TC
INTERNET YELLOW PAGES                               Case No. 01-32502-TC
MAC CORPORATION                                     Case No. 01-32503-TC
AT HOME                                             Case No. 01-32504-TC
AT HOME HOLDINGS CORPORATION                        Case No. 01-32505-TC
R AND R ADVERTISING, INC.                           Case No. 01-32506-TC
CABOT RICHARDS AND REED                             Case No. 01-32507-TC
POGO ACQUISITION CORPORATION                        Case No. 01-32508-TC
IMALL SERVICES, INC.                                Case No. 01-32509-TC
CHAUTAUQUA PUBLISHING GROUP                         Case No. 01-32510-TC
IMALL CONSULTING, INC.                              Case No. 01-32511-TC
EXCITE SARL                                         Case No. 01-32512-TC
PHYSICOMP                                           Case No. 01-32513-TC
KENDARA, INC.                                       Case No. 01-32514-TC
NARRATIVE COMMUNICATIONSCORPORATION                 Case No. 01-32515-TC
CLASSIFIEDS 2000, INC.                              Case No. 01-32516-TC
NETBOT, INC.                                        Case No. 01-32517-TC
WEBSHOTS CORPORATION                                Case No. 01-32518-TC
EXCITE AT HOME WORK.COM HOLDINGS                    Case No. 01-32519-TC
FULL FORCE SYSTEMS, INC.                            Case No. 01-32520-TC
THE MCKINLEYGROUP, INC.                             Case No. 01-32521-TC
WORLDPRINTS.COM INTERNATIONAL                       Case No. 01-32522-TC
IMALL, INC.                                         Case No. 01-32523-TC
JOIN SYSTEMS, INC.                                  Case No. 01-32524-TC
PURE PAYMENTS, INC.                                 Case No. 01-32525-TC

              Debtors.

           FIRST AMENDMENT TO DEBTORS' JOINT PLAN OF LIQUIDATION DATED
                 AS OF MAY 1, 2002 (JUNE 18, 2002 MODIFICATION)

--------------------------------------------------------------------------------
              FIRST AMENDMENT TO DEBTORS' JOINT PLAN OF LIQUIDATION

ROBERT J. WHITE
SUZZANNE UHLAND
VICTORIA A. GRAFF
KAREN RINEHART
AUSTIN K. BARRON
BRIAN M. METCALF
O'MELVENY & MYERS LLP
400 South Hope Street
Los Angeles, CA  90071-2899
Telephone: (213) 430-6000
Facsimile: (213) 430-6407
Counsel for the Debtors


                                       2
--------------------------------------------------------------------------------
              FIRST AMENDMENT TO DEBTORS' JOINT PLAN OF LIQUIDATION

         I. The following is appended to and incorporated in the Debtors' Joint

Chapter 11 Plan of Liquidation Dated as of May 1, 2002 (June 18, 2002

Modification) as Article 12.N therein:

                                   ARTICLE 12
                            ADMINISTRATIVE PROVISIONS

12.N:  PRECONFIRMATION AMENDMENTS
-----  --------------------------

         Notwithstanding anything to the contrary in this Plan, the following provisions shall apply to this Plan and shall supersede any inconsistent provision herein, including without limitation any such provision contained in the Committee Settlement Agreement:

         (1) The Bondholders' Liquidating Trust shall act as the disbursing agent for Classes 5a, 5b and 5c, and the term "Bondholders' Disbursing Agents" shall be read to mean the Bondholders' Liquidating Trust or the entity or entities designated by the Bondholders' Liquidating Trust to act as disbursing agent(s) for Classes 5a, 5b and 5c. Initially the Bondholders' Disbursing Agents for Classes 5a and 5b shall be the respective Indenture Trustee for the holders of claims in each such Class, and the Disbursing Agent for Class 7 shall be the Class 7 Committee (as defined herein). The expenses of each Disbursing Agent under the Plan shall be paid solely out of the funds available for distribution by such Disbursing Agent. Classes 6 and 7 shall be bound in all respects to the terms of the Plan, including without limitation, Section 7.H. The Bondholders' Liquidating Trust and its successors and designees shall have the same obligations and duties with respect to the administration of Class 5c Claims as is owed by a debtor in possession to a creditor prior to the confirmation of a plan.

         (2) The Bankruptcy Court shall, in addition to all other matters described in the Plan, retain jurisdiction to approve or disapprove any settlement, sale or other disposition of the Controlling Shareholders Related Litigation, or any material portion thereof, and notwithstanding any other provision of applicable law relating to such Litigation, no such settlement shall be effective unless and until approved by an order of the Bankruptcy Court, which shall approve such settlement if it meets the standards for approval of a settlement under Bankruptcy Rule 9019. Any proceeding brought before the Bankruptcy Court to approve such a settlement shall be commenced by a motion pursuant to Bankruptcy Rule 9019 and shall be noticed to the Class 7 Committee, who shall have the right to participate and be heard in such proceeding.

         (3) The Bankruptcy Court shall appoint a committee consisting of the holders of Claims and Interests in Class 7 (the "Class 7 Committee"), which shall initially consist of the members of the Official Committee of Equity Interests appointed in the Bankruptcy Cases on or about June 3, 2002. The sole purpose of the Class 7 Committee with respect to the Controlling Shareholders Related Litigation shall be considering any settlement, sale or other disposition of the Controlling Shareholders Related Litigation and representing the interests of the members of Class 7 in any proceeding before the Bankruptcy Court to approve settlements in accordance with the preceding subparagraph (2). The Class 7 Committee (through its counsel) will be provided by the Bondholders' Liquidating Trust with copies of all pleadings and other publicly available papers filed in the Controlling Shareholders Related Litigation. In addition, in the event of a settlement offer by the defendants in the Controlling Shareholders Related Litigation that, in the judgment of the Bondholders' Liquidating Trust may be accepted, the

Bondholders' Liquidating Trust shall inform the Class 7 Committee of such offer, prior to acceptance of such offer, and will consider the position of the Class 7 Committee with respect thereto; provided, however, that the Bondholders' Liquidating Trust shall have the full and exclusive authority to accept or reject proposals for settlement, sale or other disposition of the Controlling Shareholders Related Litigation and to conduct negotiations in connection therewith. (Any settlement, sale or other disposition is subject, as stated above, to court approval upon notice of motion to the Class 7 Committee, which shall have the right to participate and be heard in such proceeding.) The Class 7 Committee shall have no right to intervene in the Controlling Shareholders Related Litigation. From and after the Effective Date, fees and expenses of the Class 7 Committee shall be payable by the Bondholders' Liquidating Trust in the amount determined by the Court, on motion noticed to the Bondholders' Liquidating Trust, to be reasonably necessary for the limited duties that the Class 7 Committee is charged with performing under the Plan. Neither the Class 7 Committee nor its professionals shall be entitled to seek from any other party any further payment or reimbursement for any fees or expenses incurred in connection with the Chapter 11 Cases from and after the Effective Date.

         (4) The holders of Allowed Bondholder Claims shall, on account of such Claims, have no claim upon or right to receive any proceeds of the Controlling Shareholders' Related Litigation in excess of the Bondholders' Maximum Recovery. Any such excess proceeds shall instead be distributed first to the holders of Allowed Class 6 Claims in proportion to their Ratable Share of all Class 6 Claims until such Claims are paid in full (including any interest to which the holders of such Claims may be entitled as determined by Final Order), and thereafter to the holders of Allowed Class 7 Claims and Interests in proportion to their Ratable Share (as determined by Final Order) of all such Claims and Interests. As used in this subsection 12.N(4), "Bondholders' Maximum Recovery" shall mean (a) the amount of all Allowed Bondholder Claims PLUS (b) the amount of all Allowed General Unsecured Claims PLUS (c) the amount of all Allowed Controlling Shareholders Related Claims PLUS (d) an amount equal to the interest on the unpaid amount of all Allowed Bondholder Claims, all Allowed General Unsecured Claims and all Allowed Controlling Shareholders Related Claims calculated at the contract or judgment rate (as determined by Final Order of the Bankruptcy Court) from the Petition Date until the Effective Date and, for the period from the Effective Date until the date all such Claims are irrevocably paid in full, at a rate to be determined by Final Order of the Bankruptcy Court at a hearing on notice to the Class 7 Committee, who shall have the right to participate and be heard in such proceeding PLUS (e) costs of the Controlling Shareholders Related Litigation, including all attorneys fees and compensation; LESS (x) the amount distributed by the Bondholders' Liquidating Trust to the holders of Allowed Bondholder Claims from portions or proceeds of the Bondholders' Distribution other than the Controlling Shareholders Related Litigation LESS (y) the amount distributed by the Bondholders' Liquidating Trust to the holders of Allowed Controlling Shareholders Related Claims LESS (z) the amount distributed by the General Unsecured Creditors' Liquidating Trust to the holders of Allowed General Unsecured Claims (not to exceed the amount of all Allowed General Unsecured Claims (including interest thereon as determined by the preceding clause (c)).

         (5) In connection with any settlement or judgment rendered with respect to the Controlling Shareholders Related Litigation, the Bondholders' Liquidating Trustee may, as appropriate and necessary, seek early determination or estimation of the Bondholders' Maximum Recovery by the Bankruptcy Court at a hearing on notice to the Class 7 Committee, who shall have the right to participate and be heard in such proceeding.

         (6) Promethean shall be deemed to and shall have in the Bankruptcy Cases an Allowed Promethean Secured Claim of $52,800,000, of which $50,000,000 has previously been paid, and Promethean shall receive a cash payment in the remaining amount of $2,800,000 plus $200,000 (such $200,000 being the "Additional Amount"), which aggregate payment will be paid by the Debtors one business day after the Confirmation Order is both (i) entered and (ii) with respect to this paragraph of the Plan, is unstayed. In addition, Promethean shall have an Allowed Class 5a Claim of $3,350,079.32 and an Allowed Class 5b Claim of $1,649,920.68 (which Claims shall be in addition to the Claims allowed pursuant to Articles 4.E.1 and 2 herein; provided that such Class 5a and 5b Claims shall only be entitled to share in distributions out of any proceeds from or in connection with the Controlling Shareholders Related Litigation). The Additional Amount shall be paid out of the Bondholder Distribution. In consideration of the foregoing, Promethean shall assign and shall for all purposes be deemed to have assigned all rights of action and rights to receive proceeds from any causes of action, claims or accounts receivable, whether prepetition or postpetition, of Promethean arising out of or relating to the Promethean Convertible Notes and the transaction documents in connection therewith, against any party other than the Debtors, whether arising under state or federal law, including, but not limited to, breach of fiduciary duty claims and claims under section 16(b) of the Securities Exchange Act of 1934, as amended, each subject to and net of any counterclaims, cross-claims or impleaders (collectively, the "Promethean Litigation") to the Bondholders' Classes jointly, which Promethean Litigation shall be deemed part of the Controlling Shareholders Related Litigation. In no event may the Bondholders Classes, the holder of any Claim therein or any person claiming for or under any of the foregoing assert any Claim assigned to them by Promethean as a Class 5d Claim or a Senior Claim. Promethean shall not be entitled to any further distributions or payments from the Debtors or the Liquidating Trusts, under the Plan or otherwise, other than as set forth in this subparagraph (6), and when the Confirmation Order becomes a Final Order, and the payment as provided in this subparagraph (6) has been made, any and all (a) proofs of claim filed in the Bankruptcy Cases asserting Promethean's Claims, (b) all motions, orders and other pleadings in the Bankruptcy Cases seeking or requiring payment or enforcement of Promethean's Claims, including administrative expenses, shall each automatically be vacated and dismissed with prejudice and without further action of the Bankruptcy Court and (c) the payment as provided in this subparagraph (6) shall become nonprovisional. When the Confirmation Order becomes a Final Order and payment of the Allowed Promethean Secured Claim and the Additional Amount has been made, Promethean shall waive and release any right, claim or argument it may have, including any right against the Indenture Trustees or the holders of the Convertible Notes and the Zero Coupon Notes, to assert that any of its Claims, other than the Allowed Promethean Secured Claim and the Additional Amount, constitute Senior Indebtedness under the Bond Indentures and such Claims shall be deemed for all purposes not to be or constitute Senior Indebtedness under the Bond Indentures. The Debtors and the Trade Committee shall have no claim against the Bondholders or Promethean, whether arising from subrogation or otherwise, in connection with Promethean and the settlement provided for hereunder. Promethean shall cooperate in all respects with prosecution of the Controlling Shareholders Related Litigation and, if reasonably requested, shall provide documents and testimony in connection therewith, provided that nothing herein shall modify Promethean's rights and obligations under the Federal Rules of Civil Procedure and applicable local court rules. The Indenture Trustees and the holders of the Convertible Notes and the Zero Coupon Notes shall each be intended third party beneficiaries of this subparagraph (6).

         (7) The Debtors or the At Home Liquidating Trust, as the case may be, reserve the right to seek the assumption or rejection of any executory contracts under section 365(a) of the Bankruptcy Code if it is determined by Final Order after the Effective Date that (i) the deemed rejection of such contracts under the Plan would affect any vested property rights of the Debtors or (ii) any agreement entered into by the Debtors postpetition that is or is part of a prepetition executory contract of the Debtors, and the time within which the Debtors or the At Home Liquidating Trust, as the case may be, may seek to assume or reject any such agreement shall be tolled for thirty Business Days after the date on which the order making such determination becomes a Final Order.

         (8) Nothing in Section 12.C shall release the Debtors or any responsible persons from liability, if any, for the failure to file tax returns or pay tax liabilities to the Commonwealth of Pennsylvania or the State of Texas.

         (9) On the Effective Date of the Plan, all right, title and interest of the Debtors and the Estates in and to the Controlling Shareholders Related Litigation shall be assigned and transferred to the Bondholders' Liquidating Trust and/or the Bondholders' Liquidating Trustee as trustee under the Bondholders' Liquidating Trust and, thereafter, the Bondholders' Liquidating Trustee and the Bondholders' Liquidating Trust shall be deemed to be the successor to the Debtors and the Estates for all purposes relating to the prosecution or settlement of the Controlling Shareholders Related Litigation, or for any other purpose, and the Bondholders' Liquidating Trust and/or the Bondholders' Liquidating Trustee as trustee under the Bondholders' Liquidating Trust and on behalf of the Bondholders' Liquidating Trust may sue in the name of and on behalf of the Debtors and the Estates the same as if the Controlling Shareholders Related Litigation had never been transferred and assigned by the Debtors and the Estates.

         (10) On the Effective Date of the Plan, all right, title and interest of the Debtors and the Estates in and to the Estate Litigation shall be assigned and transferred to the General Unsecured Creditors' Liquidating Trustee under the General Unsecured Creditors' Liquidating Trust and, thereafter, the General Unsecured Creditors' Liquidating Trustee and the General Unsecured Creditors' Liquidating Trust shall be deemed to be the successor to the Debtors and the Estates for all purposes relating to the prosecution or settlement of the Estate Litigation, or for any other purpose, and the General Unsecured Creditors' Liquidating Trustee on behalf of the General Unsecured Creditors' Liquidating Trust may sue in the name of and on behalf of the Debtors and the Estates the same as if the Estate Litigation had never been transferred and assigned by the Debtors and the Estates.

         (11) In prosecuting the Controlling Shareholders Related Litigation for the benefit of the holders of Allowed Claims in Classes 5a, 5b, 5c and 6, and the holders of Allowed Claims and Interests in Class 7, the Bondholders' Liquidating Trust shall have the same duties and responsibilities to those holders as a debtor in possession who is prosecuting claims and causes of action of the estate prior to confirmation of a plan has to the parties with claims against or interests in the estate.

         (12) Article 12.C of the Plan shall be stricken and replaced in its entirety by the following:

                  Neither At Home, the Bondholders' Committee, the General Creditors' Committee, the Equity Committee, nor the At Home Liquidating Trust, the Creditor Representatives or the Class 7 Committee, nor their respective officers, directors, employees, attorneys, advisors, members, shareholders, fiduciaries or agents (including any professionals retained by such persons), nor any of their respective predecessors or successors, shall be subject to suit by or from any holder of a Claim or Interest or any other entity for any act or omission in connection with, or arising out of, the Chapter 11 cases, the pursuit of approval of the Disclosure Statement or the solicitation of votes for or confirmation of this Plan or consummation or administration of this Plan or the property to be distributed under this Plan, unless such suit shall be commenced in all instances before the Bankruptcy Court, which Court shall have original jurisdiction over all such suits; PROVIDED, however, that nothing in this Article 12.C shall prohibit or prevent any defendant in the Controlling Shareholders Related Litigation or the Estate Litigation from arguing that such acts or omissions constitute or support defenses to liability under such Litigation (or the amount or existence of damages arising from such liability), nor prohibit or prevent the plaintiffs in such Litigation from arguing that previous orders and/or rulings of the Bankruptcy Court in the Chapter 11 Cases precludes any such defense.

         (13) The holders of Allowed Claims and Interests in Classes 6 and 7 shall be bound by the provisions of Section 7.H. hereto (relating to the Bondholders' Liquidating Trust) and the provisions of the Bondholders' Liquidating Trust Agreement.

         (14) Notwithstanding anything to the contrary herein, the Class 7 Committee may negotiate an arrangement with the Bondholders' Liquidating Trustee to provide for a portion of the proceeds of the Controlling Shareholders Related Litigation in excess of the Bondholders' Maximum Recovery to be paid or transferred to the holders of Allowed Class 5a and 5b Claims and/or the legal counsel prosecuting the Controlling Shareholders Related Litigation. Under such an arrangement, if made, proceeds of the Controlling Shareholder Related Litigation that would have otherwise been distributable to the holders of Allowed Claims and Interests in Class 7 would instead be paid to the holders of Allowed Class 5a and 5b Claims and/or the legal counsel prosecuting the Controlling Shareholders Related Litigation. Any such arrangement shall be subject to approval of the Bankruptcy Court upon notice to the holders of Claims and Interests in Class 7 and an opportunity for a hearing.

         (15) Article 9.F of the Plan is amended as follows. The first sentence of Article 9.F is amended to add the phrase ", and subject to any rights of setoff or recoupment" immediately following the phrase "holder of such Claim". The remainder of Article 9.F following the first sentence is stricken in its entirety and deemed replaced with the Stipulation And Order Resolving Objection Of AT&T Corp. To Debtors' Joint Plan Of Liquidation And Creating Reserves In Connection Therewith entered into on or about August 14, 2002 by and among AT&T, the Bondholders' Committee and the Debtors (the "AT&T Stipulation"), which shall be and is incorporated herein by this reference.

         (16) If after all fees and expenses of the General Unsecured Creditors' Liquidating Trust and the Contested Claims Reserve have been paid in full, all holders of Allowed General Unsecured Claims actually receive distributions equal to 100% of their Allowed Claims, with interest as provided by further Order of the Bankruptcy Court, the General Unsecured Creditors' Liquidating Trustee and the trustee of the Contested Claims Reserve shall seek instructions from the Court concerning the disposition of any remaining assets of such trusts. For purposes of the preceding sentence, the amount of distributions "actually receive[d]" shall not be reduced by any tax that may be owed, paid or withheld by any recipient. Notwithstanding anything to the contrary in this Plan, any fees incurred by any party with respect to any such remaining assets of the General

Unsecured Creditors' Liquidating Trust or the Contested Claims Reserve shall be paid, if at all, from any such remaining assets. In no event will the General Unsecured Creditors' Liquidating Trustee or the trustee of the Contested Claims Reserve have any obligation to make disbursements to any holder of any Claim or Interest other than a holder of an Allowed Class 5d Claim. The preceding sentence does not alter Section 4.E.6.

         II. In addition to the inclusion of new Article 12.N as stated above,

the following technical amendments are incorporated in the Debtors' Joint

Chapter 11 Plan of Liquidation Dated as of May 1, 2002 (June 18, 2002

Modification):

         (A) The text of Article 1.A(38) shall be stricken in its entirety and replaced with the following text: "The trust established in accordance with Section 7.G. of this Plan and that may act as a Disbursing Agent for the General Unsecured Creditors' Class."

         (B) The text of Article 7.G.5 shall be stricken in its entirety and replaced with the following text: "On the initial and any subsequent date for distribution to the holders of Allowed General Unsecured Claims in accordance with Articles 7 and 8 of this Plan, the appropriate General Unsecured Creditors' Disbursing Agent(s) shall distribute to the Contested Claims Reserve the Ratable Share of any Contested General Unsecured Claims. As soon as practicable after (and to the extent) a Contested General Unsecured Claim becomes an Allowed Claim, the appropriate General Unsecured Creditors' Disbursing Agent(s) shall make distribution to such holder based on the Ratable Share already distributed to all holders of Allowed General Unsecured Claims. The appropriate General Unsecured Creditors' Disbursing Agent(s) shall thereafter make payments to such holder based on the Ratable Share of the Allowed Claim and in accordance with the provisions of this Plan."

         (C) The reference in Article 7.G.7 to "this Section 7.G.9" shall be amended to refer to "this Section 7.G.7."

         (D) The penultimate sentence in Article 7.G.7 shall be stricken in its entirety and replaced with the following text: "The Contested Claims Reserve shall also be deemed a `liquidating trust' for all purposes under state and federal securities laws."

         (E) The phrase "for purposes of receiving distributions under the Plan" in the fourth sentence of Article 7.G.1 shall be stricken.

         (F) The phrase "and deemed null and void and of no further force and effect" in the first sentence of Article 8.K shall be stricken.

         (G) The phrase "(subject to Section 12.N. hereof)" shall be inserted in Article 7.C.1 immediately following the phrase "Controlling Shareholders Related Litigation".

         (H) The second sentence in Article 7.H.1 shall be stricken in its entirety and replaced with the following text: "Subject to
                  Section 7.H.5 hereof, the
                  holders of Allowed Bondholder Claims shall be the sole beneficiaries of the Bondholders' Liquidating Trust, with each such holder holding its interest therein in proportion to its Ratable Share of all Allowed Bondholder Claims (after giving effect to the relative rights to receive payments from the Bondholders' Distribution set forth in this Plan)."

         (I) The text of Article 7.H.5 shall be stricken in its entirety and replaced with the following text:

                  5. FEDERAL INCOME TAX TREATMENT OF TRANSFER OF TRUST ASSETS

                           a) In accordance with Sections 7.C.1. and Section
                  12.N. hereof, the transfer of the Trust Assets to the Bondholders' Liquidating Trust is for the purpose of effectuating the distribution of proceeds from the liquidation of the Trust Assets to the holders of the Bondholders' Claims and to holders of Allowed Claims and Interests in Classes 6 and 7. Accordingly, for federal income tax purposes, the holders of the Bondholders' Claims and the holders of Allowed Claims and Interests in Classes 6 and 7 will be treated as, and shall report consistent with the treatment as, beneficiaries of the Bondholders' Liquidating Trust.

                           b) For federal income tax purposes, the transfer of
                  the Liquidating Trust Assets to the At Home Liquidating Trust, the Bondholders' Liquidating Trust and the General Unsecured Creditors' Liquidating Trust shall be made, as provided herein, for the benefit of the holders of Allowed Claims in Classes 5a and 5b jointly, Class 5d or Class 6, or Allowed Claims and Interests in Class 7, as the case may be. In this regard,

                                    (i) the Liquidating Trust Assets of the At
                           Home Liquidating Trust Assets shall be treated as transferred to such holders of Allowed Claims in Classes 5a and 5b jointly and Class 5d (and the Contested Claims Reserve) and then by them to the At Home Liquidating Trust;

                                    (ii) the Liquidating Trust Assets of the
                           Bondholders' Liquidating Trust (which includes the Controlling Shareholder's Related Litigation) shall be treated as transferred by the Debtors to the holders of the Bondholders' Claims and the holders of Allowed Claims in Classes 6 and 7 in accordance with their respective economic interests therein, and then immediately transferred by such holders to the Bondholders' Liquidating Trust, together with the beneficial interest in the At Home Liquidating Trust deemed received by the holders of Bondholders' Claims, in exchange for the beneficial interests in the Bondholders' Liquidating Trust; and

                                    (iii) the Liquidating Trust Assets of the
                           General Unsecured Creditors' Liquidating Trust shall be treated as transferred by the Debtors to the holders of Allowed General Unsecured Claims in accordance with their respective interests therein, and then immediately transferred by such holders to the General Unsecured Creditors' Liquidating Trust, together with their beneficial interest in the At Home Liquidating Trust deemed received by such holders, in exchange for the beneficial interests in the General Unsecured Creditors' Liquidating Trust. Upon the transfer of the Liquidating Trust Assets, the Debtors shall have no further interest in or with respect to the Liquidating Trust Assets or the Liquidating Trusts.

                           c) For federal income tax purposes, all parties
                  (including, without limitation, the Debtors, the Liquidating Trustees, the holders of Allowed Claims and Interests, the Creditor Representatives and the Disbursing Agents) shall treat the transfer of Liquidating Trust Assets to each Liquidating Trust, in accordance with the terms of this Plan, as a transfer to the holders of Allowed Claims and Interests that have a beneficial interest in such Liquidating Trust, in each case followed by a transfer of such assets by such holders to the respective Liquidating Trust, and the beneficiaries of Liquidating Trust shall be treated as the grantors and owners thereof.

         (J) The text of Article 7.H.7 shall be stricken in its entirety and replaced with the following text:

                           7. VALUATION OF ASSETS. As soon as possible after the
                  Effective Date, each Liquidating Trust Committee shall inform the relevant Liquidating Trustee and the At Home Liquidating Trustee, in writing, of the fair market value of the relevant Liquidating Trust Assets transferred to the Liquidating Trust based on the good faith determination of such Liquidating Trust Committee (other than the Controlling Shareholders Related Litigation and the Estate Litigation, which are of indeterminant value). The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Liquidating Trustees, the holders of Allowed Claims and Interests and the Disbursing Agents) for all federal income tax purposes.

         (K) The phrase "Each Liquidating Trustee shall distribute at least annually to the holders of the beneficial interests in the Liquidating Trust, in accordance with such holders' relative beneficial interests in the Liquidating Trust, all cash on hand (including, with respect to the At Home Liquidating Trust, Net Available Cash);" in Article 7.H.9 shall be stricken and replaced with the following text: "Each Liquidating Trustee shall distribute at least annually to the holders of the beneficial interests in the Liquidating Trust (and, in the case of the Bondholders' Liquidating Trust with respect to any excess proceeds from the Controlling Shareholders' Related Litigation, to holders of Allowed Claims and Interests in Classes 6 and 7), in accordance with such holders' relative beneficial interests in the Liquidating Trust, all cash on hand (including all net cash income plus all net cash proceeds from the liquidation of Trust Assets, including as cash for this purpose, all permissible investments described in Section 7.H.8 hereof, and with respect to the At Home Liquidating Trust, Net Available
                  Cash);". The remainder of Article 7.H.9 shall remain unchanged.

         (L) The reference to "General Unsecured Creditors' Liquidating Trust" in the first sentence of Article 9.A shall be stricken and replaced with "General Unsecured Creditors' Liquidating Trust or the Contested Claims Reserve, as the case may be,".

Dated:   San Mateo, California         Respectfully submitted,
         August 12, 2002
                                       AT HOME CORPORATION,
                                       on behalf of the Debtors and
                                       Debtors-in-Possession



                                       /S/ Jacquelyn Crawford
                                       -----------------------------------------
                                       By:      Jacquelyn Crawford
                                       Its:     Treasurer and Responsible Person

                                       10